                                  IMATEC, LTD.
                              150 East 58th Street
                            New York, New York 10155

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Imatec, Ltd:


An Annual Meeting of Stockholders (the "Annual Meeting") of Imatec, Ltd., a Delaware corporation (the "Company") will be held at the offices of the Company, 150 East 58th Street, New York, New York, at __ a.m., Eastern Daylight Savings Time, on December ___, 1997, for the following purposes:

               1. To approve the sale of the Company's current business to the Company's current President, Chief Executive Officer, Chairman of the Board and Secretary and ratify the Board of Directors actions in connection therewith;

               2.   To elect the Board of Directors for the ensuing year;

               3. To ratify and approve the appointment of Most Horowitz & Company as independent public accountants for the fiscal year ending December 31, 1997; and


               4. To transact such other business as is properly brought before the meeting.


All stockholders are invited to attend the meeting. Stockholders of record at the close of business on November 17, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 150 East 58th Street, New York, New York 10155.


Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                         By Order of the Board of Directors


                                         Neal Factor
                                         Director

New York, New York
November ___, 1997

                             YOUR VOTE IS IMPORTANT
                PLEASE MARK, DATE, AND SIGN YOUR PROXY AND RETURN
                      IT PROMPTLY IN THE ENCLOSED ENVELOPE

                                TABLE OF CONTENTS


PROXY STATEMENT SUMMARY...................................................................................        1

INTRODUCTION..............................................................................................        1
         Matters for Consideration at the Annual Meeting..................................................        1
                   Voting Rights and Proxy Information....................................................        2
                   No Appraisal Rights....................................................................        3
                   Forward-Looking Statements Regarding the Company.......................................        3
         Available Information............................................................................        4

SUMMARY...................................................................................................        5

         PROPOSAL 1: THE SALE.............................................................................        5
                  Background..............................................................................        5
                  Consideration...........................................................................        5
                  Guarantee of Shalit Shares Purchase Price...............................................        6
                  Assets to be Contributed to Newco; Assumption of Liabilities............................        6
                  Principal Reasons for the Sale..........................................................        6
                  Use of Proceeds.........................................................................        6
                  Determination of the Consideration......................................................        6
                  Representations, Warranties and Covenants...............................................        7
                  Indemnification.........................................................................        7
                  Conditions to Closing...................................................................        7
                  Amendment and Termination...............................................................        7
                  Exclusivity.............................................................................        7
                  Conflict of Interest....................................................................        7
                  Accounting Treatment....................................................................        8
                  Federal Income Tax Consequences.........................................................        8
                  Appraisal Rights........................................................................        8
                  Future Direction of the Company.........................................................        8
                  Risks Associated with the Approval of Proposal 1........................................        8
                  Consequences of Failure to Approve Proposal 1...........................................       10

         PROPOSAL 2:  ELECTION OF DIRECTORS...............................................................       10

         PROPOSAL 3: RATIFY SELECTION OF ACCOUNTANTS......................................................       10






PROPOSAL 1: THE SALE......................................................................................       11
         Introduction.....................................................................................       11
         Special Factors..................................................................................       11
              The Company.................................................................................       11
              Principal Reasons for the Sale .............................................................       13
              History of the Transaction..................................................................       13
              Determination of the Consideration..........................................................       13
              Guarantee of Shalit Shares Purchase Price...................................................       14
              Risks Associated with the Approval of the Sale..............................................       14
              Consequences of Failure to Approve the Sale.................................................       15
              Recommendation of the Board of Directors....................................................       16
              Fairness Opinion............................................................................       17
                    Income Approach.......................................................................       19
                    Liquidation Approach..................................................................       20
                    Impact of the Agreement on the Company and its Stockholders...........................       21
              Accounting Treatment........................................................................       21
              U.S. Federal Income Tax Consequences........................................................       21
              Information Concerning the Buyer ...........................................................       22
         Name Change .....................................................................................       22
         Business Relationship with Buyer.................................................................       22
         Management of Imatec Following the Sale .........................................................       22
         Conflict of Interest.............................................................................       22
         Future Direction of the Company..................................................................       22
         Rights of Security Holders.......................................................................       22
         Market Activity..................................................................................       23
         The Agreement....................................................................................       23
              The Sale....................................................................................       23
              Employees, Treatment of Options.............................................................       24
              Assets to be Contributed to Newco; Assumed Liabilities of Newco.............................       24
              Consideration...............................................................................       24
                   Sale of Shalit Shares..................................................................       24
              Representations and Warranties; Covenants...................................................       26
              Indemnification.............................................................................       26
              Closing Conditions..........................................................................       26
                   Conditions Precedent to Obligations of the Company.....................................       26
                   Conditions Precedent to Obligations of Dr. Shalit......................................       27
              Amendment and Termination...................................................................       27
              Exclusivity.................................................................................       27
         Schedule 13e-3...................................................................................       28
         Stockholder Vote.................................................................................       28
         Dividends and Price Range of Company Common Stock................................................       29



         Rights to Dissent................................................................................       29
         Fraudulent Transfer Consideration; Legal Dividend Requirements...................................       30
         Business of Imatec Prior to the Sale.............................................................       30
              Business Strategy...........................................................................       30
              Manufacturing, Sales, and Distribution......................................................       31
              Marketing...................................................................................       31
              Research and Development....................................................................       32
              Competition.................................................................................       32
              License Agreement...........................................................................       32
              Intellectual Property.......................................................................       33
              FDA Clearance...............................................................................       34
              Employees...................................................................................       35
         Description of the Company's Capital Stock.......................................................       36
              Authorized and Outstanding Stock............................................................       36
              Imatec Common Stock.........................................................................       36
              Redeemable Warrants.........................................................................       36
              Preferred Stock.............................................................................       37
              Limitation of Liability of Directors........................................................       38
              Takeover Provisions.........................................................................       39

PROPOSAL 2: ELECTION OF DIRECTORS.........................................................................       40
         Alternative A....................................................................................       40
         Alternative B....................................................................................       41
         Executive Officers...............................................................................       42
         Directors Compensation...........................................................................       43
         Board Committees.................................................................................       43
         Security Ownership of Certain Beneficial Owners..................................................       43
         Report of the Compensation Committee.............................................................       44
              General Policies Regarding Compensation of Executive Officers...............................       45
         Compensation Committee Interlocks and Insider Participation......................................       46
         Executive Compensation Tables....................................................................       46
         Employment Agreements............................................................................       46
         Benefit Plans....................................................................................       47
         Certain Relationships and Related Transactions...................................................       48


PROPOSAL 3:  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.....................................................       50

OTHER BUSINESS............................................................................................       50

COST OF PROXY SOLICITATION................................................................................       50

STOCKHOLDERS PROPOSALS....................................................................................       50

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................       51

                                  INTRODUCTION



This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Imatec, Ltd., a Delaware corporation (the "Company" or "Imatec"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of record of the Company's outstanding shares of common stock, par value $.0001 per share (the "Imatec Common Stock"), as of the close of business on November 17, 1997 (the "Annual Meeting Record Date") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on ____________, December ___, 1997, at _____ a.m.,at the Company's offices at 150 East 58th Street, New York, New York, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to the Company's stockholders on or about October ___, 1997.


                 MATTERS FOR CONSIDERATION AT THE ANNUAL MEETING

At this Annual Meeting, holders of shares of Common Stock will be asked to consider and to vote upon the following proposals:


               (i) Proposal 1: Approval of the sale of substantially all of the operations of the Company (the "Sale") through the sale of all of the outstanding shares of the common stock of a newly-formed, wholly-owned subsidiary of the Company to Dr. Hanoch Shalit, current President, Chief Executive Officer, Chairman of the Board and Secretary of the Company and ratification of the Board's actions in connection therewith;


               (ii) Proposal 2: Election of Clifford A. Brandeis, William M.
                    Thompson and John M. Thompson to the Company's Board of Directors for the ensuing year in the event that Proposal 1 is approved (Alternative A) or election of the current board of directors in the event that Proposal 1 is not approved (Alternative B); and


              (iii) Proposal 3: Ratification and approval of the appointment of
                    Most Horowitz & Company, LLP as the Corporation's independent certified public accountants for the fiscal year ended December 31, 1997.

              THE BOARD OF DIRECTORS OF THE CORPORATION UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS

The Board has retained discretion, subject to its fiduciary duties under Delaware law, even if stockholder approval of the Sale is obtained, to abandon, defer or modify the Sale, provided that following stockholder approval the Board will not make any changes in the terms of the Sale unless the Board determines that such changes would not be materially adverse to the Company's stockholders. In addition, the Board will resolicit stockholder approval in the event that, following stockholder approval of the Sale, the Sale is materially altered.

The Sale is an important element in the restructuring plan previously approved by the Board. Other elements of the restructuring plan involve other possible corporate reorganizations, including the acquisition of a new operating business or businesses by the Company (collectively, the "New Business") as described under "Proposal 1 -- Special Factors." Such New Business acquisitions and other elements of the restructuring plan will, in all likelihood, be consummated after the date the Sale is consummated (the "Sale Date"). Delaware law requires stockholder ratification as a condition to the Sale because the Sale may be deemed to be the sale of all or substantially all of the assets of the Company. However, stockholder approval is not being sought at this time for any elements of the restructuring plan other than the Sale. The New Board intends to seek stockholder approval of the acquisition of any New Business.


For a description of the reasons for the Sale, see "The Sale -- Background - Principal Reasons for the Sale."


VOTING RIGHTS AND PROXY INFORMATION: Only holders of record of shares of Imatec Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Such holders of shares of Imatec Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting. As of November 17, 1997, there were approximately 3,735,201 shares of Imatec Common Stock outstanding held by approximately 863 stockholders. The holders of the Company's Redeemable Warrants (as defined) will not be entitled to vote on any matters that come before the Annual Meeting.



The presence, either in person or by properly executed proxy, of the holders of a majority of the then outstanding shares of Imatec Common Stock is necessary to constitute a quorum for the Annual Meeting and to permit action to be taken by the stockholders at such meeting. The affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock is required to approve the Sale pursuant to Proposal 1. Because Dr. Shalit will abstain from voting at the Annual Meeting, the approval of the Sale effectively requires the affirmative vote of a majority of all other holders of Imatec Common Stock. See "Summary - Proposal 1. The Sale - Conflict of Interest." The election of directors pursuant to Proposal 2 requires the affirmative vote of a plurality of the votes cast by shares entitled to vote at the Annual Meeting. The ratification and approval of the Corporation's independent public accountants pursuant to Proposal 3 requires the affirmative vote of the majority of the outstanding shares of Imatec Common Stock present in person or represented by proxy. Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to Proposal 1 regarding the Sale will have the same effect as votes against such proposal. However, abstentions as to Proposal 2 or Proposal 3 and broker non-votes as to any proposal will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes cast for or against such proposals.


All shares of Imatec Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted "FOR" each proposal in accordance with the Board's recommendations as set forth herein.

In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the stockholders.

If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares for which they have voting authority in favor of such adjournment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the transfer agent for the Company, Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004 (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

The Company will bear the cost of the solicitation. The Company has engaged Morrow & Co., Inc. to solicit proxies for a fee of approximately $5,500 plus reasonable out-of-pocket expenses, estimated to be approximately $2,500. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of shares of Imatec Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph.


The Imatec Common Stock and the Redeemable Warrants have been listed on The Nasdaq SmallCap Market (the "SmallCap Market") since October 1996 and trade under the symbols "IMEC" and "IMECW." If Proposal 1 is approved by stockholders, such securities will continue to be included for quotation on that market so long as they remain eligible. However, until a New Business is acquired by the Company, the Imatec Common Stock and Redeemable Warrants will not meet the SmallCap Market continuing listing requirements. In addition, the Nasdaq Stock Market, Inc. has informed the Company that, unless a New Business has been acquired which meets the initial listing requirements of the SmallCap Market immediately following the Closing (as defined), it will notify the Company of its intention to delist the Imatec Common Stock and the Redeemable Warrants. Accordingly, there can be no assurance that any of the Company's securities will continue to be included for quotation on the SmallCap Market.


NO APPRAISAL RIGHTS: Stockholders of the Company will not be entitled to appraisal rights under Delaware law in connection with the Sale or any other proposals set forth in this Proxy Statement.


FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY: This proxy statement includes certain statements (other than statements of historical fact) that constitute forward-looking statements. When used herein, the words "budget," "budgeted," "anticipates," "expects," "believes," "seeks," "goals," "intends," "plans" or "projects" and similar expressions are intended to identify forward-looking statements. It is important to note that Imatec's actual results could differ materially from those projected by such forward-looking statements, especially if Proposal 1 is approved by stockholders. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable and such forward-looking statements are based upon the best data available at the time this proxy statement is mailed to the Company's stockholders, no assurance can be given that such expectations will prove to be correct. Factors that could cause Imatec's results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following: the approval of the Sale, product development timetable variances from expectations, uncertainties about the market impact of the Company's products in development, competition, government regulation or action, litigation, operations performance, and the ability of Imatec to implement its business strategy. All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph.


                              AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site at http:// www.sec.gov, which contains certain reports, proxy statements and other information regarding the Company and other registrants that file electronically with the Commission. The Imatec Common Stock is included for quotation on the SmallCap Market. Copies of reports, proxy statements and other information may therefore also be inspected at the library of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


Dr. Shalit is not subject to the informational reporting requirements of the Exchange Act.

The Company and Dr. Shalit have jointly filed with the Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") pursuant to the Exchange Act, furnishing certain information with respect to the Sale, in addition to the information contained in this Proxy Statement, and they may file further amendments to the Schedule 13E-3. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information contained in the Schedule 13E-3. For further information pertaining to the Related Persons, reference is made to the Schedule 13E-3 and the exhibits and amendments thereto. Statements contained herein concerning such documents are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Schedule 13E-3. Each such statement is qualified in its entirety by such reference.

The Schedule 13E-3 and any such further amendments, including exhibits, may be inspected and copies may be obtained in the same manner as set forth in the preceding paragraph, except that they will not be available at the regional offices of the Commission.


The Fairness Opinion (as defined below) which is attached as an exhibit to the
Schedule 13E-3 will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of record of Imatec Common Stock or his or her representative who has been so designated in writing. The Fairness Opinion is also attached to this Proxy Statement as Annex B.

                                     SUMMARY


PROPOSAL 1. THE SALE

BACKGROUND. On July 16, 1997, the Board of Directors approved the terms of an Acquisition Agreement (the "Agreement") with Dr. Hanoch Shalit, its current President, Chief Executive Officer, Chairman of the Board and Secretary ("Dr. Shalit" or the "Buyer") pursuant to which the Company will agree to contribute the Company's current business (the "Current Business") to a newly-formed, wholly-owned subsidiary ("Newco") and Dr. Shalit will agree to purchase all of the outstanding shares of common stock of Newco (the "Newco Common Stock"). A copy of the Agreement is attached as Annex A to this Proxy Statement. See "The Agreement." Pursuant to the Agreement, Newco will be controlled by Dr. Shalit and hold the assets and certain of the liabilities related to the Current Business. Accordingly, the Company will have minimal assets following the consummation of the Sale, which will be limited to cash and marketable securities which will be no less than $3,875,000, subject to the Closing Adjustment (defined below). If the Company required the sale of all of the Shalit Shares (defined below) as of the date of this Proxy Statement, the Company would be required to pay Dr. Shalit an aggregate of $________, resulting in the reduction of the Company's assets remaining after the sale. See "-- Amendment and Termination" and "Proposal 1: The Sale -- Future Direction of the Company."


CONSIDERATION. The consideration to be received by the Company for the sale of all of the outstanding Newco Common Stock to Dr. Shalit consists of (i) the termination of Dr. Shalit's Employment Agreement (as defined below) in exchange for a payment by the Company to Dr. Shalit of $634,619 (pre-tax) in cash, which is the equivalent of $300,000, After Tax (defined below); and (ii) the termination of the License Agreement (as defined below). In addition, Dr. Shalit and the Company have agreed that Dr. Shalit will sell all of his 835,117 shares of Imatec Common Stock (the "Shalit Shares") in the public market or to the Company at a minimum price of $3.41 pre-tax (the equivalent of $2.34 per share After Tax), over a period of 30 months with certain guaranteed minimum payments backed by a letter of credit of the Company (the "Letter of Credit") (the "Consideration"). In certain circumstances, the Company has agreed to pay brokerage commissions on the Shalit Shares. On ________, 1997, the last day prior to the printing of this Proxy Statement, the closing price of the Imatec Common Stock was $____ per share. Accordingly, if the Company required Dr. Shalit to sell the Shalit Shares on such date, $_____ per share (i.e. the difference between $3.41 per share and the actual sales price of $____ per share) would be due to him pursuant to the terms of the Letter of Credit. The Company cannot predict whether Dr. Shalit would choose to sell the Shalit Shares in the public market when the market price is substantially below $3.41 per share. Such a determination is based on many factors including but not limited to market conditions, whether a New Business has been acquired and the termination date of the Letter of Credit (defined below). Pursuant to the terms of a registration rights agreement between the Company and Dr. Shalit (the "Registration Rights Agreement"), in the event that Dr. Shalit is considered an affiliate under Rule 144 under the Securities Act of 1933 (the "Securities Act"), the Company has agreed to register the Shalit Shares prior to their resale to the public. All payments made by the Company to Dr. Shalit on the Sale Date or pursuant to the Letter of Credit are being paid on a before-tax basis. The After Tax amounts refer only to the consideration to be received by Dr. Shalit and not to any tax benefits accruing to the Company. See "-- Guarantee of Shalit Shares Purchase Price" and "The Agreement -- Consideration."


GUARANTEE OF SHALIT SHARES PURCHASE PRICE. Pursuant to the terms of the Agreement, the Company will guarantee Dr. Shalit a minimum purchase price of $3.41 per Shalit Share, which guarantee will be secured by a Letter of Credit in the amount of $2,850,252. The Company has agreed to pay the taxes payable by Dr. Shalit upon the sale of the Shalit Shares and, in certain circumstances, the brokerage commission on such sales. See "-- Guarantee of Shalit Shares Purchase Price" and "The Agreement -- Consideration."

ASSETS TO BE CONTRIBUTED TO NEWCO; ASSUMPTION OF LIABILITIES.  The
Company will contribute to Newco all of the assets related to the Current Business (the "Assets"), except for cash, which will be no less than $3,875,000 (the "Minimum Cash Amount"), subject to the Closing Adjustment. In addition, Newco will assume liabilities (excluding liabilities related to, arising out of, or in connection with, the bridge financing of the Company concluded in April 1996, the initial public offering of the Company (the "IPO") and the costs and expenses related to the Sale) of the Company that are related to the Current Business (the "Liabilities"). See "The Agreement --Assets to be Acquired by Newco; Assumed Liabilities of Newco."


PRINCIPAL REASONS FOR THE SALE. Although the Company's activities have proceeded in all material respects in accordance with the operating plan adopted prior to, and at the time of, the IPO, after a recent large drop in share price, management determined to reevaluate its business plan and consider alternatives designed to optimize stockholder value. The Company believes that stockholder expectations are at odds with the Company's long term licensing and development strategy, which, to date, has been unable to produce sufficient developments or revenues rapidly enough to maintain stockholder confidence. In particular, management has determined that the commercialization of the Imatec 20/20 System, a system developed for the medical diagnostic imaging field to manufacturers of medical imaging products, such as scanners, cameras and image reproduction systems, will take significantly longer than believed to be acceptable to stockholders. Accordingly, in order to maximize stockholder value, the Board has determined that it is in the Company's best interest to seek out alternate business opportunities. See "Proposal 1 -- Special Factors."


USE OF PROCEEDS. The Company will not realize any proceeds from the Sale other than the release of its obligations under Dr. Shalit's Employment Agreement and the License Agreement.

DETERMINATION OF THE CONSIDERATION. The Consideration was determined by arms-length negotiations. A fairness opinion (the "Spencer Trask Opinion") with respect to the Sale has been rendered by Spencer Trask Securities, Inc. ("Spencer Trask"), an independent investment banking firm. A copy of the Spencer Trask Opinion is attached as Annex B to this Proxy Statement. See "Proposal 1 --Fairness Opinion."


REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company and Dr. Shalit will make customary representations, warranties and covenants. See "The Agreement --Representations and Warranties; Covenants."

INDEMNIFICATION. The Agreement will require the Company and Dr. Shalit, subject to certain limitations, to indemnify and hold harmless each other from and against certain damages. See "The Agreement --Indemnification."

CONDITIONS TO CLOSING. The consummation of the transaction (the "Closing") is subject to the satisfaction of certain conditions on or before the closing date (the "Closing Date"), including, without limitation, the approval of the Company's stockholders. See "The Agreement --Closing Conditions."

AMENDMENT AND TERMINATION. The Agreement may be amended by the mutual written agreement of the Company and Dr. Shalit. In addition, the Minimum Cash Amount will be reduced by $65,000 (the "Monthly Expense Amount") for each month following November 1997 that the Closing does not occur by the first day of such month. The Monthly Expense Amount represents the approximate monthly operating costs of the Company. The Minimum Cash Amount will also be reduced by any extraordinary operating expenses incurred by the Company prior to the Closing including but not limited to insurance premiums and proxy solicitation costs (the "Extraordinary Expense Amount"). The Monthly Expense Amount and the Extraordinary Expense Amount are collectively referred to as the "Closing Adjustment."

The Minimum Cash Amount represents the amount of cash and marketable securities remaining in the Company as of the Closing, as adjusted each month by the Closing Adjustment. At the Closing, the minimum amounts due to Dr. Shalit upon the sale of the Shalit Shares will be reduced proportionally by the positive difference between the Minimum Cash Amount and the actual cash and marketable securities remaining as of the Closing. At September 30, 1997, the Company had $4,158,622 in cash and marketable securities. See "The Agreement -- Amendment and Termination."

EXCLUSIVITY. The current Board believes that the Sale is the best arrangement available at this time to maximize stockholder value. Accordingly, pursuant to the Agreement, neither Dr. Shalit nor the Company will, directly or indirectly through any agents or representatives, solicit, initiate or encourage any proposal or offer from a third party to acquire either any capital stock or other voting securities of the Company or any substantial portion of the Assets, or participate in any discussions or negotiations regarding such a proposal or offer. However, this provision does not prevent the Company's Board from taking any such actions if required by the Board's fiduciary duties under Delaware law. See "The Agreement --Representations and Warranties; Covenants."

CONFLICT OF INTEREST. Dr. Hanoch Shalit, the Company's current President, Chief Executive Officer, Chairman of the Board and Secretary is the sole purchaser of the Newco Common Stock. Pursuant to the Agreement, Dr. Shalit will release the Company from its obligations under his

Employment Agreement and the License Agreement, will pay no cash consideration for the Current Business, will receive $634,619 (pre-tax) at the Closing in exchange for the termination of his Employment Agreement and a guarantee by the Company of a minimum purchase price of $3.41, which is the equivalent of $2.34 per Shalit Share, After Tax, secured by the Letter of Credit. In addition, Dr. Shalit has recused himself from all deliberation and voting of the Board in connection with the Sale and has agreed to abstain from voting, as a stockholder, in connection with the Sale.

ACCOUNTING TREATMENT: The proposed Sale of the Current Business is anticipated to be treated by the Company as a charge to operations in an amount equal to the actual payment of the (i) $634,619 (pre-tax); (ii) the net book value of Newco; and (iii) the expenses of the Sale, consisting primarily of professional fees and severance pay.

FEDERAL INCOME TAX CONSEQUENCES. The proposed Sale of the Current Business will not result in any federal income tax consequences to the Company's stockholders in their capacity as stockholders. The Company estimates that it will report a loss for tax purposes on the Sale in an amount to be determined. The benefit of this tax loss, if any, is dependent on the Company's generation of future earnings as well as other factors. See "The Agreement --U.S. Federal Income Tax Consequences."

APPRAISAL RIGHTS. Under the Delaware General Corporation Law (the "DGCL"), dissenting stockholders are not entitled to Appraisal Rights. See "Rights to Dissent."

THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS AND CONDITIONS OF THE PROPOSED SALE AS SET FORTH IN THE AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE SALE.


FUTURE DIRECTION OF THE COMPANY: The Board and management of the Company are currently evaluating alternatives for the future direction of the Company. The Company has been exploring the acquisition of a New Business, but to date there are no plans, proposals, arrangements or understandings with respect to any acquisition and the Company has not reached any agreement with prospective sellers. The Board has made no decision with respect to the purchase of a New Business, including the type of business to acquire. The New Board, if elected, intends to further examine the alternatives with the goal of maximizing stockholder value. Until such time, if ever, as the Company identifies an appropriate business to acquire, the only assets of the Company will be the assets remaining after the Sale of the Current Business, which is limited to cash and marketable securities in the amount of $3,875,000, subject to the Closing Adjustment. There can be no assurance that the Company can purchase a New Business at prices that the New Board, if elected, believes reasonable, or that the Company will operate a New Business profitably, or that, if profitable, the New Business will be sufficiently profitable to maximize stockholder value. The New Board intends to seek stockholder approval of the acquisition of any New Business.

RISKS ASSOCIATED WITH THE APPROVAL OF PROPOSAL 1: If Proposal 1 is approved by stockholders, the only assets of the Company will be the Minimum Cash Amount, subject to the Closing Adjustment. Unless a New Business is identified and purchased, the Company will have no operations. If the Stockholders approve Proposal 1, the following will likely occur:

          - Until a New Business is identified and purchased, the Company will continue to deplete its limited assets;

          - Until a New Business is identified and purchased, the Imatec Common Stock and the Redeemable Warrants may continue to have limited market value and liquidity;

          - The market price of the Imatec Common Stock may remain below the exercise price of the Redeemable Warrants giving the holder thereof no practical opportunity to exercise such Redeemable Warrants; and

          - If the market price of the Imatec Common Stock remains below the price guaranteed to Dr. Shalit for the sale of the Shalit Shares, Dr. Shalit will have the right to draw on the Letter of Credit, further depleting any value remaining in the Company.


          - The Nasdaq Stock Market, Inc. has informed the Company that, unless a New Business has been acquired which meets the initial listing requirements of the SmallCap Market immediately following the Closing, it will notify the Company of its intention to delist the Imatec Common Stock and the Redeemable Warrants.


To the extent the Company purchases a financially unstable business or a business in the early stage of growth or without earnings, the Company will become subject to all of the risks inherent in the operation of such a business. In addition, the New Board will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. There will be no restrictions on whether the New Business acquired by the Company must meet the continued listing criteria of the SmallCap Market or the standards for inclusion on any nationally recognized stock exchange. Furthermore, the structure of the acquisition of a New Business, which may take the form of a merger, exchange of capital stock or stock or asset acquisition, presently cannot be determined since the Company has not had any preliminary contacts, discussion or understandings with representatives of any prospective New Business regarding the possibility of an acquisition.

The Company's ability to successfully effect the acquisition of a New Business will be dependent upon the New Board. However, the future role of the individual members of the New Board in the New Business cannot presently be ascertained. Although it is possible that some or all of the Company's New Board will remain associated in some capacities with the New Business, such persons will not devote their full efforts to the affairs of the New Business. It is expected that an integral part of identifying and acquiring a New Business will be the hiring of full time executive management to manage the operations of the New Business. Moreover, there can be no assurance that the New Board will have sufficient experience or knowledge relating to the management or operations of the particular New Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective New Business in connection with evaluating the desirability of acquiring such a New Business, there can be no assurance that the Company's assessment of management will prove to be correct. The Company may also seek to recruit additional managers to supplement the incumbent management of the New Business. There can be no assurance that the Company will have the ability to recruit additional managers with the skills necessary to enhance the management of the New Business.

In the event that a New Business is not identified and acquired within a reasonable period of time, the New Board may determine to liquidate and wind down the Company, paying to its stockholders a cash dividend of remaining cash (if any), after satisfying liabilities and other prior obligations. It is likely that, in the event of any such liquidation, the per-share liquidation distribution will be less than the current per-share market price as a consequence of the expenses of the Annual Meeting and this proxy solicitation and the cost anticipated to be incurred by the Company in seeking a New Business.


EACH STOCKHOLDER SHOULD EVALUATE THESE RISKS AND THE RISKS DISCUSSED UNDER "CONSEQUENCES OF FAILURE TO APPROVE PROPOSAL 1" AND "PROPOSAL 1: THE SALE." IN DETERMINING WHETHER TO VOTE FOR THE SALE OF THE CURRENT BUSINESS AND ALSO IN DETERMINING WHETHER TO REMAIN A STOCKHOLDER IF THE SALE IS APPROVED AND CONSUMMATED, IN COMPARISON WITH THE RISKS TO STOCKHOLDER VALUE IF THE SALE OF THE CURRENT BUSINESS IS NOT APPROVED.

CONSEQUENCES OF FAILURE TO APPROVE PROPOSAL 1: The Board does not believe there are any viable alternatives to the Sale of the Current Business and the acquisition of a New Business that would allow the Company to operate profitably in a reasonable time period. If the stockholders do not approve the Sale, the following will likely occur:


          - The market prices of the Imatec Common Stock and the Redeemable Warrants are expected to remain at their current levels or lower for the foreseeable future which may result in the Company's inability to maintain its listing on the SmallCap Market for either or both of the Imatec Common Stock and the Redeemable Warrants;

          - The market price of the Imatec Common Stock will most likely remain below the exercise price of the Redeemable Warrants giving the holders thereof no practical opportunity to exercise such Redeemable Warrants;

          - The Board could determine that it is in the best interest of the Company and its stockholders to liquidate the Company and pay out its remaining assets (after accounting for its liabilities) to stockholders;

          - The remaining cash reserves of the Company will continue to be depleted; and

          - The Board may determine to continue the development of the Imatec 20/20 System and/or continue to seek a New Business.


PROPOSAL 2. ELECTION OF DIRECTORS

In the event that Proposal 1 is approved, (i) the Board has nominated for election to the Board for a one year term the following persons: Clifford A. Brandeis, William M. Thompson and John M. Thompson (collectively, the "New Board") and, (ii) upon the Closing of the Sale, the current Board will resign their offices and have no present intention of serving in any capacity with Newco (defined below) or Dr. Shalit or any of their affiliates. The current Board has determined that, in light of the fact that the Company will no longer be engaged in the medical imaging business, a New Board should be elected to more appropriately represent stockholder interests. In addition, if elected as a director, Mr. Brandeis will serve as the Company's President, Chairman of the Board, Chief Executive Officer and Secretary. In the event that Proposal 1 is not approved, the Board has nominated for election to the Board for a one year term the following persons: Dr. Hanoch Shalit, Neal Factor, Steven Ai, Simon Cross and Josef Weiss, each a current member of the Board. In addition, if elected as a director, Dr. Shalit will continue to serve in his capacity as the Company's President, Chairman of the Board, Chief Executive Officer and Secretary.


PROPOSAL 3. RATIFY SELECTION OF ACCOUNTANTS

The Board is seeking the stockholders' ratification of the Board's determination to select Most Horowitz & Company, LLP as independent certified public accountants for the fiscal year 1997.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF PROPOSALS 1, 2 AND 3.

                              PROPOSAL 1: THE SALE


INTRODUCTION

The following discussion outlines the material terms of the proposed Sale by the Company of the Current Business. Pursuant to the terms of the Agreement, the Current Business will be contributed to Newco, a wholly-owned subsidiary of the Company. Dr. Shalit will immediately thereafter acquire the Current Business through his acquisition of all of the outstanding shares of Newco Common Stock. This discussion is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Acquisition Agreement attached hereto as Annex A. Capitalized terms used and not otherwise defined in this discussion will have the respective definitions assigned thereto in the Agreement.


SPECIAL FACTORS


THE COMPANY. The Company was organized in 1988 to market the Imatec 20/20 System developed for the medical diagnostic imaging field to manufacturers of medical imaging products such as scanners, cameras and image reproduction systems and to continue its research and development activities with respect to other applications of the Company's technology in the medical imaging field and for other imaging fields, such as graphic arts, computer, cinematography and television/video.


PRINCIPAL REASONS FOR THE SALE. The Company's operating plan adopted prior to, and at the time of, the IPO has consisted of the development and commercialization of the Imatec 20/20 System and the continuation of research and development in related fields and the Company believes its activities have proceeded in all material respects in accordance with the operating plan, including significant efforts to license the Imatec 20/20 System. See "-Fairness Opinion - Income Approach" and "-Business of the Company Prior to the Sale." However, after a recent large drop in share price from a high of $6.50 in January 1997 to a current price of $ __ as of November __, 1997, management determined to reevaluate its business plan and consider alternatives designed to optimize stockholder value. The drop in market price indicated to management a significant deterioration of stockholder confidence in its current business plan. The Company believes that stockholder expectations are at odds with the Company's long term licensing and development strategy, which, to date, has been unable to produce sufficient developments or revenues rapidly enough to maintain stockholder confidence. In particular, management has determined that the commercialization of the Imatec 20/20 System will take significantly longer than believed to be acceptable to stockholders. Accordingly, the Board determined that it was in the best interest of the Company and its unaffiliated stockholders to sell the Current Business and seek out a New Business which would be acceptable to stockholder expectations. The Sale to Dr. Shalit is the first step in this restructuring process. The Board entered into the Agreement with Dr. Shalit in July 1997 in order to effectuate as expeditiously as possible its overall restructuring plan and to sell the Current Business to Dr. Shalit. Because commercialization of the Imatec 20/20 System will take a significant amount of time and until then, the Company will have no operations, the Board believes it necessary to effect the Sale immediately to preserve corporate assets.

The Board has concluded that the Consideration for Newco represents an optimal value for the Current Business, especially in light of the terms of the Employment Agreement and the License Agreement. In particular, the Employment Agreement may only be terminated for cause or in the event of Dr. Shalit's death or disability, the Company no longer being involved in the imaging technology business, the bankruptcy of the Company or the Company having been merged into or acquired by another company. The License Agreement provides for the payment to Dr. Shalit of the Annual Royalty of $140,000 per annum for so long as the Company and any successor of the Company is in existence, which increases by 5% every year with total payments expected to exceed $4,000,000 by the year 2010. In addition, if Dr. Shalit is no longer President, Chief Executive Officer, Chairman of the Board and Secretary of the Company for any reason whatsoever, but the Company or any successor of the Company continues in existence, the Annual Royalty will automatically be increased to $250,000 per annum. See "Proposal 2: Election of Directors -- Employment Agreements" and "Proposal 2: Election of Directors -- "Certain Relationships and Related Transactions." The Board made this determination based upon its experience in operating the Current Business and its familiarity with the medical imaging industry generally. In addition, the Board believes that the number of potential buyers is limited as accurate tone reproduction is not presently considered to be a critical issue in most medical imaging applications and manufacturers currently resist any new feature which adds to the price of their current medical imaging devices. The Board also believes that the Consideration is attractive to the Company considering the time pressures in completing a transaction. The Board believes the sale is in the best interest of the stockholders because it will allow the Company to seek viable business opportunities that will allow it to maximize stockholder value. Also, the Board believes that, in the absence of the sale of the Current Business, the Company will not be able to operate profitably for at least three years.


The current Board is of the view that because the commercialization of the Imatec 20/20 System will not occur for an extended period of time for the reasons discussed above, other buyers will not be interested in purchasing the Current Business, especially in light of the Company's obligations under the Employment Agreement and the License Agreement. Specifically, the Board decided not to conduct an auction for the sale of the Current Business since the Board believed that protracted publicity would significantly diminish the value of the business by diverting employee attention and prolonging the expenses of developing the Current Business. Accordingly, while the Company has not sought out other opportunities for the sale of the Current Business, management believes that the Sale of the Current Business to Dr. Shalit is in the best interest of the Company and its stockholders, allowing the Company to pursue an alternate business strategy.


As of November __, 1997, the price per share of the Imatec Common Stock was $ __ compared to the Company's liquidation value as of September 30, 1997 of approximately $4,057,953 or $1.09 per share. The Company cannot predict what additional value, if any, may be attributable to the Imatec Common Stock if the Sale is consummated. See "-- Recommendation of the Board of Directors."


The Company did not engage an outside financial advisor for purposes of assisting the Company in selling the Business. Spencer Trask has been engaged solely for the purpose of rendering the Spencer Trask Opinion.

The current Board and management of the Company are currently evaluating alternatives for the future direction of the Company. The Company has been exploring the acquisition of a New Business, but to date has not reached any agreement or understanding with prospective sellers. Until such time, if ever, as the Company identifies an appropriate business to acquire, the only assets of the Company will be the assets remaining after the Sale of the Current Business, which is limited to cash and marketable securities and which will be no less than $3,875,000, subject to the Closing Adjustment. Even if the Company identifies and acquires a New Business, there can be no assurance that the Company can operate any New Business profitably in future periods. See "The Agreement Amendment and Termination."

HISTORY OF THE TRANSACTION. Following the large drop in the share price of the Imatec Common Stock and during the months prior to the formation of the Committee, Dr. Shalit and members of the Board met to discuss the proposed restructuring of the Company. The discussions included the specific terms of the proposed Sale to Dr. Shalit as well as other possible operating and acquisition strategies relating to the proposed restructuring of the Company. Also during this period, Dr. Shalit communicated with the underwriter of the Company's IPO regarding the type and terms of a transaction which would be acceptable to stockholders.

The Board, at a meeting held on June 9, 1997, was presented with a proposed transaction by Dr. Shalit and authorized a special committee of disinterested directors comprised of Messrs. Factor and Weiss (the "Committee") to evaluate the Sale and the proposed terms presented by Dr. Shalit at such meeting and to make a recommendation with respect thereto to the Board. The Committee was expressly authorized to retain counsel and investment bankers to assist it in discharging its duties.


The Committee met on June 12, 1997 to discuss the terms of the Sale and the retention of an independent investment banking firm to render a fairness opinion on the Sale. The Committee directed Mr. Factor to retain an investment banker to analyze the Sale and, if appropriate, render a fairness opinion with respect thereto.

On July 4, 1997, the Committee ratified and approved the engagement of Spencer Trask by Mr. Factor, on behalf of the Committee, to analyze the Sale and render the Spencer Trask Opinion with respect to the proposed Sale of the Current Business.


On July 10, 1997, the Committee agreed to recommend the terms of the Sale, as originally proposed by Dr. Shalit, to the full Board.

On July 14, 1997, the Board held a meeting to review, with the advice and assistance of the Company's financial and legal advisors, the final proposed terms and conditions of the Agreement. At such meeting, Spencer Trask provided its opinion that, as of the date of the Agreement, the Sale of the Current Business to Dr. Shalit through his acquisition of all of the outstanding shares of Newco Common Stock and the Agreement were fair, from a financial point of view, to the stockholders of the Company. Spencer Trask also indicated that it was not likely that other buyers would be interested in the Company at this time. See "-Fairness Opinion."

On July 16, 1997, the Board held a meeting to approve the final proposed terms and conditions of the Agreement. At the meeting, the Company and Dr. Shalit approved the final terms of the Agreement. Other than changes relating to the Monthly Expense Amount and the Minimum Cash Amount made in September 1997, the Agreement was approved substantially as originally proposed on June 9, 1997 by Dr. Shalit.

On September 10, 1997, the Special Committee held a meeting to consider and approve the adjustment of the Monthly Expense Amount from $30,000 to $65,000 per month for each month beginning after November 1997 and the adjustment in the Minimum Cash Amount to reflect the Company's current monthly operating and extraordinary expenses. The Special Committee also approved a clarification of the obligations of the Company to register the Shalit Shares for resale. See "The Agreement - Consideration - Sale of the Shalit Shares."

During the period commenceing June 9, 1997 the Sale and related matters were discussed and negotiated at various meetings (including telephonic meetings) between the Committee and Dr. Shalit. Additionally, the Sale and the obligations of the New Board were discussed between counsel to the Company and counsel to the New Board. The Sale was publicly announced concurrently with the filing of the Schedule 13E-3 on November 6, 1997.


As of the date of this Proxy Statement, other than the offer from Dr. Shalit, the Company has received no other offers for the Current Business or any substantial part thereof.


During the period of June 12, 1997 to July 14, 1997, Spencer Trask conducted discussions with members of the Company's senior management with respect to the business, operating results and financial prospects of the Company, reviewed various corporate documents, internal management-prepared financial projections and technology assessments, reviewed the historical trading price and trading volume of the Imatec Common Stock as well as conducted other inquiries and reviewed other documents it deemed necessary.


DETERMINATION OF THE CONSIDERATION. The Consideration was determined by arms-length negotiations between the parties. The negotiations with Dr. Shalit were based on the Company's analysis of the cost of developing the Imatec 20/20 System, the current market price of the Imatec Common Stock and the potential value of the Company following the acquisition of a

New Business. Specifically, the Board believes the cost of commercializing the Imatec 20/20 System too great in relation to the Company's available assets and believes that the Company did not have sufficient capital to successfully commercialize the Imatec 20/20 System, especially in light of the limited interest in licensing the Company's Technology and management's limited expectation of revenues. In addition, the Board believes that greater opportunities exist to maximize stockholder value by acquiring an operating company able to meet the initial listing requirements of the New Business. In particular, the Board appointed the Committee comprised of disinterested directors to evaluate the Sale and the proposed terms thereof and to make a recommendation with respect thereto to the Board. Dr. Shalit also recused himself from all deliberation and voting of the Board in connection with the Sale. After reaching agreement on the Consideration with Dr. Shalit, the Board decided not to conduct an auction for the sale of the Current Business since the Board believed that protracted publicity would significantly diminish the value of the business by diverting employee attention and prolonging the expenses of developing the Current Business. The Board believed that with the limited viability of the Imatec 20/20 System, there would be no other interested parties in the Current Business. The Board at its meeting on July 16, 1997 approved the terms of the Sale and authorized the officers to finalize certain details and to execute the Agreement. The Board reached a subjective judgment that the Company was unlikely to receive a superior offer to the Dr. Shalit offer. The Agreement provides, nonetheless, that the Board could consider another offer if required by its fiduciary duties under Delaware law.



GUARANTEE OF SHALIT SHARES PURCHASE PRICE. Pursuant to the terms of the Agreement, the Company will guarantee Dr. Shalit a minimum purchase price of $3.41, the equivalent of $2.34 per Shalit Share, After Tax, which guarantee will be secured by a Letter of Credit (defined below) in the amount of $2,850,252. The Company has also agreed to pay, in certain circumstances, the brokerage commission on such sales.

RISKS ASSOCIATED WITH THE APPROVAL OF THE SALE. If the Sale is approved by stockholders, the only assets of the Company will be the Minimum Cash Amount, subject to the Closing Adjustment. Unless a New Business is identified and purchased, the Company will have no operations. If the Stockholders approve Proposal 1, the following will likely occur:


          - Until a New Business is identified and purchased, the Company will continue to deplete its limited assets;

          - Until a New Business is identified and purchased, the Imatec Common Stock and the Redeemable Warrants may continue to have limited market value and liquidity;

          - The market price of the Imatec Common Stock may remain below the exercise price of the Redeemable Warrants giving the holders thereof no practical opportunity to exercise such Redeemable Warrants; and

          - If the market price of the Imatec Common Stock remains below the price guaranteed to Dr. Shalit for the sale of the Shalit Shares, Dr. Shalit will have the right to draw on the Letter of Credit, further depleting any value remaining in the Company.


          - The Nasdaq Stock Market, Inc. has informed the Company that, unless a New Business has been acquired which meets the initial listing requirements of the SmallCap Market immediately following the Closing, it will notify the Company of its intention to delist the Imatec Common Stock and the Redeemable Warrants.


To the extent the Company purchases a financially unstable business or a business in the early stage of growth or without earnings, the Company will become subject to all of the risks inherent in the operation of such a business. In addition, the New Board will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. There will be no restrictions on whether the New Business acquired by the Company must meet the continued listing criteria of the SmallCap Market or the standards for inclusion on any nationally recognized stock exchange and there can be no guarantee that the liquidity of the Imatec Common Stock will improve in any meaningful manner. Furthermore, the structure of the acquisition of a New Business, which may take the form of a merger, exchange of capital stock or stock or asset acquisition, presently cannot be determined since the Company has not had any preliminary contacts, discussion or understandings with representatives of any prospective New Business regarding the possibility of an acquisition.

The Company's ability to successfully effect the acquisition of a New Business will be dependent upon the New Board. However, the future role of the individual members of the New Board in the New Business cannot presently be ascertained. Although it is possible that some or all of the Company's New Board will remain associated in some capacities with the New Business, such persons will not devote their full efforts to the affairs of the New Business. It is expected that an integral part of identifying and acquiring a New Business will be the hiring of full time executive management to manage the operations of the New Business. Moreover, there can be no assurance that the New Board will have sufficient experience or knowledge relating to the management or operations of the particular New Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective New Business in connection with evaluating the desirability of acquiring such a New Business, there can be no assurance that the Company's assessment of management will prove to be correct. The Company may also seek to recruit additional managers to supplement the incumbent management of the New Business. There can be no assurance that the Company will have the ability to recruit additional managers with the skills necessary to enhance the management of the New Business.


EACH STOCKHOLDER SHOULD EVALUATE THESE RISKS AND THE RISKS GENERALLY DISCUSSED UNDER "PROPOSAL 1: THE SALE" IN DETERMINING WHETHER TO VOTE FOR THE SALE OF THE CURRENT BUSINESS AND ALSO IN DETERMINING WHETHER TO REMAIN A STOCKHOLDER IF THE SALE IS APPROVED AND CONSUMMATED, IN COMPARISON WITH THE RISKS TO STOCKHOLDER VALUE IF THE SALE OF THE CURRENT BUSINESS IS NOT APPROVED.

CONSEQUENCES OF FAILURE TO APPROVE THE SALE. The Board does not believe there are any viable alternatives to the Sale of the Current Business and the acquisition of a New Business that would allow the Company to operate profitably in a reasonable time period. See "-- Principal Reasons For the Sale." If the stockholders do not approve the Sale, the following will likely occur:


          - The market price of the Imatec Common Stock and the Redeemable Warrants is expected to remain at its current levels or lower for the foreseeable future which may result in the Company's inability to maintain its listing on the SmallCap Market for either or both of the Imatec Common
               Stock and the Redeemable Warrants;


          - The market price of the Imatec Common Stock will most likely remain below the exercise price of the Redeemable Warrants giving the holders thereof no practical opportunity to exercise such Redeemable Warrants;

          - The Board could determine that it is in the best interest of the Company and its stockholders to liquidate the Company and pay out its remaining assets (after accounting for its liabilities) to stockholders;

          - The remaining cash reserves of the Company will continue to be depleted; and

          - The Board may determine to continue the development of the Imatec 20/20 System and/or continue to seek a New Business.


RECOMMENDATION OF THE BOARD OF DIRECTORS. On July 16, 1997, the Board unanimously confirmed the actions of the Committee in negotiating the Sale of the Current Business and, conditioned upon finalization of the Agreement in form and substance satisfactory to the Committee and the Company's officers, unanimously recommended the proposed transaction to the Company's stockholders for their approval as required under the DGCL.


As previously discussed, the Board's conclusion to approve the Sale of the Current Business was based on the fairness opinion of Spencer Trask and the collective business judgment of its individual members. All members of the Board concurred in this judgment. The factors considered at various meetings included, without limitation, the following:

The Dr. Shalit offer being consistent with the Company's valuation of the Current Business; the liquidation value of the Company as of September 30, 1997 of approximately $4,057,953 or $1.09 per share. The Board considered the various projections prepared by management in considering the relative value of the Dr. Shalit offer. Taking into consideration the fact that the Company anticipates no revenue for the forseeable future, had a liquidation value of only $1.09 per share at September 30, 1997 (based on the book value of the Imatec Common Stock), which is expected to further decline and the excess cost to the Company of its obligations under the Employment Agreement and the License Agreement, the Board believed Dr. Shalit's offer to be consistent with the valuations prepared by management.

The Dr. Shalit offer being the best opportunity under the circumstances to maximize stockholder value. The Board considered the various opportunities available for maximizing stockholder value, including the following: (i) the Company does not anticipate revenues for the forseeable future, thereby depleting its limited assets; (ii) while a liquidation of the Company at September 30, 1997 would have provided stockholders with approximately $1.09 per share, the acquisition of a New Business provides an opportunity to maximize value (iii) the guaranteed $3.41 per share sale price for the Shalit Shares represents a better opportunity to conserve corporate assets over the Company's obligations under the Employment Agreement and the License Agreement; (iv) the potential for a New Business to result in a more favorably market price for the Imatec Common Stock, limiting the Company's obligations under the Letter of Credit; (iv) there have been no other offers made to acquire the Current Business; and (v) the acquisition of an operating business could provide stockholders with the opportunity to maximize the value of their Imatec Common Stock.

The current and historical market price of the Common Stock; indications from stockholders of their interest in adopting a new business strategy for the Company. After the market price of the Imatec Common Stock began to fall dramatically in January 1997, the Company received communications from stockholders indicating a desire to discontinue the commercialization and development of the Technology.

The desire to conserve Company resources and enter into a transaction to maximize stockholder value. During the development and commercialization of the Technology, Company resources continue to be depleted. Since revenues are not expected until after August 2000 and there does not appear to be significant market interest in the Technology, the Board considered carefully the Company's going concern status without revenue opportunities in the near future.

The presentation to the Board by and the Spencer Trask Opinion. At its meeting on July 14, 1997, the Board was presented with the Fairness Opinion indicating that the Sale was fair from a financial point of view to the stockholders of the Company. At the meeting, the Board was given the opportunity to question Spencer Trask and deliberate on the substance and terms of the Dr. Shalit offer in light of the Fairness Opinion.

Risk Factors. In addition, the Board considered the various risks of the Sale, including the possible delisting from the SmallCap Market, the uncertainty of the identification of a New Business and the successful acquisition thereof, the continued limited market value of the Imatec Common Stock and the Redeemable Warrants pending the successful acquisition of a New Business and the potential obligations under the Letter of Credit. Immediately following the Sale, the Company's assets will be reduced and it will have no employees, other than Mr. Brandeis, which could limit the opportunity for the Company to acquire a New Business and generate acceptable, if any, operating income in the future. Further, if the Company acquires a New Business, there can be no assurance that the Company will operate profitably, if at all. These risks were considered relative to the benefits of the Dr. Shalit Offer.

The Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination; although each of the factors considered, other than the risks discussed above, supported the Boards decision. The Sale of the Current Business will affect all stockholders, with the exception of Dr. Shalit, in the same way. The Board concluded that the transaction is fair to and in the best interests of all of the unaffiliated stockholders of the Company since in its judgment the negotiated consideration represents optimal value for the Current Business. See "-- Principal Reasons for the Sale."

The Board believes that the manner in which the Sale was considered by the Company was procedurally fair to the unaffiliated stockholders of the Company based on the following factors: (i) the Committee was formed to promote and protect the interests of the unaffiliated stockholders; (ii) the Committee was comprised solely of members of the Board who are neither affiliated with Dr. Shalit nor officers of the Company; (iii) the Committee retained an independent financial advisor, Spencer Trask, and independent legal counsel; and (iv) the negotiations between Dr. Shalit and the Committee of the terms of the Agreement were conducted on an arm's-length basis.

The Board considered these various factors and, following the recommendation of the Committee, concluded that in its best judgment the Sale of the Current Business was, given the alternatives, in the best interest of the unaffiliated stockholders of the Company. Dr. Shalit recused himself from all deliberation of the Board regarding the Sale.

FAIRNESS OPINION. Pursuant to the terms of a letter agreement, dated as of June 25, 1997 (the "Spencer Trask Letter Agreement"), the Company retained Spencer Trask to assist the Company for purposes of rendering the Spencer Trask Opinion relating to the Sale. Spencer Trask was selected by the Committee after its evaluation of various investment banking firms engaged in the valuation of companies. Pursuant to such engagement, Spencer Trask has delivered to the Board of the Company its written opinion, dated as of July 8, 1997, to the effect that, as of such date, the Sale of the Current Business to Dr. Shalit was fair, from a financial point of view, to the stockholders of the Company. See page 2 of the Spencer Trask Opinion. No restrictions were imposed by the Company's Board upon Spencer Trask with respect to any investigations made or procedures followed by Spencer Trask in rendering its opinion.

The Spencer Trask Opinion addresses only the fairness of the Sale of the Current Business to Dr. Shalit from a financial point of view, to the stockholders of the Company and does not constitute a recommendation to any stockholder of the Company to vote in favor of the Sale and should not be relied upon by any stockholder as such. The summary of the material provisions of the Spencer Trask Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion, a copy of which is attached hereto as Annex B. The Spencer Trask Opinion was rendered prior to the recent reductions in the federal capital gains tax rates.

THE FULL TEXT OF THE SPENCER TRASK OPINION IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ THE SPENCER TRASK OPINION CAREFULLY IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY SPENCER TRASK.


Although Spencer Trask evaluated the financial terms of the Sale, Spencer Trask did not recommend the specific consideration to be paid in the Sale nor did it participate in discussions regarding the consideration to be paid. The consideration to be paid by Dr. Shalit for the Newco Common Stock was determined by negotiations between the Company and Dr. Shalit. In connection with the rendering of its opinion, Spencer Trask, among other things: (i) reviewed the draft letter of intent between the Company and Dr. Shalit; (ii) reviewed the Company's Form 10-KSB for the fiscal year ended December 31, 1996, its Form 10-QSB for the period ended March 31, 1997, the prospectus and registration statement in connection with the IPO and the Company's private placement memorandum dated October 20, 1995; (iii) reviewed the Employment Agreement and the License Agreement; (iv) reviewed certain internal management-prepared financial projections and technology assessments including a marketing summary with three year projected revenues and financial statement projections; (v) met with the Company's management to discuss the current status of, and outlook for, the Company's results, assets and liabilities, industry conditions and outlook and other matters it considered relevant to its inquiry; (vi) reviewed the historical prices and trading volume of the Imatec Common Stock; and (vii) conducted other inquiries, financial studies and analyses as it deemed appropriate for purposes of its opinion.


In the course of its review and in arriving at its opinion, Spencer Trask did not independently verify any of the foregoing information and has relied upon it being complete and accurate in all material respects. Spencer Trask also did not make an independent appraisal of specific properties or other assets of the Company.

The following is a brief summary of certain of the valuation methodologies used by Spencer Trask in connection with the rendering of the Spencer Trask Opinion. Spencer Trask did not analyze comparable companies' assets and operations in its approach to this valuation. It is believed by Spencer Trask that the Company's Technology and business operations are unique and management is not aware of any comparable public companies or transactions.

Income Approach

Spencer Trask utilized the income approach to compare the net present values ("NPV") of estimated future cash flows associated with two different scenarios:
"status quo" and the Sale of the Current Business pursuant to the Agreement. Spencer Trask reviewed monthly expense projections through August 2000, based on the assumption of no revenues earned by the Company during that time period and continuation of the Company's current business strategy without the initiation and prosecution of formal legal claims against alleged patent infringers. Future cash flows beyond August 2000, without Dr. Shalit's salary and benefits and with a higher level of guaranteed royalty payments to Dr. Shalit from the technology licensed pursuant to the License Agreement (the "Technology") were also estimated. The future cash flows were discounted by Spencer Trask to arrive at their NPV. Spencer Trask also conducted a liquidity analysis which indicates that without revenue, the Company would have no cash remaining by the end of the year 2000.


The NPVs derived are as follows:

"STATUS QUO" NET CASH OUTFLOWS

Scenario A, No Revenue, NPV - Most Likely                             $3,827,954
Scenario B, Revenue, NPV - Less Likely                                 2,801,717

PROPOSED TRANSACTION - COMPANY CASH OUTFLOWS

Scenario A, $0.50 market price per share, 35%
  capital gains tax, NPV                                              $3,318,491
Scenario B, $1.00 market price per share, 35%
  capital gains tax, NPV                                               3,012,885
Scenario C, $0.50 market price per share, 27%
  capital gains tax, NPV                                               3,027,737
Scenario D, $1.00 market price per share, 27%
  capital gains tax, NPV                                               2,886,346
Maximun Co. payments irrespective of market price, 35%
  capital gains tax, NPV                                               3,318,491
Maximun Co. payments irrespective of market price, 27%
  capital gains tax, NPV                                               3,027,737


Spencer Trask paid considerable attention to the assumption of no revenue during the period under evaluation. Correspondence and internal records of conversations and contacts with prospective licensees of the Technology was reviewed and discussed with management of the Company. Also considered was the fact that to date, the Company has not succeeded in securing any licensees. In addition, Spencer Trask considered that there is only one serious licensee prospect at this time, a large, well-known medical imaging equipment company, and if an agreement is to be struck, there remains additional Technology evaluation and feasibility analysis by the prospect, negotiation of terms of additional research and development for product customization, negotiation of license fee terms and U.S. Food and Drug Administration approval by the licensee. Late 1998 is considered to be the earliest possible date for initial installation by a licensee if a license agreement is reached. While the Company and such medical imaging equipment company entered into a non-disclosure agreement in June 1997, no other formal agreements or understandings are in place as of the date of this Proxy Statement. If the prospective licensee's customers were to be satisfied with the improved quality of their image reproductions, management of the Company has opined that it is possible that other medical equipment companies would want to license the Technology. In the event that the negotiations with the well-known medical imaging equipment company come to fruition, management believes that the value of the Technology will be somewhat enhanced, although because of the speculative nature of any such licensing arrangement, no specific value can be assigned thereto. However, management has acknowledged that tone reproduction of black and white medical images is not accepted as a critical issue in the industry as there is no absolute reference and choice of contrast and brightness/density is often a matter of personal preference. Based on the foregoing, Spencer Trask considered there to be a low probability of achieving meaningful licensing revenue in the next several years, if ever.

The other revenue possibility considered by Spencer Trask was from patent infringers involved with color adjustment methods and systems. Management of the Company believes that a number of software products and related systems utilized in the graphic arts industry may be infringing upon one or more patents underlying the Technology. Patent lawyers, on behalf of the Company have begun to send letters to companies believed to be infringing on such patents, suggesting that a license agreement be negotiated in lieu of formal legal action. As of the date of the Spencer Trask Opinion, no actual litigation has yet begun and some of the companies contacted by the Company's patent lawyers have flatly denied any infringement. Because of the early stage of the patent infringement litigation considerations, and the extended period of time and cost that any such litigation may incur, the adjustment of the "status quo" cash flows to include assumed future patent infringement income was not made by Spencer Trask.

In addition, the cash payments made by the Company to Dr. Shalit pursuant to the Agreement were estimated by Spencer Trask, based on various scenarios involving applicable tax rates and share prices. These cash outflows were discounted at the same rate as the "status quo" outflows to arrive at the NPV.

Liquidation Approach

Liquidation of the Company has not been proposed as an alternative to the "status quo" or the Sale of the Current Business. However, Spencer Trask was of the view that valuation consideration should be given to this alternative. The estimated cash and cash equivalents of the Company at June 30, 1997 was $4.4 million. Approval of a liquidation would require a stockholder vote. Given Dr. Shalit's economic interest in maintaining the Company as a going concern in order to continue receiving his salary, benefits, royalties and assurance of legal costs and expenses to protect the Technology or to institute lawsuits against patent infringers, Spencer Trask believes that it is likely that he, with approximately 24% of the outstanding shares of Imatec Common Stock, would vigorously oppose such an action. Accordingly, Spencer Trask believes it reasonable to assume several months continuation of the Company and its current level of expenses, plus legal and other costs of a proxy battle, prior to a liquidation being approved, if at all. Total Company cash expenses through October 1997 were estimated by management of the Company at $740,000 plus an estimated $250,000 legal and proxy related expenses relating to a proposed liquidation for a total of approximately $1,000,000. Resultant estimated cash and equivalents at the end of October would be approximately $3,400,000 less liabilities estimated at $100,000 or a net amount of $3,300,000 for distribution to stockholders. On a per share basis, this would amount to approximately $0.98 per share based on 3,735,000 shares of Imatec Common Stock outstanding. This does not take into account, however, the possibility that additional legal expenses relating to patent infringement claims mights be incurred prior to any liquidation approval.

Spencer Trask's analysis indicated that the NPV of maximum Company payments to Dr. Shalit pursuant to the Agreement is approximately $3,300,000, implying that this amount will need to be pledged to secure the Letter of Credit. Resultant "free cash" would be approximately $1,000,000 at June 30, 1997 plus net operating losses of $1,200,000 plus estimated "shell value" of $250,000. Implied Company value would be approximately $1,700,000 or $0.46 per share. This does not take into account additional value per share which might result from future per share market prices above $0.66 per share which would reduce the Company's obligations pursuant to the Letter of Credit and make available more free cash to the Company, nor does it take into account the possibility of Company asset deployment in such a way as to increase stockholder value.

Overall, Spencer Trask did not consider the liquidation approach to be a viable consideration in their valuation analysis because of uncertainties as to whether it would be of direct benefit to the stockholders and whether it would be approved by the stockholders in view of likely vigorous opposition by a large stockholder.

Impact of the Agreement on the Company and its Stockholders

As of June 30, 1997, the Company had approximately 3,735,000 shares outstanding. Losses from operations in 1996 was $1,202,000, up from $595,000 in 1995, with continuing losses from operations in the first quarter of 1997 of $353,000 and anticipated ongoing losses for the next several years. The Imatec Common Stock market price has declined from a high of $6.13 in January 1997 to a current level of approximately $0.50 per share, indicating stockholder dissatisfaction with the Company's current and anticipated performance. Spencer Trask believes that the comparative NPV's of the "status quo" vs. the Sale of the Current Business and the opportunity to redeploy the Company's post-Sale assets in the form of free cash estimated at approximately $1,000,000, net operating loss carryforward of approximately $1,200,000 and estimated $250,0000 "shell value," indicate that the stockholders of the Company have reasonable grounds to expect, assuming rational use of the Company's assets by new management, that the terms of the Sale are adequate from a financial perspective.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Spencer Trask Opinion. In arriving at the Spencer Trask Opinion, Spencer Trask considered the results of all such analyses. The analyses were prepared solely for purposes of providing its opinion as to the fairness of the Sale, from a financial point of view, to the stockholders of the Company and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, the Spencer Trask Opinion and presentation to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Sale. The foregoing summary does not purport to be a complete description of the analyses performed by Spencer Trask.

Spencer Trask has not provided financing services to the Company in the past. Spencer Trask is a member of the National Association of Securities Dealers and is engaged in securities brokerage, market-making, private equity placements, securities research, and equity underwriting. The firm regularly values public and private businesses, as well as securities, for acquisition, merger, estate, and tax purposes. In the ordinary course of its business, Spencer Trask may actively trade the equity securities of the Company for its own accounts and for the accounts of customers and, accordingly, may, at any time, hold a long or short position in such securities.

Pursuant to the terms of the Spencer Trask Letter Agreement, the Company agreed to pay Spencer Trask a fee of $50,000 upon the rendering of its fairness opinion relating to the Sale. The Company has also agreed to reimburse Spencer Trask for its reasonable out-of-pocket expenses and to indemnify Spencer Trask and certain related persons against certain liabilities in connection with the engagement of Spencer Trask, including certain liabilities under federal securities laws.


ACCOUNTING TREATMENT. The proposed Sale of the Current Business is anticipated to be treated by the Company as a charge to operations in an amount equal to the actual payment of the (i) $634,619 (pre-tax); (ii) the net book value of Newco; and (iii) the expenses of the Sale, consisting primarily of professional fees and severance pay.

U.S. FEDERAL INCOME TAX CONSEQUENCES. The proposed Sale will not result in any federal income tax consequences to the Company's stockholders as stockholders. The Company estimates that it will report a loss for tax purposes on the Sale as the consideration received by the Company will be entirely attributable to the cancellation of the Employment Agreement and the License Agreement, which are future commitments of the Company, in exchange for the $634,619 (pre-tax) in cash and all the outstanding shares of Newco Common Stock. Newco has a carrying value of approximately $290,000 (if the Sale had occurred on June 30, 1997). Therefore, the loss would be approximately $925,000, plus expenses. The benefit of this tax loss, if any, is dependent on the Company's generation of future earnings. See "-- Assets to be Contributed to Newco; Assumed Liabilities of Newco" and "-- Consideration."

INFORMATION CONCERNING THE BUYER. Dr. Shalit is the current President, Chief Executive Officer, Chairman of the Board and Secretary of the Company. He will continue to develop the Imatec 20/20 System for his own account following the consummation of the Sale of the Current Business. Dr. Shalit has determined to enter into the Sale for the purpose of proceeding on his own in developing and commercializing the Technology. Dr. Shalit holds the rights to the Technology to the Company and entered into the Licensing Agreement with the Company in relation thereto in June 1995. Because the Board has indicated their desire to discontinue the commercialization efforts with regard to the Technology, Dr. Shalit believes he will be able to continue such efforts alone. The Consideration was determined to ensure Dr. Shalit received certain After-Tax minimal amounts. See "The Agreement -- Consideration." Dr. Shalit has recused himself from all deliberation and voting of the Board in connection with the Sale and has agreed to abstain from voting, as a stockholder, in connection with the Sale. See "Proposal 1 --Current Business Relationship with the Buyer."

In reaching his determination regarding the fairness of the Sale, Dr. Shalit considered the same factors considered by the Board discussed above under "-- Recommendation of the Board of Directors."

Dr. Shalit did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making his determination; although each of the factors considered, other than the risks cited, supported his decision. Dr. Shalit did not retain a financial advisor to render a fairness opinion in connection with the Sale. Dr. Shalit concluded that the Sale is fair to the unaffiliated stockholders of the Company.

Dr. Shalit believes that the manner in which the Sale was considered by the Company was procedurally fair to the unaffiliated stockholders of the Company based on the following factors: (i) the Committee was formed to promote and protect the interests of the unaffiliated stockholders; (ii) the Committee was comprised solely of independent members of the Board; (iii) the Committee retained an independent financial advisor, Spencer Trask, and independent legal counsel; and (iv) the negotiations between Dr. Shalit and the Committee of the terms of the Agreement were conducted on an arms-length basis.

The foregoing should not, however, be construed as a recommendation by Dr. Shalit to the unaffiliated stockholders to vote to approve the Sale. Because of potential conflicts of interest, Dr. Shalit does not make a recommendation with respect to approval of the Sale.

NAME CHANGE

Effective on the Closing Date, the Company will change its name from Imatec, Ltd. to a yet to be determined name and Newco will change its name to Imatec, Ltd.

BUSINESS RELATIONSHIP WITH BUYER

Dr. Shalit will not, following consummation of the Sale of the Current Business, have any further interest in the Company, other than his ownership of the Shalit Shares and will resign his positions as President, Chief Executive Officer, Chairman of the Board and Secretary effective upon Closing.

MANAGEMENT OF IMATEC FOLLOWING THE SALE

Concurrently with the Closing Date, Dr. Shalit, the current Board, Mr. Cross and Mr. Smith will resign all positions with the Company and, if elected pursuant to Proposal 2, Messrs. Clifford A. Brandeis, William M. Thompson and John M. Thompson will serve as the Company's directors. In addition, Mr. Brandeis will serve as the Company's President, Chairman of the Board, Chief Executive Officer and Secretary. See "Proposal 2."

CONFLICT OF INTEREST

Dr. Shalit, the Company's current Chief Executive Officer, President, Chairman of the Board and Secretary is the sole purchaser of the Newco Common Stock. Pursuant to the Agreement, Dr. Shalit will release the Company from its obligations under his Employment Agreement and the License Agreement, will pay no cash consideration for the Current Business, will receive $634,619 (pre-tax) at the Closing and a guarantee by the Company of a minimum purchase price of $3.41 (the equivalent of $2.34 per Shalit Share, After Tax) secured by the Letter of Credit. In addition, Dr. Shalit has recused himself from all deliberation and voting of the Board in connection with the Sale and has agreed to abstain from voting, as a stockholder, in connection with the Sale. See "--Business Relationship with Buyer."

FUTURE DIRECTION OF THE COMPANY

The current Board and management of the Company are currently evaluating alternatives for the future direction of the Company. The Company has been exploring the acquisition of a New Business, but to date has not reached any agreement or understanding with prospective sellers. The Board has made no decision on the purchase of a New Business, including the type of business to acquire. It is the intent of the Board to further examine the alternatives with the goal of maximizing stockholder value. Until such time, if ever, as the Company identifies an appropriate business to acquire, the Company will have no liabilities and its only assets will be the assets remaining after the Sale, which is limited to cash and marketable securities which will be no less than $3,875,000, subject to the Closing Adjustment. There can be no assurance that the Company can purchase a New Business at prices that the New Board, if elected, believes reasonable, or that the Company will operate a New Business profitably, or that, if profitable, the New Business will be sufficiently profitable to maximize stockholder value. The New Board intends to seek stockholder approval for the acquisition of any New Business. See "-- The Agreement -- Amendment and Termination."

In the event that a New Business is not identified and acquired within a reasonable period of time, the Board may determine to liquidate and wind down the Company, paying to its stockholders a dividend of remaining cash (if any) after satisfying liabilities and other prior obligations. It is likely that, in the event of any such liquidation, the per-share liquidation distribution will be less than the current per-share market price as a consequence of the expenses of the Annual Meeting and this proxy solicitation and the cost anticipated to be incurred by the Company in seeking a New Business.

RIGHTS OF SECURITY HOLDERS

The DGCL requires that a sale of "all or substantially all" of a corporation's property be approved by the corporation's stockholders. The Board has determined to treat Proposal 1 as covered by such provisions of the DGCL. Accordingly, stockholders who oppose the Sale of the Current Business do not have dissenters rights of appraisal under the DGCL. See "Rights to Dissent."

The rights of the holders of Imatec Common Stock will not change as a result of the Sale of the Current Business. The Company has never declared or paid any cash dividends on its Common Stock.


Holders of the Company's Redeemable Warrants have no voting rights with respect to any matter that comes before the Annual Meeting.

MARKET ACTIVITY

The closing price of the Imatec Common Stock as reported on the SmallCap Market on October __, 1997, the last business day preceding the public announcement of the proposed Sale of the Current Business, was $_______. On November , 1997, the last day prior to the printing of this Proxy Statement, the closing price of the Imatec Common Stock was $___ per share. See "Market Prices and Per Share Data."

Following the Sale, other than the Minimum Cash Amount, substantially all of the Company's assets will no longer belong to the Company and the Company will be minimally capitalized. Accordingly, as a result of the Sale, until a New Business is identified and purchased, the trading price range of the Imatec Common Stock immediately after the Sale is expected to remain at its current levels or be lower than the trading price range of the Imatec Common Stock prior to the Sale. The prices at which the Imatec Common Stock trades after the Sale will be determined by the marketplace and may be influenced by the depth and liquidity of the market for the Imatec Common Stock, investor perception of the Company and the industry in which the Company may participate, whether the Company finds a suitable acquisition candidate, the Company's operating results, the Company's dividend policy and general economic and market conditions. For a description of recent trading prices of the Imatec Common Stock, see "-- Dividends and Price Range of Imatec Common Stock."

It is expected that the Imatec Common Stock will continue to be quoted on the SmallCap Market after the Sale. However, until a New Business is acquired by the Company, the Imatec Common Stock and the Redeemable Warrants will not meet the SmallCap Market continuing listing requirements. In addition, the Nasdaq Stock Market, Inc. has informed the Company that, unless a New Business has been acquired which meets the initial listing requirements of the SmallCap Market, immediately following the Closing it will notify the Company of its intention to delist the Imatec Common Stock and the Redeemable Warrants. There is no assurance, however, that the Company will be able to maintain its listing on the SmallCap Market and that there will not be substantial limitations on the liquidity of the Imatec Common Stock, even if the Company acquires a New Business.

THE AGREEMENT

Set forth below is a description of the principal terms of the Agreement, which are of continuing applicability. This description is qualified in its entirety by reference to the Agreement, which is attached as Annex A hereto and is incorporated herein by this reference.

THE SALE. The Agreement provides that, subject to the terms and conditions thereof, the Company will contribute (the "Contribution") the Assets and Liabilities to Newco, a newly formed wholly-owned subsidiary of the Company. Immediately following the Contribution, Dr. Shalit will purchase all of the outstanding shares of Newco Common Stock for the Consideration. The Agreement also provides that (i) the nominees for director listed under Alternate A in Proposal 2 will be the initial directors of the Company immediately following the Closing Date, (ii) the Articles of Incorporation of the Company (the "Articles of Incorporation") will continue to be the Articles of Incorporation of the Company following the Sale; and (iii) the By-laws of the Company (the "ByLaws") will continue to be the By-laws of the Company following the Sale.


EMPLOYEES, TREATMENT OF OPTIONS. The Agreement provides that, effective as of the Closing Date, all employees of the Company will be terminated and all employee benefits, including any unexercised options granted pursuant to the Stock Option Plan will be terminated. To date, no options have been granted pursuant the Stock Option Plan.

ASSETS TO BE CONTRIBUTED TO NEWCO; ASSUMED LIABILITIES OF NEWCO.  The
Assets to be contributed to Newco pursuant to the Agreement include all accounts receivable, fixed assets, deposits, leases, permits, proprietary rights and software, customer lists, books and records, prepaid items, and the trademarks "IMATEC" and "IMATEC 20/20" that are currently used in connection with or relate to the operation of any of the Current Business, as well as the name Imatec, Ltd., except as specifically excluded. The specifically excluded assets consist only of cash which will be no less than $3,875,000 (the "Minimum Cash Amount"), subject to the Closing Adjustment. See "-- The Amendment and Termination."

Certain liabilities relating to the Current Business will be assumed by Newco. The Liabilities are the current liabilities of the Company related to the operation of the Current Business including but not limited to trade payables and accrued expenses, including existing covenants and leases, subject to certain exceptions, but do not include liabilities relating to, arising out of, or in connection with, the bridge financing of the Company concluded in April 1996, the IPO, and the costs and expenses related to the Sale.

CONSIDERATION. The Consideration consists of (i) the termination of the Employment Agreement in exchange for a payment of $634,619 (pre-tax), which is the equivalent of $300,000, After Tax; and (ii) the termination of the License Agreement. In addition, Dr. Shalit and the Company have agreed that Dr. Shalit will sell all of the Shalit Shares in the public market or to the Company at market price over a period of 30 months according to the schedule set forth below, either as directed by the Company or at his own direction. All payments made by the Company to Dr. Shalit on the Sale Date or pursuant to the Letter of Credit are being paid on a before-tax basis. The After Tax amounts refer only to the consideration to be received by Dr. Shalit and not to any tax benefits accruing to the Company. For purposes of the Agreement, "After Tax" means the amount remaining after deducting individual federal (including capital gains tax), state and local income taxes calculated at the highest tax rate applicable to Dr. Shalit in effect at the time of each payment.

Sale of the Shalit Shares

From and after the Closing Date, the Company will have the option of (i) causing Dr. Shalit to sell the Shalit Shares in the public market or (ii) purchasing the Shalit Shares at market price or (iii) Dr. Shalit will have the option of selling the Shalit Shares in the public market so long as Dr. Shalit receives the Minimum Sales Amount (as herein defined) on each Payment Date (as defined) or sooner, subject to the Minimum Cash Amount adjustment provisions. The Minimum Sales Amounts will be secured by the Letter of Credit in the aggregate amount of $2,850,252 in favor of Dr. Shalit obtained by the Company. The Letter of Credit will be delivered at Closing. In the event that Dr. Shalit receives an amount from the sale of the Shalit Shares, net of any brokerage commissions (the "Sale Proceeds") in excess of the Minimum Sales Amount for any given Payment Date, such excess amount will be deducted, on a pro rata basis, from the aggregate Minimum Sales Amounts due to Dr. Shalit set forth in the table below. In the event that Dr. Shalit receives Sale Proceeds which are less than the Minimum Sales Amount for any given Payment Date, Dr. Shalit may draw on the Letter of Credit in an amount equal to the Minimum Sales Amount minus the Sale Proceeds. In the event that the number of Shalit Shares sold at any given Payment Date exceeds the number of shares set forth below for such Payment Date (the "Excess Shares"), Dr. Shalit will receive the Sale Proceeds from the sale of the Excess Shares with a minimum price per share equal to $3.41, the equivalent of $2.34, After Tax. Any Excess Shares sold for any given Payment Date will be deducted, on a pro rata basis, from the remaining Shalit Shares to be sold. The following table sets forth the minimum amounts, After Tax (individually, a "Minimum Sales Amount") to be received by Dr. Shalit on the dates (individually, a "Payment Date") set forth below from the sale of the Shalit Shares, from the Company and/or pursuant to the Letter of Credit, as applicable:


                                                                               Aggregate
                                                                                Dollar
                                                                                Amount                               Dollar
                                            Aggregate         Aggregate        Due as of            Dollar            Amount
                                              Dollar            Dollar          Date of             Amount          Per Share
                          Number of           Amount            Amount           Proxy             Per Share           After
        Date               Shares            Pre Tax          After Tax       Statement*           Pre Tax**          Tax***
        ----               ------            -------          ---------       ----------           ---------          ------

  6 months                128,480          $438,502       $   300,000                                 $3.41            $2.34
from Closing

12 months                 256,959           877,000           600,000                                  3.41             2.34
from Closing

18 months                 171,306           584,667           400,000                                  3.41             2.34
from Closing

24 months                 171,306           584,667           400,000                                  3.41             2.34
from Closing

30 months                 107,066           365,416           250,000                                  3.41             2.34
from Closing              -------           -------           -------

TOTAL                     835,117        $2,850,252        $1,950,000

---------------------
* Amounts due to Dr. Shalit under the Letter of Credit in the Event that the Company required the sale of all of the Shalit Shares as of the date of this Proxy Statement.
**    Actual figure is $3.413 per share.
***   Actual figure is $2.335 per share.


For example, in the event that within 6 months from Closing, the Company has required Dr. Shalit to sell 128,480 Shalit Shares at an average price per share of $1.50 for an aggregate of $192,720, then Dr. Shalit is entitled to draw from the Letter of Credit in an amount equal to $245,782 (the $438,502 guaranteed price minus the actual $192,720 sales price). However, in the event that Dr. Shalit receives more than $438,502 from the sale of 128,480 Shalit Shares during such period, the entire amount received would be deducted from the $2,850,252 guaranteed by the Letter of Credit. In the event that the Company does not require Dr. Shalit to sell any Shalit Shares over such 30 month period or Dr. Shalit otherwise does not sell the Shalit Shares and the current market price of the Imatec Common Stock is zero, Dr. Shalit will be entitled to draw on the Letter of Credit in the full amount of $2,850,252. Any amount due to Dr. Shalit under the Letter of Credit is subject to the adjustments described under "-- Amendment and Termination."


The Shalit Shares are not "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act. Accordingly, as long as Dr. Shalit is not an "affiliate," as such term is defined under Rule 144, Shalit Shares will be freely tradeable. Pursuant to the terms of the Registration Rights Agreement, in the event that Dr. Shalit is considered an affiliate under Rule 144, the Company has agreed to register the Shalit Shares prior to their resale to the public at the insistence of either party pursuant to the provisions of the Agreement. The Company cannot predict whether Dr. Shalit would choose to sell the Shalit Shares in the public market when the market price is substantially below $3.41 per share or at all. Such a determination is based on many factors including but not limited to market conditions, whether a New Business has been acquired and the termination date of the Letter of Credit.
The Company has no current intention to require Dr. Shalit to sell the Shalit Shares other than as set forth in the above schedule.




REPRESENTATIONS AND WARRANTIES; COVENANTS. The Agreement contains representations and warranties of one or both of the parties with respect to, among other things (i) organization, good standing, corporate power and enforceability, (ii) ownership of subsidiaries, (iii) capitalization, (iv) no conflicts, (v) required consents or approvals, (vi) no material misstatements in filings with the Commission, financial statements and regulatory statements,
(vii) no undisclosed liabilities, (viii) absence of material adverse changes,
(ix) no litigation, (x) compliance with law, (xi) no disclosed liabilities under ERISA, (xii) tax returns filed and taxes paid, (xiii) receipt of the fairness opinion from Spencer Trask, and (xiv) sufficiency of funds to consummate the Sale of the Current Business. In addition, the Agreement contains the customary covenants of each party.

INDEMNIFICATION. The Agreement provides that all representations, warranties, covenants, and agreements of the parties survive the Closing, and the parties agreed to indemnify one another as follows: the Company has agreed to indemnify Dr. Shalit against all claims, losses, costs, and expenses, including attorneys fees, arising out of (i) any breach of any covenant, agreement, representation, or warranty or (ii) any liability relating to the Current Business or Company that is not an assumed Liability; and Dr. Shalit agreed to indemnify the Company against all claims, losses, costs, and expenses, including attorneys fees, arising out of any breach of any covenant, agreement, representation or warranty. Both Dr. Shalit and the Company agreed to notify the other of damages resulting from the claims of a third party and agreed that each may undertake the defense of such claims that it would be required to indemnify, under certain conditions, and that each may participate in the defense of claims as to which it would be indemnified, under certain conditions.

CLOSING CONDITIONS

Conditions Precedent to Obligations of the Company

The Company's obligations under the Agreement are subject to the satisfaction or waiver, at or prior to the Closing Date, of certain conditions, including each of the following: (i) the accuracy of Dr.

Shalit's representations and warranties as of the Closing Date; (ii) the performance by Dr. Shalit of all of his obligations, covenants and conditions contained in the Agreement; (iii) the Company's having secured Board authority and stockholder consent with respect to the Sale; and (iv) receipt of each of the canceled Employment Agreement and License Agreement, as described above (see "The Agreement --Consideration").

Conditions Precedent to Obligations of Dr. Shalit

The obligations of Dr. Shalit are subject to the satisfaction or waiver, at or prior to Closing, of certain conditions, including each of the following: (i) the accuracy of the Company's representations and warranties as of the Closing;
(ii) the material performance by the Company of all of its obligations, covenants and conditions contained in the Agreement to be performed at or prior to Closing; (iii) the Company's having received requisite Board and stockholder authority to consummate the Agreement; and (iv) receipt of a bill of sale and assignment agreement in connection with the conveyance of the Assets.

AMENDMENT AND TERMINATION. The Agreement may be amended by the mutual written agreement of the Company and Dr. Shalit. The Company is not presently aware of any reason to amend the Agreement. In addition, the Minimum Cash Amount will be reduced by the Closing Adjustment. At the Closing, the Minimum Sales Amounts due to Dr. Shalit will be reduced proportionally by the positive difference between the Minimum Cash Amount and the actual cash and marketable securities remaining in the Company as of the Closing. The Minimum Cash Amount represents the amount of cash and marketable securities remaining in the Company as of the Closing, as adjusted by the Closing Adjustment.

For example, if the Closing occurs after December 1, 1997 but before December 31, 1997, the aggregate Monthly Expense Amount will be $65,000. If the Extraordinary Expense Amount during such period equals $100,000, the aggregate Closing Adjustment would be $165,000, resulting in the adjustment of the Minimum Cash Amount to $3,710,000 ($3,875,000 minus the Closing Adjustment of $165,000). Assuming the actual cash and marketable securities remaining in the Company as of the Closing equals $3,700,000, the total Minimum Sales Amounts due to Dr. Shalit will be reduced by $10,000, the difference between $3,710,000 and $3,700,000. At September 30, 1997, the Company had $4,158,622 in cash and marketable securities.

The Board has retained discretion, even if stockholder approval of the Sale is obtained and the other conditions to the Sale are satisfied, to abandon, defer or modify the Sale or any matter contemplated by the Sale. The terms of the Sale thus may be modified or conditions thereto may be waived by the Company's Board. However, if the Company's Board takes any such action, it will be on the basis that such action is in the best interests of the Company and its stockholders in accordance with its fiduciary obligations under Delaware law.

EXCLUSIVITY. The current Board believes that the Sale is the best arrangement available at this time to maximize stockholder value. Accordingly, pursuant to the Agreement, neither the Company nor Dr. Shalit will, directly or indirectly through any agents or representatives, solicit, initiate or encourage any proposal or offer from a third party to acquire either any capital stock or other voting securities of the Company or any substantial portion of the Assets, or participate in any discussions or negotiations regarding such a proposal or offer. However, this provision does not prevent the Company's Board from taking any such actions if required by the Board's fiduciary duties under Delaware law.

SCHEDULE 13E-3

The Company and Dr. Shalit have filed with the Commission a Schedule 13E-3 pursuant to the Exchange Act, furnishing certain information with respect to the Sale in addition to the information contained in this Proxy Statement, and they may file amendments to the Schedule 13E-3. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information contained in the Schedule 13E-3. For further information pertaining to the Company, reference is made to the Schedule 13E-3 and the exhibits and amendments thereto. See "Available Information."

STOCKHOLDER VOTE


The DGCL requires that a sale of "all or substantially all" of a corporation's property be approved by the corporation's stockholders. The Board has determined to treat Proposal 1 as covered by such provisions of the DGCL. Accordingly, an affirmative vote of a majority of the outstanding shares of the Company entitled to vote is required to approve Proposal 1. The Board unanimously recommends a vote to approve the proposed Sale described in Proposal 1. Unless the proxy is marked to indicate that such authority is expressly withheld, the persons named in the enclosed proxy intend to vote the shares represented thereby "FOR" approval of Proposal 1.

DIVIDENDS AND PRICE RANGE OF COMPANY COMMON STOCK

The Common Stock and the redeemable warrants of the Company (the "Redeemable Warrants") have been included for quotation on the SmallCap Market since October 1996 and trade under the symbols "IMEC" and "IMECW." The following table sets forth information as to the last sales price per share of Common Stock and the Redeemable Warrants as quoted on the Consolidated Reporting System from October 1996 and for 1997 (through November 17).


                                                       Common Stock                    Redeemable Warrants
                                                  LOW               HIGH              LOW              HIGH
1997

  4th Quarter (through November 17, 1997)         $0.3125           $0.75             $0.0625          $0.125

  3rd Quarter                                     $0.250            $0.875            $0.0938          $0.2031
  2nd Quarter                                     $0.4375           $3.375            $0.0938          $1.625
  1st Quarter                                     $3.00             $6.50             $0.7031          $3.25

1996
  4th Quarter (from October 29, 1996)             $4.25             $6.75             $1.00            $3.125


The Company has never declared or paid cash dividends on its capital stock and does not anticipate declaring or paying cash dividends in the foreseeable future.


At November 17, 1997 the Company had approximately 863 stockholders.


RIGHTS TO DISSENT

Under the DGCL, stockholders of a corporation are entitled to appraisal rights only with respect to certain statutory mergers or consolidations. Unless otherwise provided in the certificate of incorporation, the DGCL does not grant appraisal rights to (i) stockholders with respect to a merger or consolidation of a corporation, the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders, if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of such corporation is required to approve the merger, or (iii) stockholders of a corporation upon the disposition of all or substantially all of that corporation's assets.

The Board of Directors has classified the proposed transaction as a sale of assets and not a merger. Accordingly, no Appraisal or Dissenters' Rights are available in connection with the Sale.

FRAUDULENT TRANSFER CONSIDERATION; LEGAL DIVIDEND REQUIREMENTS

If a court in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find that, at the time the Company effected the Sale, the Company (i) was insolvent, (ii) was rendered insolvent by reason of the Sale, (iii) was engaged in a business or transaction for which the Company's remaining assets, as the case may be, constituted unreasonably small capital or (iv) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, such court may be asked to void the Sale (in whole or in part) as a fraudulent conveyance for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, the Company would be considered insolvent if the fair value of its respective assets were less than the amount of its respective liabilities or if it incurred debt beyond its ability to repay such debt as it matures.

The Company's Board and management believe that even if a New Business is not identified and purchased, the Company will be solvent at the time of the Sale (in accordance with the foregoing definitions), will be able to repay its debts as they mature following the Sale and will have sufficient capital to carry on its business from a financial point of view. The Company has engaged Spencer Trask to assist the Company in its analysis of the fairness of the Sale from a financial point of view.
See "-- Fairness Opinion."

BUSINESS OF THE COMPANY PRIOR TO THE SALE

Business Strategy

The Company's strategy is (i) to license the Company's technology and Imatec 20/20 System developed for the medical diagnostic imaging field to manufacturers of medical imaging products, such as scanners, cameras, and image reproduction systems, (ii) to engage in marketing activities to facilitate the licensing of the Company's technology and its Imatec 20/20 Systems, and (iii) to continue its research and development activities with respect to other applications of the Company's technology in the medical imaging field and for other imaging fields, such as graphic arts, computer, cinematography, and television/video. The precise scope and length of any license granted by the Company is anticipated to be dependent upon the overall nature of the license agreement and the remuneration to be received by the Company. The Company will simultaneously seek to license Imatec 20/20 Systems both as an add-on device for new and existing MRI, CT, and ultrasound scanners and as an enhancement to be included as a component of new MRI, CT, and ultrasound scanners. The Company does not presently intend to engage in any manufacturing, sales, or service activities with respect to its Imatec 20/20 Systems or products that incorporate the Company's technology, or provide technical service in connection therewith. The Company may assist a licensee in adapting the Company's technology or an Imatec 20/20 System and preparing a technical manual for any product that incorporates the Company's technology or Imatec 20/20 system, but will not engage in providing the actual technical assistance to end-users of any such product. In the event that the Company is unable to effectively license its technology or the Imatec 20/20 System, the Company may eventually need to engage in manufacturing of products incorporating its technology or the Imatec 20/20 System. The Company is presently engaged in preliminary discussions with a potential licensee. However, a license agreement may not be consummated and, even if consummated, the timing and amount of income to the Company is speculative.

The Company has sent letters alleging that its patents have been infringed to three companies. They have denied such infringement. The Company has been advised that patent infringement litigation may be expensive, its results uncertain due to the uncertainty of litigation and that a final judgement may not be expected before three years.

Manufacturing, Sales, and Distribution

The Company has no present intention to engage in the manufacturing or sales process. In the event that, due to an inability to successfully license its technology or any Imatec 20/20 System, the Company determined that it was necessary to manufacture, sell and distribute imaging products incorporating the Company's technology or Imatec 20/20 Systems, the Company would manufacture such products on a contract manufacturing or original equipment manufacturer (OEM) basis and have such products distributed by a network of independent, regional retail distributors. The Company presently has an arrangement with an independent third party company that provides research and development services to the Company from time to time. Such third party also has pre-production and production capabilities. Consequently, because such third party is already familiar with the Company's technology, the Company would engage such third party on an OEM basis in the event that the Company was required to manufacture products. The Company presently does not have any relationship with any independent retail distributors.

Marketing

The Company intends to market its technology and Imatec 20/20 Systems by a variety of means, each of which is intended to facilitate the licensing of its technology and Imatec 20/20 Systems. The Company intends to attend industry trade shows in the United States in order to gain additional exposure to potential licensees for its technology and Imatec 20/20 Systems. The Company also intends to publicize the existence of Imatec 20/20 Systems through the publishing of articles by Dr. Shalit, the first of which were a series of articles commencing in November of 1996 in Medical Imaging, a trade magazine. The Company also intends to gain exposure, as well as keep current of emerging and changing imaging standards, by joining certain industry trade associations, and where feasible, having representatives of the Company serve on various standards committees in the imaging field. The Company recently became a member of the National Electronic Manufacturers Association ("NEMA"), a industry trade association for the medical imaging industry. In addition, Dr. Shalit is currently a full voting member of the Digital Imaging Communication in Medicine Committee ("DICOM"), a committee under the auspices of NEMA, and the American College of Radiology, which is responsible for creating standards in the image communication business. The Company has a vice president of marketing to coordinate all of the Company's marketing activities and intends to hire additional marketing personnel and consultants if required.

Research and Development

In applying the Imatec 20/20 System designed for the medical diagnostic imaging field to other aspects of the medical imaging field, as well as in connection with developing Imatec 20/20 Systems for other fields, the Company intends to engage consultants and independent contractors from time to time to conduct research and development activities. The Company, in certain instances, may acquire certain technologies that the Company believes enhance or further the application of the Company's technology or its Imatec 20/20 Systems to other imaging fields, although it will only effect such acquisitions in those instances where the Company believes that acquisition of such technologies is more economical and efficient than engaging in research and development itself. Presently, the Company does not have any current arrangements or understandings to acquire any such technologies.

The Company incurred $17,881, $11,773 and $137,970 in research and development expenses during the year ended December 31, 1994, 1995, and 1996, respectively.

Competition

The image enhancement field is subject to rapid and significant technological change that may render an Imatec 20/20 System, or products that incorporate the Company's technology, obsolete or incompatible with the machines they are intended to complement. In addition, such rapid changes may impose additional, unforeseen costs on the Company, in that the Company may be required to modify its technology and Imatec 20/20 Systems to adapt to such changes. There can be no assurance that the Company will be able to successfully modify or upgrade its technology and Imatec 20/20 Systems as may be necessary on a timely basis, or at all.

While the Company is not aware of any entities that build image enhancement devices which directly compete with the Company's technology or the Imatec 20/20 System in the medical field, there are a number of entities that are engaged in the research and development of image enhancement products. These entities may in the future develop competing technologies or products. Potential competitors of the Company include independent companies, universities, and public and private research organizations, most of which are well established and have substantially greater marketing, financial, technological, and other resources than the Company. In addition, the medical imaging field in particular is dominated by large, well established, highly capitalized corporations. There can be no assurance that competitors will not succeed in securing patents and/or developing technologies or products that are more effective than the Company's technology or Imatec 20/20 Systems, as a result of which the Company's technology or Imatec 20/20 Systems may become obsolete or noncompetitive.

License Agreement

The Company entered into a license agreement as of June 25, 1995 with Dr. Shalit (the "License Agreement"). The License Agreement grants the Company the exclusive right to make, use, sell, and sublicense "Patentable Image Technology," defined in the License Agreement as the Company's three United States patents and certain foreign patent applications. Under the terms of the License Agreement, Dr. Shalit received from the Company a one-time $350,000 payment in January 1996. Dr. Shalit is also entitled to receive a flat royalty fee of $140,000 per annum, payable in monthly installments of $11,667, for so long as the Company and any successor of the Company is in existence (the "Annual Royalty"); provided, however, that in the event that Dr. Shalit is no longer President, Chief Executive Officer and Chairman of the Board for any reason whatsoever, but the Company or any successor of the Company continues in existence, the Annual Royalty will automatically be increased to $250,000 per annum. Pursuant to the terms of the License Agreement, the Annual Royalty will increase by 5% every year as long as the Company or any successor of the Company is in existence. The License Agreement also grants to the Company the exclusive right as to inventions made by Dr. Shalit in the course of his employment under his employment agreement with the Company. The Company's obligations to pay the Annual Royalty will continue until the expiration of the License Agreement. The term of the License Agreement expires when the last licensed patent expires, whether in the United States or abroad. Under the License Agreement, the Company is obligated to use its reasonable best efforts to make, use, sell and sublicense to others the Patentable Image Technology.

Intellectual Property

The Company presently intends to make all appropriate filings and registrations, or take all other actions the Company believes to be necessary, to obtain and protect all patents, trademarks, copyrights, tradenames, and all other intellectual property rights, if any, relating to the Company, although there can be no assurance that the Company will be able to effectively do so. In the event the Company is able to fully establish intellectual property rights with respect to the technology used by the Company, of which there can be no assurance, third parties may attempt to exercise alleged rights pursuant to their patents, trademarks, copyrights, or other intellectual property or appropriate any patents, trademarks, copyrights, or other intellectual property rights obtained by the Company, and the Company's failure or inability to adequately protect any of its intellectual property rights may have a material adverse effect on the Company. In addition, there can be no assurance that third parties will not be able to successfully assert a claim with regard to the Company's patents and/or the Imatec 20/20 Systems under their own intellectual property rights.

The Company also requires all employees to sign non-disclosure, non-competition, confidentiality, and invention assignment agreements.

Under the License Agreement, the Company has an exclusive, worldwide license from Dr. Shalit to make, use, sell and sublicense to others the Patentable Image Technology.

The Company intends to seek to broaden its patent protection and the application of the Company's technology and Imatec 20/20 Systems to other markets. When seeking to apply the Company's technology to other markets, the Company most likely will first design a research prototype of an Imatec 20/20 System for such market to test the technology in the laboratory. Thereafter, a production prototype of such Imatec 20/20 System will be constructed for testing at a beta, or third party, site. After successful beta testing, the Company will then seek to market the Imatec 20/20 System and/or license the underlying technology.

FDA Clearance

The United States Food and Drug Administration (the "FDA") employs a rigorous system of regulations and requirements governing the clearance processes for medical devices, requiring, among other things, the presentation of substantial evidence, including clinical studies, establishing the safety and efficacy of new medical devices. The principal methods by which FDA clearance is obtained are pre-market approval ("PMA"), which is for products that are not comparable to any other product in the market, and filing a pre-market notification under
Section 510(k) ("510(k)") of the federal Food, Drug and Cosmetic Act, which is for products that are substantially equivalent to products that have already received FDA clearance. Although both methods may require clinical testing of the products in question under an approved protocol, because PMA clearance relates to more unique, invasive, and/or potentially higher risk products, the PMA procedure is more complex and time consuming.

Applicants utilizing the 510(k) procedure must prove that the products for which clearance is sought are substantially equivalent to products on the market prior to the Medical Device Amendments of 1976, or products approved thereafter pursuant to the 510(k) procedure. The review period for a 510(k) application is approximately ninety (90) days from the date of filing the application, although there can be no assurance that the review period will not extend beyond such a period.

Under the PMA procedure, the applicant is required to conduct substantial clinical testing to determine the safety, efficacy, and potential hazards of the product. The review period under a PMA application is one hundred eighty (180) days from the date of filing, and the application is not automatically deemed cleared if not rejected during that period. The preparation of a PMA application is significantly more complex, expensive, and time consuming than the 510(k) procedure. Further, the FDA can request additional information, which can prolong the clearance process.

In order to conduct human clinical studies for any medical procedure proposed for the Company's products, the Company, or a licensee of the Company's technology or Imatec 20/20 System for medical imaging applications, as the case may be, could also be required to obtain an investigational device exemption ("IDE") from the FDA or Institutional Review Board (the "IRB") which would further increase the time before potential FDA clearance. In order to obtain an IDE, the Company or a licensee, as the case may be, may be required to submit an application to the FDA or IRB, including a complete description of the product and detailed medical protocols that would be used to evaluate the product. In the event an application were found to be in order, an IDE would ordinarily be granted promptly thereafter.

While the Company's licensees will be more likely to experience the FDA review and clearance processes than the Company directly, it may be more difficult to sell or license the Company's technology in light of such rigorous FDA license requirements. The Company has never sought FDA approval for its Technology.

Employees

As of August 31, 1997, the Company had four full-time employees, Dr. Hanoch Shalit, who serves as the Company's President, Chief Executive Officer, Chairman of the Board and Secretary, James A. Smith, who serves as the Company's Chief Financial Officer, Simon A. Cross, who serves as Vice President - Marketing and Sales and one administrative assistant. The Company also employs two part-time consultants, consisting of one computer programmer and one electronic engineer. The Company believes that its relations with its employees are good.

Legal Matters

The Company was named as a defendant in an action commenced in the Supreme Court of the State of New York, Suffolk County on November 7, 1997. The plaintiff is seeking an aggregate of $3,000,000 from the Company, alleging that the Company breached its obligations to the plaintiff in connection with three separate agreements relating to the raising of funds for the Company executed in 1993, 1994 and 1995. The Company intends to vigorously defend against such claims.

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

Authorized and Outstanding Capital Stock

At the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares, consisting of 20,000,000 shares of Imatec Common Stock, par value $.0001 per share, 3,735,201 of which are currently issued and outstanding and (ii) 2,000,000 shares of preferred stock, par value $.0001 per share ("Preferred Stock"), none of which are currently issued and outstanding. The following summary of the capital stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and Bylaws, copies of which are available upon request from the Company.

Imatec Common Stock

Holders of Imatec Common Stock are entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the stockholders, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so.

The holders of Imatec Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Imatec Common Stock after payment of any liquidation preferences to holders of any preferred stock then outstanding, upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive or redemption provisions applicable thereto; and (iv) are entitled to dividends in such amounts and at such times as may be declared by the Company's Board out of funds legally available therefor. All outstanding shares of Imatec Common Stock are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Redeemable Warrants

The Redeemable Warrants have been issued pursuant to a Warrant Agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"). The following discussion of certain terms and provisions of the Redeemable Warrants is qualified in its entirety by reference to the detailed provisions of the Redeemable Warrants and of the Warrant Agreement, the forms of which have been previously filed with the Commission.

Each Redeemable Warrant entitles the holder thereof to purchase one share of Imatec Common Stock at an exercise price of $6.50 per share at any time until October 28, 1999, subject to adjustment in certain circumstances. Each Redeemable Warrant is redeemable by the Company at any time commencing July 29, 1997. Each Redeemable Warrant is redeemable by the Company with the consent of the underwriter of its IPO, upon 30 days prior written notice, and will be subject to redemption at a redemption price of $.10 per Redeemable Warrant provided that the average closing bid price of the Imatec Common Stock as reported by Nasdaq, or if not quoted on Nasdaq, the average closing bid price of the Imatec Common Stock as reported by any other recognized quotation system on which the price of the Imatec Common Stock is quoted, or if not quoted on Nasdaq or any other recognized quotation system, the average closing sales price of the Imatec Common Stock on the primary exchange on which the Imatec Common Stock is traded equals or exceeds $7.50 per share, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. The Company, at its sole discretion, may elect, at any time, to decrease the exercise price of the Redeemable Warrants or change the consideration payable upon redemption of the Redeemable Warrants; provided, however, that in no event shall the consideration payable upon redemption of the Redeemable Warrants be less than the equivalent of $.10 per Redeemable Warrant.

The Redeemable Warrants contain anti-dilution provisions regarding certain events, including but not limited to, stock dividends, stock splits, and reclassifications. The holders of Redeemable Warrants, as such, have no right to vote on matters submitted to the stockholders of the Company or to receive dividends and are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding-up of the Company's affairs. However, upon the exercise of the Redeemable Warrants and issuance of shares of Imatec Common Stock to the holder, such shares of Imatec Common Stock shall have rights identical to all other shares of Imatec Common Stock.

The Company is required to have a current registration statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of the Redeemable Warrants reside in order to comply with applicable laws in connection with the exercise of the Redeemable Warrants. The Company has registered and qualified such issuable shares of Imatec Common Stock. There can be no assurance that the Company will be able to cause such registration statement to remain current or to continue appropriate qualification under applicable state securities laws, the failure of which may result in the exercise of the Redeemable Warrants and the resale or other disposition of Imatec Common Stock issued upon such exercise becoming unlawful.

The exercise prices of the Redeemable Warrants bear no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered thereby.

Preferred Stock

The Company's Certificate of Incorporation provides for 2,000,000 shares of Preferred Stock, whereby the Board of the Company shall have the authority, without further action by the holders of the outstanding Imatec Common Stock, to issue up to 2,000,000 shares of Preferred Stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. Consequently, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the stockholders.

Issuance of Preferred Stock, which may be accomplished through a public offering or a private placement to parties favorable to current or future management, may dilute the voting power of holders of Imatec Common Stock (such as by issuing Preferred Stock with super voting rights) and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interests. Further, the Company's Stock Option Plan provides for the immediate acceleration of, and removal of restrictions from, options and other awards under the plan upon a "change of control" (as defined therein). Such provisions may also have the result of discouraging acquisitions of the Company. The Company presently has no shares of Preferred Stock outstanding and has no present intention to issue any Preferred Stock.

The designations, rights and preferences of any Preferred Stock would be set forth in a Certificate of Designation which would be filed with the Secretary of State of Delaware.

Limitation on Liability of Directors

The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the DGCL, however, this provision does not eliminate or limit the liability of a director of the Company (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the federal securities laws. The Company also may enter into an Indemnification Agreement with each of its Directors and any officer, employee, agent or fiduciary designated by the Board which provides that the Company indemnify the Director or other parties thereto to the fullest extent permitted by applicable law.

In addition, pursuant to the Agreement, the Company has agreed that it will cause its directors' and officers' liability insurance policies in effect on the date of the Agreement to be continued in full force and effect for a "run-off" period of six years after the date of the Closing (the "Run-Off Policy") if the original directors' and officers' liability insurance policies are in full force and effect at the time of the Closing. The Company may replace the Run-Off Policy with a new officers' and directors' liability policy or policies (the "New Policy") as long as the New Policy's limits of liability are no less than the aggregate amount of the limits of liability in the Run-Off Policy and the New Policy (i) is not more limited in scope than the Run-Off Policy, (ii) does not increase the amount of the retention or the amount of insurance for which the Company or any director or officer is responsible as specified in the Run-Off Policy, (iii) continues to cover all persons presently covered or to be covered prior to the date of the Agreement under the Run-Off Policy, and (iv) does not otherwise adversely change (with reference to any of the persons now or in the future covered thereby) any of the terms, conditions, or Coverage of the Run-Off Policy. As used herein, the term "Coverage" includes any or all of (a) the types of claims, (b) specific claims, or (c) the time period of claims covered in any policy. The Company has agreed that it will cause any New Policy obtained to be continued in full force and effect for up to six years after the date of the Closing.

Takeover Provisions

Section 203 of the DGCL ("Section 203") restricts certain transactions between a corporation organized under Delaware law (or its majority-owned subsidiaries) and any person holding 15% or more of the Company's outstanding voting stock, together with the affiliates or associates of such person (an "Interested Stockholder"). Section 203 prevents, for a period of three years following the date that a person becomes an Interested Stockholder, the following types of transactions between the Company and the Interested Stockholder (unless certain conditions, described below, are met): (a) mergers or consolidations, (b) sales, leases, exchanges, mortgages, pledges or other transfers of 10% or more of the aggregate assets of the Company, (c) issuances or transfers by the Company of any stock of the Company which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the Company, (d) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the Company which is owned by the Interested Stockholder, and (e) receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the Company.

The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the Board prior to the date such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder became an Interested Stockholder, the stockholder owned at least 85% of the outstanding voting stock of the Company without regard to those shares owned by the Company's officers and directors or certain employee stock plans. Business combinations with Interested Stockholders are also permitted within the three-year period if approved by the Board and authorized at an annual or special meeting of stockholders, by the holders of at least 66 2/3% of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the Company has proposed, and a majority of certain continuing directors of the Company have approved, a transaction with a party who is not an Interested Stockholder of the Company (or who becomes such with board approval) if the proposed transaction involves (a) certain mergers or consolidations involving the Company, (b) a sale or other transfer of over 50% of the aggregate assets of the Company, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the Company.

Prior to October 1, 1995, a corporation, by action of its board of directors, had the option of electing to exclude itself from the coverage of Section 203. Since October 1, 1995, a corporation may, at its option, exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage, provided that such bylaw or charter amendment will not become effective until 12 months after the date it is adopted. The Company has not adopted such a charter or bylaw amendment.

The foregoing provisions in the Certificate of Incorporation, the existence of authorized but unissued capital stock and the application of Section 203 to stockholders of the Company may tend to deter unfriendly offers or other efforts to obtain control of the Company that are not approved by the Company's Board and thereby deprive the Company's stockholders of opportunities to sell their shares of Imatec Common Stock at prices higher than prevailing market prices.

                        PROPOSAL 2: ELECTION OF DIRECTORS

In the event that stockholders approve Proposal 1, the current Board will resign their offices effective upon the Closing of the Sale. In the event that Proposal 1 is not approved by stockholders, the current Board, if elected at the Annual Meeting, will continue to serve in their current positions as further described below.


The number of directors of the Company, as determined by the Board under Article Two of the Company's By-Laws, is currently five. Directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. It is not contemplated that the nominees under either alternative discussed below will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the persons acting pursuant thereto.

ALTERNATIVE A:


In the event that Proposal 1 is approved by the stockholders, all of the current directors will resign their offices effective on the Closing Date and the following nominees, if elected, will hold office until the next annual meeting of stockholders and until their successors are elected and qualified. In addition, if Proposal 1 is approved by stockholders, other than Dr. Shalit, the current Board does not intend to serve in any capacity with Newco. Except for Mr. Brandeis, who was formerly the legal counsel to the Company, none of the nominees listed below has had a prior relationship with the Company. Unless otherwise indicated, each director listed below has served in his or her present occupation for at least five years. Ages are as of July 15, 1997.




Name of Nominee                Age           Position with the Company
---------------                ---           -------------------------
Clifford A. Brandeis            41           President, Chief Executive Officer,
                                             Chairman of the Board and
                                             Secretary
John M. Thompson                35           Director
William M. Thompson             38           Director


The following is a brief summary of the background of each director and executive officer nominee:

Clifford A. Brandeis has been principal of the law firm of Zukerman, Gore & Brandeis, LLP since August 1993. Prior thereto, Mr. Brandeis was a principal of the law firm of Brandeis, Bernstein & Wasserman.

John M. Thompson has served as the President, Chief Executive Officer and a Director of Innovative Tech Systems, Inc., a publicly-traded management software company ("Innovative") since January 1990.

William M. Thompson has served as the Secretary, Treasurer and a Director of Innovative since January 1990 and as its Chief Operating Officer since June 1994. Mr. Thompson also served as Innovative's Chief Financial Officer from January 1990 to June 1994.

Following the consummation of the Sale, each of the nominees for director will devote as much time as necessary to the business and affairs of the Company in connection with identifying and acquiring a New Business and the initial hiring of full time executive management of the Company.

ALTERNATIVE B:


In the event that Proposal 1 is not approved by the stockholders, all of the current directors listed below will continue in their offices and are nominated to continue to serve in their current capacities. If elected, the nominees will hold office until the next annual meeting and until their successors are elected and qualified. Unless otherwise indicated, each director listed below has served in his or her present occupation for at least five years. Ages are as of July 15, 1997.



Name of Nominee            Age               Position with the Company
---------------            ---               -------------------------
Dr. Hanoch Shalit           44               President, Chief Executive Officer,
                                             Chairman of the Board and
                                             Secretary

Steven Ai                   43               Director

Neal Factor                 45               Director

Simon Cross                 46               Director and Vice President -
                                             Marketing and Sales

Josef Weiss                 43               Director

Dr. Hanoch Shalit founded the Company in November 1988 and has been its President, Chief Executive Officer, Chairman of the Board and Secretary since inception. From June 1987 until the beginning of November 1988, Dr. Shalit was employed by the FONAR Corporation, a public imaging company where he was the President of the Photographic Sciences Division in charge of production, sales and service for the FONAR Corporation's photographic products. From September 1982 until June 1987, Dr. Shalit was employed as a senior chemist with Chemco Photo Products, a private imaging company. Dr. Shalit earned a B.S. (Honors) in the Sciences of Photography from the Polytechnic of Central London (now know as University of Westminster) in Great Britain in 1978 and a PhD in Physics from the University of London in 1981.

Steven Ai has been a director of the Company since November 30, 1995. Since 1992, Mr. Ai has been the President of City Mill Co., Ltd., a private company located in Honolulu, Hawaii, which owns and operates a chain of retail home product stores. Prior to 1992, Mr. Ai was a manager with the public accounting firm of KPMG Peat Marwick.

Neal Factor has been a director of the Company since November 30, 1995. He has maintained a private law practice in New York City principally in the areas of corporate and commercial law since

1979. Mr. Factor has represented the Company since inception and receives compensation from the Company for his legal services. See "Certain Transactions."

Simon Cross has been a director of the Company since July 15, 1996 and Vice President - Marketing and Sales of the Company since January 1997. From February 1993 to December 1996, Mr. Cross has been the general manager of Shackman Instruments, a private company located in the United Kingdom which designs and manufactures identification cameras and associated security systems. From May 1992 to February 1993, Mr. Cross was the sales and marketing manager of Techspan Systems plc, a private company located in the United Kingdom which specializes in computer controlled large scale electronic displays. From June 1990 to May 1992, Mr. Cross was the director of X-Tek Systems Ltd., a private company located in the United Kingdom which develops and manufactures high definition microfocus x-ray systems for industrial inspection.

Josef Weiss has been a director of the Company since May 1997. In 1992 Mr. Weiss founded, and became the managing partner of Individual & Institutional Investments, a Swiss company located in Zurich which provides profit oriented asset management in financial markets. During his studies, Mr. Weiss was professionally active as a business advisor to industrial corporations in both the financial and marketing fields. After completing his education he joined the securities department of Bank Leumi, which he left in 1982 to become an independent portfolio manager, active in the Israeli securities markets.

EXECUTIVE OFFICERS

The executive officers of the Company, their positions held with the Company and their ages are as follows:


Name of Officer            Age               Position with the Company
---------------            ---               -------------------------
Dr.  Hanoch Shalit          44               President, Chief Executive Officer,
                                             Chairman of the Board and
                                             Secretary

Simon Cross                 46               Director and Vice President -
                                             Marketing and Sales

James A. Smith              45               Chief Financial Officer

The biographies of Dr. Shalit and Mr. Cross are provided above.

James A. Smith has been the Company's Chief Financial Officer since September 24, 1996. From November 1992 until September 1996, Mr. Smith was the controller of Ferrara Food Company, a public wholesale food company located in East Brunswick, New Jersey. From June 1995 until November 1995, Mr. Smith also served as a financial consultant to William Greenberg Desserts & Cafes, Inc., a public company located in New York City. From September 1990 to August 1992, Mr. Smith was the Vice President of Finance and Chief Financial Officer of Ambico, Inc., a private wholesale electronics distribution company located in Norwood, New Jersey.

DIRECTORS COMPENSATION

Directors are reimbursed for out-of-pocket expenses incurred in connection with their services and receive no directors fees. Directors who are also executive officers of the Company receive no additional compensation from the Company for services rendered in their capacity as directors. It has not been determined whether such compensation arrangements will remain in effect if the New Board is elected pursuant to Alternative A above.

BOARD COMMITTEES

On December 17, 1996, the Company established two committees of the Board, an Audit Committee and a Compensation Committee.

The Audit Committee reviews the engagement of the independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants, and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The members of the Audit Committee are Messrs. Ai and Factor. The Audit Committee did not meet during the year ended December 31, 1996.

The Compensation Committee reviews executive compensation issues. The members of the Compensation Committee are Messrs. Factor and Weiss, who joined the Board in May 1997. The Compensation Committee did not meet during the year ended December 31, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables sets forth information as of July 1, 1997, concerning the beneficial ownership of the Imatec Common Stock by (i) the only persons known by the Company's management to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and executive officers and (iii) all executive officers and directors of the Company as a group. Other than Dr. Shalit's agreement to sell certain shares pursuant to the Agreement, none of the following persons has agreed to or has a present intention to, sell the shares of Imatec Common Stock held by or attributed to him. See "Proposal 1 - The Agreement - Consideration:"




                                                       Shares Beneficially Owned (1)
                                                       -----------------------------
Name and Address of Beneficial Owner                 Number                  Percentage
------------------------------------                 ------                  ----------

Dr. Hanoch Shalit(2).......................          835,117                  22.36%

James A. Smith(2)..........................                0                    0

Carmello Cotrino
  8 Homsted Circle
  Marlboro, NJ 07746.......................          663,000                  17.8

Steven Ai
  c/o City Mill Co., Ltd.
  600 Nimitz Highway
  Honolulu, Hawaii 96817..................            41,833 (3)               1.12

Neal Factor
  36 W. 44th Street,
  Suite 1111
  New York, New York 10036.................                0                    0

Simon Cross
  c/o Imatec, Ltd.
  150 E. 58th Street
  New York, New York 10155.................                0                    0


Josef Weiss
c/o Imatec, Ltd.
150 E. 58th Street
New York, New York 10155                                   0                    0

Officers and  directors as a group                   876,950                  23.48
  (6 persons)..............................

-----------

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all shares of Imatec Common Stock shown as beneficially owned by them.

(2) The address of each of the referenced individuals is c/o the Company, 150 East 58th Street, New York, New York 10155.

(3) Includes 36,833 shares of Imatec beneficially owned by Steven Ai and held by the revocable trust of David C Ai dated July 24, 1985, as restated, of which Steven Ai serves as chairman and, along with two other individuals, is a trustee. Also includes 5,000 shares of Imatec Common Stock owned by Steven Ai individually.


REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board is responsible for determining the compensation of executive officers of the Company. The Compensation Committee is currently comprised of Messrs. Factor and Weiss.

General Policies Regarding Compensation of Executive Officers

The Company's executive compensation policies are intended (i) to attract and retain high quality managerial and executive talent and to motivate these individuals to maximize stockholder returns, (ii) to afford appropriate incentives for executives to produce sustained superior performance and (iii) to reward executives for superior individual contributions to the achievement of the Company's business objectives. The Company's compensation structure consists of base salary, annual cash bonuses and stock options. Together these components link each executive's compensation directly to individual and Company performance.

Salary. Base salary levels reflect individual positions, responsibilities, experience, leadership, and potential contribution to the success of the Company. Actual salaries vary based on the Compensation Committee's subjective assessment of the individual executive's performance and the Company's performance.

Bonuses. Executive officers are eligible to receive cash bonuses based on the Compensation Committee's subjective assessment of the respective executive's individual performance and the performance of the Company. In its evaluation of executive officers and the determination of incentive bonuses, the Compensation Committee does not assign quantitative relative weights to different factors and follow mathematical formula. Rather, the Compensation Committee makes its determination in each case after considering the factors it deems relevant, which may include consequences for performance that is below expectations.

Stock Options. Stock options, which are granted at the fair market value of the Imatec Common Stock on the date of grant, are currently the Company's sole long term compensation vehicle. The stock options are intended to provide employees with sufficient incentive to manage from the perspective of an owner with an equity stake in the business.

In determining the size of individual options grants, the Compensation Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for an award of stock options, and the range of potential compensation levels that the option awards may yield. The number and timing of stock option grants to executive officers are determined by the Compensation Committee based on its subjective assessment of the performance of each grantee. In determining the size and timing of option grants, the Compensation Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the circumstances then prevailing. While an ancillary goal of the Compensation Committee in awarding stock options is to increase the stock ownership of the Company's management, the Compensation Committee does not, when determining the amount of stock options to award, consider the amount of stock already owned by an officer. The Compensation Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decisions as to stock ownership and option exercises.

In 1993, the Internal Revenue Code of 1986, as amended, was amended to limit the deductibility of compensation paid to certain executives in excess of $1 million. Compensation not subject to the limitation includes certain compensation payable solely because an executive attains performance goals ("performance-based compensation"). Stock options granted under the 1996 Stock Option Plan described below will not qualify as a performance-based compensation. The Company's compensation deduction for a particular executive's total compensation, including compensation realized from the exercise of stock options, will be limited to $1 million. The Compensation

Committee believes that the compensation paid by the Company in fiscal 1996 will not result in any material loss of tax deductions for the Company.

Compensation Committee

Neal Factor (Chairman)
Josef Weiss

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee or Audit Committee was an officer or employee of the Company in 1994, 1995 or 1996.

EXECUTIVE COMPENSATION TABLES

The following table sets forth the cash compensation paid by the Company to its chief executive officer for the fiscal years ended December 31, 1994, 1995, and 1996.

                           SUMMARY COMPENSATION TABLE
                               Annual Compensation


                                           Annual Compensation                           Long Term Compensation
                                   -------------------------------------    ----------------------------------------------------
                                                                                                     Long Term
                                                               Other        Restricted     Option     Incentive
        Name and                                               Annual          Stock          s          Plan        All Other
   Principal Position     Year     Salary       Bonus       Compensation      Award(s)       SARs       Payouts    Compensation
   ------------------     ----     ------       -----       ------------      --------       ----       -------    ------------


Dr. Hanoch Shalit,         1996      $ 61,500     US$0(2)       -               -            -           -              -
   President, Chief
Executive Officer,         1995      $ 60,000(1)     0(2)       -               -            -           -              -
Chairman of the
Board  and Secretary       1994      $ 24,258        0(2)       -               -            -           -              -


--------------------

(1) Pursuant to his employment agreement, Dr. Shalit's salary is payable at the initial rate of $60,000 per fiscal year, which will increase at the rate of 5% per annum. However, for the calendar year ended December 31, 1995, Dr. Shalit received less than $60,000 because his employment agreement did not become effective until July 1, 1995. See "Executive Compensation Tables -- Employment Agreements."

(2) Pursuant to his employment agreement, Dr. Shalit is entitled to receive a bonus equal to $10,000 for every $1,000,000 of gross annual sales received by the Company. See "Executive Compensation Tables -- Employment Agreements."

(3) There were no executive officers whose total annual compensation exceeded $100,000 for the fiscal years ended December 31, 1994, 1995, and 1996.

EMPLOYMENT AGREEMENTS

Effective July 1, 1995, the Company entered into a five-year employment agreement with Dr. Shalit (the "Employment Agreement"). Under the Employment Agreement, Dr. Shalit is to serve as the President, Chief Executive Officer, Chairman of the Board and Secretary of the Company and receive an annual base salary of $60,000, which will increase at the rate of 5% per annum, plus benefits. Dr. Shalit is also entitled to receive a bonus of $10,000 for every $1,000,000 of gross annual sales received by the Company. In addition, Dr. Shalit's employment agreement provides that, during the term of such employment agreement, he will not compete with the Company in the United States or Canada or disclose, without the Company's consent, confidential information that has been or will be disclosed to him by the Company. Dr. Shalit's employment with the Company will terminate upon his death or disability, the Company no longer being involved in the imaging technology business, the bankruptcy of the Company or the Company having been merged into or acquired by another company. Furthermore, Dr. Shalit's employment may be terminated by the Company for "cause," which is defined as either dishonesty detrimental to the best interests of the Company or wilful disloyalty to the Company.

Effective September 24, 1996, the Company entered into a five-year employment agreement with Mr. James A. Smith, the Chief Financial Officer of the Company. Under his employment agreement, Mr. Smith is to serve as the Company's Chief Financial Officer and receive an annual salary of $95,000, plus benefits. In addition, Mr. Smith's employment agreement provides that, during the term of his employment agreement and for three years thereafter, he will not compete with the Company or disclose, without the Company's consent, confidential information that has been or will be disclosed to him by the Company. Mr. Smith's employment agreement may be terminated by the Company for any cause or no cause.

Effective January 6, 1997, the Company entered into a three-year employment agreement with Mr. Simon A. Cross, the Vice President - Marketing and Sales of the Company. Under his employment agreement, Mr. Cross is to serve as the Company's Vice President - Marketing and Sales and receive an annual salary of $125,000, plus benefits, including a commission of 3% on revenues generated by the Company above $4,000,000 per calendar year. In addition, Mr. Cross's employment agreement provides that, during the term of his employment agreement and for three years thereafter, he will not compete with the Company or disclose, without the Company's consent, confidential information that has been or will be disclosed to him by the Company. Mr. Cross's employment agreement may be terminated by the Company for any cause or no cause after a minimum employment period of one year.


In addition to the termination of the Employment Agreement, it is anticipated that each of Messrs. Smith and Cross employment agreements will be terminated on or about the Closing. See "Proposal 1: The Sale."

The Company is the sole beneficiary of a "key man" life insurance policy on the life of Dr. Hanoch Shalit in the amount of $1 million. If Proposal 1 is approved by stockholders, it is likely that the New Board will discontinue such insurance, but may determine to seek a similar policy for its new chief executive officer.


BENEFIT PLANS

In February 1996, the Board of the Company adopted and the stockholders of the Company subsequently approved, the adoption of the Company's 1996 Stock Option Plan ("Stock Option Plan"). The purpose of the Stock Option Plan is to enable the Company to encourage key employees, officers, Directors, and consultants to contribute to the success of the Company by granting such individuals and Directors nonqualified "stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs").

The Stock Option Plan will be administered by the Board or a committee appointed by the Board (the "Plan Committee") which will determine, in its discretion, among other things, the recipients and vesting of grants and the number of shares to be subject to such options.

The Stock Option Plan provides for the granting of options to purchase shares of Common Stock at an exercise price to be determined by the Board or the Plan Committee. Notwithstanding the foregoing, the Company has agreed with A.S. Goldmen & Co., Inc., the underwriter of the IPO, that until April 29, 1998, the Company will not grant any stock option having an exercise price less than the greater of the fair market value of the Common Stock on the date of the grant or the IPO price per share of Common Stock.

The total number of shares with respect to which options may be granted under the Stock Option Plan is 500,000.

Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, in shares of Common Stock, or in a combination of both. The Company may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations.

The Stock Option Plan may be terminated or amended at any time by the Board, except that, without stockholder approval, the Stock Option Plan may not be amended to increase the number of shares subject to the Stock Option Plan, change the class of persons eligible to receive options under the Stock Option Plan or materially increase the benefits of participants.


At November 17, 1997, no options had been granted under the Stock Option Plan. No determinations have been made regarding the persons to whom options will be granted in the future, the number of shares which will be subject to such options or the exercise prices to be fixed with respect to any option.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Neal Factor, a director of the Company and an attorney who has represented the Company since inception, charged the Company legal fees of approximately $31,000 and $63,000 in 1995 and 1996, respectively.

The Company entered into a license agreement as of June 25, 1995 with Dr. Hanoch Shalit, the Company's President, Chief Executive Officer, Chairman of the Board and Secretary (the "License Agreement"). The License Agreement grants the Company the exclusive right to make, use, sell and sublicense "Patentable Image Technology," which is defined in the License Agreement as the Company's three United States patents and certain foreign patent applications. Under the terms of the License Agreement, Dr. Shalit received from the Company a one-time $350,000 payment in January 1996. Dr. Shalit is also entitled to receive a flat royalty fee of $140,000 per annum, payable in monthly installments of $11,667, for so long as the Company and any successor of the Company is in existence (the "Annual Royalty"); provided, however, that in the event that Dr. Shalit is no longer President, Chief Executive Officer, Chairman of the Board and Secretary of the Company for any reason whatsoever, but the Company or any successor of the Company continues in existence, the Annual Royalty will automatically be increased to $250,000 per annum. Pursuant to the terms of the License Agreement, the Annual Royalty will increase by 5% every year as long as the Company or any successor of the Company is in existence. The License Agreement also grants to the Company the exclusive right as to inventions made by Dr. Shalit in the course of his employment under the Employment Agreement. The Company's obligations to pay the Annual Royalty will continue until the expiration of the License Agreement. The term of the License Agreement expires when the last licensed patent expires, whether in the United States or abroad. Under the License Agreement, the Company is obligated to use its reasonable best efforts to make, use, sell and sublicense to others the Patentable Image Technology.


If Proposal 1 is approved by the stockholders, the License Agreement will be terminated at or prior to the Closing. See "Proposal 1: The Sale."


Each of the transactions between the Company and Mr. Neal Factor and between the Company and Dr. Hanoch Shalit was made on terms no less favorable to the Company than those that were available from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board, and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties.

                   PROPOSAL 3: INDEPENDENT PUBLIC ACCOUNTANTS

Most Horowitz & Company, LLP served as the independent public accountants for the Company in 1996 and have been appointed the Company's independent public accountants for 1997. Representatives of Most Horowitz & Company, LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The stockholders are requested to ratify and approve the appointment of Most Horowitz & Company, LLP as independent public accountants for 1997.


The appointment of Most Horowitz & Company will be approved if the votes cast in favor of such approval exceed the votes cast opposing such approval, regardless of whether Proposal 1 is approved by the stockholders.


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF MOST HOROWITZ & COMPANY AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

OTHER BUSINESS

The Board knows of no business that will come before the meeting except that indicated above. However, if any other matters are properly brought before the meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners under Section 16(a) of the Exchange Act were complied with during 1996.

COST OF PROXY SOLICITATION

The cost of preparing, assembling and mailing this proxy material will be borne by the Company. In addition to solicitation by mail, solicitations may be made by regular employees of the Company or by paid solicitors in person or by telephone or telegraph. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expense in so doing.

STOCKHOLDER PROPOSALS

It is anticipated that the 1998 Annual Meeting will be held in May 1998 with proxy solicitation commencing in March 1998. In accordance with the proxy rules of the Securities and Exchange Commission, proposals by stockholders intended for inclusion in the proxy material solicited by the

Company for the 1998 Annual Meeting are required to be received by the Company within a reasonable time before its solicitation is made.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission pursuant to the Exchange Act (Commission File No. 0-21752) are incorporated by reference herein:

         1. Schedule 13E-3 Transaction Statement dated November __, 1997.

         2. Annual Report on Form 10-K for the year ended December 31, 1996.

         3. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         4. Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

         5. Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM IMATEC, LTD., 150 EAST 58TH STREET, NEW YORK, NEW YORK 10155, ATTN.: INVESTOR RELATIONS, TELEPHONE (212) 826-0440. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                                                       Annex A



                              ACQUISITION AGREEMENT

                  Agreement, dated as of September 10, 1997, among Dr. Hanoch Shalit ("Shalit") and Imatec, Ltd., a Delaware corporation with offices at 150 East 58th Street, New York, New York 10155 ("Imatec").

                  Shalit desires to acquire all the capital stock of Newco, a newly-formed, wholly-owned subsidiary of Imatec ("Newco") in exchange for the consideration as hereinafter provided, and Imatec desires to effect such exchange.

I.       Representations and Warranties of Imatec

                  Imatec represents and warrants to Shalit as follows:

         Section 1.01. Organization and Qualification

                  Imatec has no subsidiaries or affiliate corporations and does not own any interest in any other enterprise (whether or not such enterprise is a corporation). Exhibit A correctly sets forth as to Imatec its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting. Imatec is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Imatec is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

         Section 1.02. Capitalization

                  The authorized capital stock of Imatec consists of 20,000,000 shares of common stock, par value $.0001 per share ("Imatec Common Stock"), of which 3,735,201 shares are outstanding. Each of such outstanding shares of Imatec Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of Imatec. At the Closing Date, the authorized capital stock of Newco will consist of 10,000 shares of common stock, par value $.01 per share ("Newco Common Stock"), of which 100 shares will be issued and outstanding. At the Closing Date, each of such outstanding shares of Newco Common Stock will be validly authorized, validly issued, fully paid, and nonassessable, will not have been issued and will not be owned or held in violation of any preemptive right of Newco and will be owned of record and beneficially by Imatec, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. At the Closing Date, there will be no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Newco or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Newco. At the Closing Date, there will be outstanding no security or other instrument convertible into or exchangeable for capital stock of Imatec.

         Section 1.03. Financial Condition

                  Imatec has delivered to Shalit true and correct copies of the following, initialed by the chief financial officer of Imatec: audited balance sheets of Imatec as of December 31, 1992, 1993, 1994, 1995 and 1996; the unaudited balance sheet of Imatec as of March 31, 1997; audited statements of income, statements of retained earnings, and statements of cash flows of Imatec for the years ended December 31, 1992, 1993, 1994, 1995 and 1996; and the unaudited statement of income, statement of retained earnings, and statement of cash flows of Imatec for the three months ended March 31, 1997. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Imatec as of its date; each such statement of income and statement of retained earnings presents fairly the results of operations of Imatec as applicable for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 1.03 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of Imatec. Since December 31, 1996 and since March 31, 1997:

                  a. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Imatec.

                  b. Imatec has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Imatec .

                  c. The operations and business of Imatec have been conducted in all respects only in the ordinary course.

                  d. There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Imatec which Imatec expects will not be profitable.

                  e. Imatec has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

                  f. Imatec has not paid or incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, this Agreement, a registration rights agreement in the form attached hereto as Exhibit P (the "Registration Rights Agreement") delivered in connection with the Shalit Shares (as defined in Section 4.01(b)(iii);) or the letter of credit (as defined in Exhibit G, the "Letter of Credit"; this Agreement, the Registration Rights Agreement and the Letter of Credit, collectively, the "Transaction Documents"), it being understood that Imatec shall have paid or will pay all such taxes (including stock transfer taxes resulting from this Agreement or the transactions contemplated hereby or thereby), liabilities, and expenses.

There is no fact known to Imatec which materially adversely affects or in the future (as far as Imatec can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Imatec; provided, however, that Imatec expresses no opinion as to political or economic matters of general applicability.

         Section 1.04. Tax and Other Liabilities

                  Imatec has no liability of any nature, accrued or contingent, including without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("Taxes") and liabilities to customers or suppliers, other than the following:

                  a. Liabilities for which full provision has been made on the balance sheet and the notes thereto (the "Last Balance Sheet") as of March 31, 1997 (the "Last Balance Sheet Date") referred to in Section
         1.03 and

                  b. Other liabilities arising since the Last Balance Sheet Date and prior to the Closing (as defined in Section 4.02) in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Imatec or any other provision of the Transaction Documents.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Balance Sheet are sufficient for all accrued and unpaid Taxes of Imatec whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of the Transaction Documents by Imatec will not cause any Taxes to be payable (other than by Imatec) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Tax (other than on the properties or assets of Imatec remaining after the Closing Date). The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of Imatec for all taxable years up to and including the taxable year ended December 31, 1996. Imatec has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to Shalit a true and correct copy of each such return which was filed in the past six years, initialed by the chief financial officer of Imatec; has paid (or has established on the Last Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to Shalit a true and correct copy, so initialed, of any report as to adjustments received by it from any taxing authority during the past six years and a statement, so initialed, as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

         Section 1.05. Litigation and Claims

                  There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Imatec) with respect to Imatec, or any of its businesses, properties, or assets. Imatec is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Imatec is any union attempting to represent any employee of Imatec as collective bargaining agent. Imatec is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Imatec required to take any action in order to avoid such violation or default.

         Section 1.06. Properties

                  Imatec owns no real property and has good title to all properties and assets used in its business (except such properties and assets as are held pursuant to leases or licenses described in Exhibit B or C), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (each, an "Encumbrance") (except such as are listed in Exhibit D (the "Permitted Encumbrances")).

                  a. There are no accounts and notes receivable reflected on the Last Balance Sheet, or arising since the Last Balance Sheet Date.

                  b. All inventory of raw materials and work in process of Imatec is usable. All inventory is fit for the particular purposes for which it is intended.

                  c. Attached as Exhibit B is a true and complete list of all properties and assets owned by Imatec or leased or licensed by Imatec from or to a third party (including inventory but not including Intangibles, as defined in Section 1.09), including with respect to such properties and assets owned by Imatec a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and, with respect to such properties and assets leased or licensed by Imatec, a description of such lease or license. All such properties and assets (including Intangibles) owned by Imatec are reflected on the Last Balance Sheet (except for acquisitions subsequent to the Last Balance Sheet Date and prior to the Closing which are either noted in Exhibit B or C or are approved in writing by Shalit). All tangible properties and assets owned, leased, or licensed by Imatec are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Imatec excepted).

                  d. No real property leased or licensed by Imatec lies in an area which is, or to the knowledge of Imatec or Imatec will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Imatec is now engaged or the business in which it contemplates engaging.

                  e. The properties and assets (including Intangibles) owned by Imatec or leased or licensed by Imatec from a third party constitute all such properties and assets which are necessary to the business of Imatec as presently conducted or as it contemplates conducting.

                  f. Imatec has not caused or permitted its respective businesses, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 1.06(f)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 1.06(f)) of any Hazardous Substance on or off the site of any property of Imatec. The term 'Hazardous Substance' shall mean any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. Section 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term 'Release' shall have the meaning set forth in 42 U.S.C. Section 9601(22).

         Section 1.07. Contracts and Other Instruments

                  Exhibit D accurately and completely sets forth the information required to be contained therein regarding contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Imatec. Imatec has furnished to Shalit (a) the certificate of incorporation (or other charter document) and by-laws of Imatec and all amendments thereto, as presently in effect, certified by the Secretary of the corporation and (b) the following, initialed by the chief financial officer of Imatec: (i) true and correct copies of all contracts, agreements, and instruments referred to in Exhibit D; (ii) true and correct copies of all leases and licenses referred to in Exhibit B or C; and (iii) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Exhibit D. Neither Imatec nor (to the knowledge of Imatec) any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof, and each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither Imatec nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of the Transaction Documents will not prejudice any such arrangement or understanding in any way. Imatec enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Imatec is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or (to the knowledge of Imatec) may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Imatec. Imatec has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any director, officer, or employee of Imatec (except for employment agreements listed in Exhibit D and employment and compensation arrangements described in Exhibit E, in each case with such directors, officers, and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any such director, officer, or employee, or any other corporation or enterprise in which any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Exhibit D. The stock ledgers and stock transfer books and the minute book records of Imatec relating to all issuances and transfers of stock by Imatec and all proceedings of the Board of Directors and committees thereof of Imatec since its incorporation made available to Shalit are the original stock ledgers and stock transfer books and minute book records of Imatec or exact copies thereof. Imatec is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws. Imatec is not a member of a customer or user organization or of a trade association.

         Section 1.08. Employees

                  a. Imatec does not have, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Exhibit E.

                    b. There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Internal Revenue Code of 1986, as amended, or its predecessor statute (the "Code") for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of Imatec. No Employee Benefit Plan of Imatec or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Exhibit E. Each Employee Benefit Plan which is a group health plan within the meaning of Section 162(I)(3) of the Code is and has been maintained in full compliance with the applicable requirements of Section 162(k) of the Code. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Imatec) with respect to any Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan of Imatec or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree nor is Imatec, any Employee Benefit Plan, or any related trust required to take any action in order to avoid violation or default. No event has occurred or (to the knowledge of Imatec) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA.

                  c. Imatec does not currently contribute to or has effectuated or expects to effectuate either a complete or partial withdrawal from any multi-employer Pension Plan within the meaning of Section 3(37) of ERISA.

                  d. Nothing contained in the Transaction Documents or otherwise shall obligate Shalit or Newco to employ any person who is now or in the future may be employed by Imatec.

         Section 1.09. Patents, Trademarks, Et Cetera

                  Imatec does not own or have pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"), other than as described in Exhibit C, all of which are in good standing and uncontested. Exhibit C accurately sets forth with respect to Intangibles owned by Imatec, where appropriate, a statement of cost, book value and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by Imatec from or to a third party, a description of such license. Neither any director, officer, or employee of Imatec, any relative or affiliate of any such director, officer, or employee, nor any other corporation or enterprise in which any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of Imatec. "IMATEC" and IMATEC 20/20" are trademarks used by Imatec to identify its products, and such trademarks are protected by registration in the name of Imatec on the register in the United States Patent Office. There is no right under any Intangible necessary to the business of Imatec as presently conducted or as it contemplates conducting, except such as are so designated in Exhibit C. Imatec has not infringed, is not infringing, or has not received notice of infringement with asserted Intangibles of others. To the knowledge of Imatec, there is no infringement by others of Intangibles of Imatec. As far as Imatec can foresee, there is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Imatec.

         Section 1.10. Questionable Payments

                  Neither Imatec, any director, officer, agent, employee, or other person associated with or acting on behalf of Imatec has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Imatec; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         Section 1.11. Authority to Sell

                  Imatec has all requisite power and authority to execute, deliver, and perform the Transaction Documents. All necessary corporate proceedings of Imatec have been duly taken to authorize the execution, delivery, and performance of the Transaction Documents by Imatec. This Agreement has been duly authorized, executed, and delivered by Imatec, constitutes the legal, valid, and binding obligation of Imatec, and is enforceable in accordance with its terms. When duly authorized, executed and delivered, the Registration Rights Agreement and the Letter of Credit will be legal, valid and binding obligations of Imatec, will be enforceable with their terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Imatec for the execution, delivery, or performance of the Transaction Documents by Imatec. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Imatec is a party, or to which it or he or any of its or his respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of Transaction Documents (except such consents referred to in Exhibit D); and the execution, delivery, and performance of the Transaction Documents will not (if the consents referred to in Exhibit D are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before the Transaction Documents were executed under, or create any obligation on the part of Imatec that it was not paying or obligated to pay immediately before the Transaction Documents were executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Imatec, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Imatec or to which it or any of its business, properties, or assets are subject. Upon the Closing, Shalit will have good title to all the capital stock of Newco, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

         Section 1.12. Completeness of Disclosure

                  No representation or warranty by Imatec in this Agreement contains or (except for changes beyond the control of Imatec) on the date of the Closing will contain an untrue statement of material fact or omits or (except for changes beyond the control of Imatec) on the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

II. Representations and Warranties of Shalit

                  Shalit represents and warrants to Imatec as follows:

         Section 2.01. Authority to Buy

                  Shalit has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement is the legal, valid, and binding obligation of Shalit, and is enforceable as to him in accordance with its terms. When executed the Registration Rights Agreement will be the legal, valid, and binding obligation of Shalit, and is enforceable as to him in accordance with its terms.

         Section 2.02. Non-Distributive Intent

                  Shalit is acquiring Newco Common Stock for his own account (and not for the account of others) for investment and not with a view to the distribution thereof. Shalit will not sell or otherwise dispose of such shares without registration under the Securities Act of 1933 (the "Securities Act"), or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect. By virtue of his position, Shalit has access to the kind of financial and other information about Imatec and Newco as would be contained in a registration statement filed under the Securities Act. Shalit understands that he may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

         Section 2.03. Questionable Payments

                  Neither Shalit, nor any person associated with or acting on behalf of Shalit has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Imatec; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

III.     Newco.

         Section 3.01 Purchase and Sale of Purchased Assets.

         Upon the terms and subject to the conditions of this Agreement, at or prior to the closing of the transactions contemplated by this Agreement (the "Closing"), Imatec shall transfer, sell, convey, assign and deliver to Newco, and Newco shall purchase and acquire from Imatec, free and clear of all Encumbrances other than Permitted Encumbrances, all of the assets of Imatec related to, and used solely in conjunction with, the current business of Imatec (the "Business"), as those assets shall exist on the date and time of the Closing (the "Closing Date") (collectively, the "Purchased Assets"); provided, that the Purchased Assets shall not include the Excluded Assets (as hereinafter defined). The Purchased Assets shall include, without limitation, all of the right, title and interest of Imatec in and to the following items, but only insofar as they are related to, and used solely in conjunction with, the Business:

                  a. Equipment and Furniture. All equipment, computer hardware and software, furniture, accessories, office and other equipment, appliances, and any replacement parts for any such tangible assets (collectively, the "Equipment");

                  b. Inventory and Supplies. All inventory and other supplies (both on hand and on order), including, work-in-progress, raw materials, stationery, forms, labels and promotional materials;

                  c. Leases, Licenses, Permits, etc. All leases, licenses, permits and other instruments and agreements, except to the extent that any third-party consent to such transfer, as set forth on Exhibit D hereto, has not been obtained on or prior to the Closing Date;

                  d. Other Contracts and Agreements. All contracts and agreements entered into by Imatec, except as provided in Section 1.02(b) hereof;

                  e. Receivables. All accounts and other receivables;

                  f. Security Deposits, Bonds and Claims against Third Parties. All security deposits deposited by Imatec with third parties, all security bonds and all claims of Imatec against third parties, including rights under any manufacturer's and vendor's warranties;

                  g. Prepaid Expenses, etc. All prepaid expenses and rentals of Imatec;

                  h. Goodwill. All of the goodwill and going concern value of the Business;

                  i. Intellectual Property. All (i) United States and foreign copyright and patent registrations or pending applications and lists;
         (ii) United States and foreign trademarks, service marks, logos, trade names and brand names, and all registrations or applications to register the foregoing; (iii) technology, know-how and trade secrets susceptible of legal protection; and (iv) licenses with respect to, or other rights to use, the foregoing (collectively, the "Intellectual Property");

                  k. Records, etc. All records, files, reports and other documents and data, in whatever form contained, including, without limitation: all customer lists and customer correspondence; all research, statistical, production, marketing and promotional materials; all distribution records; and all post office boxes and telephone listings; and

                  l. Other Assets. All other intangible and tangible assets of Imatec.

         Section 3.02 Excluded Assets.

          Notwithstanding any other provision of the Transaction Documents, Imatec shall not transfer, sell, convey, assign or deliver to Newco, and Newco shall not purchase or acquire from Imatec, any of the following assets of Imatec (collectively, the "Excluded Assets"):

                  a. Records. Any corporate minute books or stock books or records; tax returns and tax records; and any other books and records of Imatec related to the Excluded Assets or the Excluded Liabilities (as hereinafter defined) of Imatec;

                  b. Cash. Cash, certificates of deposit, bank deposits, marketable securities, interest on any of the foregoing or other cash equivalents of Imatec (the "Minimum Cash Amount"); provided, however that such Minimum Cash Amount shall be no less than $3,875,000, subject to adjustment as provided in Section 4.02.

         Section 3.03 Assumption of Liabilities.

         At or prior to the Closing, Newco shall assume, and agree to pay, perform, fulfill and discharge all debts, claims, obligations, and liabilities of Imatec, arising out of the use, conduct or ownership of the Business or of the Purchased Assets by Imatec, of any kind, character or description, whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise, whether presently existing or arising hereafter (the "Assumed Liabilities"); provided that the Assumed Liabilities shall not include the Excluded Liabilities.

         Section 3.04. Excluded Liabilities.

         Notwithstanding the foregoing, Newco is not assuming or agreeing to pay, perform, fulfill or discharge, or otherwise be responsible for, any debts, claims, obligations or liabilities of Imatec, known or unknown, accrued, absolute, contingent, determined, determinable or otherwise, whether presently existing or arising hereafter, other than the Assumed Liabilities, including, without limitation, any of the following (the "Excluded Liabilities"):

                  a. Costs. The obligations of Imatec in respect of costs or expenses incurred in connection with the transactions contemplated by this Agreement; and

                  b. Financing Liabilities. Any liabilities relating to, arising out of, or in connection with, the bridge financing of the Company conducted in November 1995 and April 1996 and refinanced in October 1996 or the initial public offering of the Company completed in November 1996.

                  c. Other. Any Excluded Liabilities referred to in Exhibit F.

         Section 3.05 Consideration for Transfer of the Purchased Assets.

         In consideration for the sale and transfer of the Purchased Assets, at or prior to the Closing, Newco will to issue 100 shares of Newco Common Stock to Imatec.

IV       The Exchange

         Section 4.01. Terms of the Exchange

                  On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

                  a. Imatec shall

                           i. Sell, assign, transfer, and convey to Shalit at
                  the Closing all of the outstanding shares of Newco Common Stock. Imatec shall deliver at the Closing certificate(s) representing such shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed by a commercial bank located in the City of New York or a member firm of the New York Stock Exchange, Inc., and with all stock transfer and any other required documentary stamps affixed thereto.

                           ii. Deliver at Closing to Shalit the certificate of
                  incorporation and by-laws of Newco.

                           iii. Deliver at Closing to Shalit, $300,000 After Tax
                  (defined below) in cash or by certified or official bank check payable in New York Clearing House funds.

                           iv. Deliver at Closing to Shalit the fully executed
                  Registration Rights Agreement in connection with the Shalit Shares.

                           v. Deliver at Closing to Shalit the fully executed
                  Letter of Credit in connection with the Shalit Shares.

                  b. In consideration for the shares referred to in Section 4.01(a), Shalit shall:

                           i. Deliver at the Closing to Imatec his canceled
                  employment agreement with Imatec dated July 1, 1995 (the "Employment Agreement").

                           ii. Deliver at the Closing to Imatec the canceled
                  license agreement between Shalit and Imatec dated June 25, 1995 (the "License Agreement").

                           iii. Deliver at the Closing to Imatec his agreement
                  to sell all of the shares of Imatec Common Stock owned by him (the "Shalit Shares") in the public market or to the Company at market price over a period of 30 months according to the schedule set forth in Exhibit G. For purposes of this Agreement, "After Tax" means the sum remaining after payment of individual federal, state and local taxes (calculated at the highest tax rate applicable to Shalit at the time of payment) owed by Shalit upon payment of the amount referred to in this subparagraph (iii) and subparagraph (a)(ii) above.

         Section 4.02 The Closing

         a. The closing of the transactions contemplated by Article III and Sections 4.01(a) and 4.01(b) shall take place at the offices of Imatec, 150 East 58th Street, New York, New York on ____________, 1997, or such other place or date as Shalit and Imatec agree in writing. The closing of the transactions contemplated by Sections 4.01(a) and 4.01(b) is herein called the "Closing." If the Closing shall not take place by November 1, 1997, then the cash currently held by Imatec (the "Minimum Cash Amount") shall be reduced by $65,000 (the "Adjusted Cash Amount") for each month that the Closing does not occur by the first day of such month and such Adjusted Cash Amount shall be contributed to Newco. At Closing, if the Minimum Cash Amount is less than the actual amount of cash and marketable securities remaining in the Company as of the Closing (the "Actual Cash Amount"), the amounts payable to Shalit as described in Exhibit G shall be reduced proportionally by the positive difference between the Minimum Cash Amount and the Actual Cash Amount.

         b. In the event that the Closing occurs after October 28, 1997, the parties agree to modify the Adjusted Cash Amount to provide for the extraordinary expenses of Imatec set forth in Exhibit __. Any modifications made to the Adjusted Cash Amount pursuant to this paragraph shall be made only with the reasonable mutual consent of the parties hereto.

         Section 4.03. Termination

         a. This Agreement may be terminated and the transactions contemplated herein may be abandoned by mutual consent of the parties hereto.

         b. In the event of any termination of the Agreement as provided in
Section 4.03(a) above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any of the parties hereto or their respective officers or directors, except that (a) the obligations of the parties under Section 12 of this Agreement shall remain in full force and effect and (b) termination shall not preclude any party from suing another party for wilful breach of any covenant or agreement contained herein prior to termination.

V.       Conditions to Obligations of Shalit

         The obligations of Shalit under this Agreement are subject, at the option of Shalit, to the following conditions:

         Section 5.01. Accuracy of Representations and Compliance with
Conditions

                  All representations and warranties of Imatec contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Imatec and regardless of knowledge or lack thereof on the part of Imatec or changes beyond its control; as of the Closing Imatec shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it or before such time by this Agreement; and Shalit shall have received certificates executed by the chief financial officer of Imatec, dated the date of the Closing, to that effect, substantially in the form of Exhibits H and I, respectively.

         Section 5.02. Accountants' Letter

                  Imatec shall have delivered to Shalit on the date of the Closing, letters from Most Horowitz & Company, dated as of such dates, addressed to Shalit, in form and substance satisfactory to Shalit, stating in effect:

                  a. That they are, and during the period covered by their report(s) relating to the financial statements referred to in Section
         1.03 they were, independent certified public accountants with respect to Imatec within the meaning of the Securities Act and the rules and regulations thereunder; and

                  b. That, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of Imatec (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the Board of Directors of Imatec and committees of such Boards, inquiries to certain officers and other employees of Imatec responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that (i) the unaudited financial statements of Imatec referred to in Section 1.03 were not prepared in accordance with generally accepted accounting principles consistent in all material respects with those followed in the preparation of the audited financial statements of Imatec referred to therein, or are not a fair presentation of the information purported to be shown, (ii) there was any change in the capital stock or debt of Imatec or any decrease in the net current assets or stockholders' equity of Imatec as of the date of the latest available monthly financial statements of Imatec or as of a specified date not more than five business days prior to the date of such letter, each as compared with the amounts shown in the Last Balance Sheet, other than as disclosed in this Agreement or any change or decrease (which shall be set forth in such letter) which Shalit in his sole reasonable discretion shall accept, or (iii) there was any decrease in consolidated net sales, net earnings, or net earnings per share (on a primary or a fully diluted basis) of Imatec Common Stock during the period from the Last Balance Sheet Date to the date of the latest available monthly financial statements of Imatec or to a specified date not more than five business days prior to the date of such letter, each as compared with the corresponding period in 1995, other than as disclosed in this Agreement or any decrease (which shall be set forth in such letter) which Shalit in his sole reasonable discretion shall accept.

         Section 5.03 Registration Rights Agreement; Letter of Credit

                  Imatec shall have delivered to Shalit at or prior to Closing the duly authorized, fully executed Registration Rights Agreement in the form attached hereto as Exhibit P, and a fully executed Letter of Credit, each of which shall be satisfactory in all material respects to Shalit.

         Section 5.04 Director and Officer Liability Insurance

                  Imatec shall have delivered to Shalit at or prior to Closing evidence that the director's and officer's liability Run-Off Policy (as defined below) in effect on the date hereof has been fully paid and will remain in effect for a period of six years, as described more fully in Section 7.12.

         Section 5.05. Other Closing Documents

                  Imatec shall have delivered to Shalit at or prior to the Closing such other documents (including certificates of officers of Imatec ) as Shalit may reasonably request in order to enable Shalit to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of the Transaction Documents.

         Section 5.06. Review of Proceedings

                  All actions, proceedings, instruments, and documents required to carry out the Transaction Documents or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Eliot Gerber, counsel to Shalit.

         Section 5.07. Legal Action

                  There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Transaction Documents, or to obtain substantial damages with respect thereto.

         Section 5.08. No Governmental Action

                  There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by the Transaction Documents by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole reasonable judgment of Shalit, (a) makes any of the transactions contemplated by the Transaction Documents illegal, (b) results in a delay in the ability of Shalit to consummate any of the transactions contemplated by the Transaction Documents, (c) requires the divestiture by Shalit of any of the shares of Newco Common Stock to be sold pursuant to the Transaction Documents or of a material portion of the business of Newco, or (d) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by the Transaction Documents or impairs the contemplated benefits to Shalit of any of the transactions contemplated by the Transaction Documents.

         Section 5.09. Contractual Consents Needed

                  The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by the Transaction Documents from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

         Section 5.10. Financing

                  The Letter of Credit defined in Exhibit G shall, at the Closing, be evidenced by a duly authorized, executed, and delivered Letter of Credit satisfactory in all material respects to Shalit and upon terms and conditions at least as favorable to Shalit as set forth in Exhibit J, the

Letter of Credit at the Closing shall be in full force, valid, and binding upon the parties thereto, the Letter of Credit shall (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable as to the parties thereto in accordance with their terms at the Closing.

         Section 5.11. Release of Guarantees

                  Imatec shall have been released at or prior to the Closing from the guarantees of those obligations of Imatec listed in Exhibit K.

         Section 5.12. Investment by Others

                  No offer shall have been publicly proposed or made by any other party to purchase shares of Imatec Common Stock or Newco Common Stock or otherwise to acquire the stock or assets of Imatec or Newco. Shalit shall not have otherwise acquired knowledge that more than 5% of the outstanding shares of Imatec Common Stock or Newco Common Stock has been or may be acquired by a person (as defined in Section 13(d)(3) of the Exchange Act) other than Shalit.

         Section 5.13. Repayment of Loans

                  Principal, premium (if any), and interest on the loans identified in Exhibit L as being owed to Imatec shall have been repaid at or prior to the Closing in full or Shalit, in his sole reasonable discretion, shall have consented in writing to alternate arrangements for the repayment thereof.

         Section 5.14. Resignations

                  All directors of Imatec shall have resigned at or prior to the Closing as directors and members of all committees of the Board of Directors in writing effective immediately after the Closing. All officers and employees of Imatec shall have resigned at or prior to the Closing in writing effective immediately after the Closing.

         Section 5.15. Releases

                  Shalit shall have received at or prior to the Closing from each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was, an officer or a director of Imatec a release, dated the date of the Closing, substantially in the form of Exhibit M.

         Section 5.16. Officers' and Directors' Noncompetition Agreement

                  Shalit shall have received at or prior to the Closing from each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was, an officer or a director of Imatec an agreement not to compete, substantially in the form of Exhibit N.

         Section 5.17. Officers' and Directors' Confidentiality Agreement

                  Shalit shall have received at or prior to the Closing from each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was, an officer or a director of Imatec an agreement to keep confidential certain data, substantially in the form of Exhibit O.

VI       Conditions to the Obligations of Imatec

         The obligations of Imatec under this Agreement are subject, at the option of Imatec, to the following conditions:

         Section 6.01. Accuracy of Representations and Compliance with
Conditions

                  All representations and warranties of Shalit contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Shalit and regardless of knowledge or lack thereof on the part of Shalit or changes beyond his control; as of the Closing, Shalit shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by him at or before such time by this Agreement; and Imatec shall have received certificates executed by Shalit dated the date of the Closing, to that effect, substantially in the form of Exhibits H and I, respectively.

         Section 6.02. Other Closing Documents

                  Shalit shall have delivered to Imatec at or prior to the Closing such other documents as Imatec may reasonably request in order to enable Imatec to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         Section 6.03. Review of Proceedings

                  All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Brock Fensterstock Silverstein McAuliffe & Wade LLC, counsel to

Imatec, and Shalit shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         Section 6.04. Legal Action

                  There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Transaction Documents, or to obtain substantial damages with respect thereto.

         Section 6.05. No Governmental Action

                  There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by the Transaction Documents by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole reasonable judgment of Imatec, (a) makes any of the transactions contemplated by the Transaction Documents illegal, (b) results in a delay in the ability of Imatec to consummate any of the transactions contemplated by the Transaction Documents, or (c) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by the Transaction Documents or impairs the contemplated benefits to Imatec of any of the transactions contemplated by the Transaction Documents.

         Section 6.06. Fairness Opinion

                  Imatec shall have received the opinion of Spencer Trask Securities, Inc. to the effect that the transactions contemplated by this Agreement are fair, from a financial point of view, to the Imatec stockholders and such opinion shall not have been withdrawn.

         Section 6.07. Contractual Consents Needed

                  The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by the Transaction Documents from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

         Section 6.08. Investment by Others

                  No offer shall have been publicly proposed or made by any other party to purchase shares of Imatec Common Stock or Newco Common Stock or otherwise to acquire the stock or assets of Imatec or Newco. Imatec shall not have otherwise acquired knowledge that more than 5% of the outstanding shares of Imatec Common Stock or Newco Common Stock has been or may be acquired by a person (as defined in Section 13(d)(3) of the Exchange Act) other than Shalit.

         Section 6.09. Resignations

                  All directors of Imatec shall have resigned at or prior to the Closing as directors and members of all committees of the Board of Directors in writing effective immediately after the Closing. All officers and employees of Imatec shall have resigned at or prior to the Closing in writing effective immediately after the Closing.

         Section 6.10. Releases

                  Imatec shall have received at or prior to the Closing from Shalit a release, dated the date of the Closing, substantially in the form of Exhibit K.

         Section 6.11. Officers' and Directors' Noncompetition Agreement

                  Imatec shall have received at or prior to the Closing from Shalit an agreement not to compete, substantially in the form of Exhibit N.

VII      Covenants and Agreements of Imatec

                   Imatec covenants and agrees as follows:

         Section 7.01 Access

                  Until the earlier of the Closing and the rightful abandonment or termination of this Agreement pursuant to Article IV or otherwise (the "Release Time"), Imatec will afford the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of Shalit and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Imatec, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Shalit with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Imatec as Shalit from time to time may reasonably request. Until the Release Time, Imatec will cause the independent certified public accountants of Imatec to make available to Shalit and his independent certified public accountants the work papers relating to the audits of Imatec referred to in Section 1.03.

         Section 7.02. Conduct of Business

                  Until the Release Time, Imatec will conduct its affairs so that at the Closing no representation or warranty of Imatec will be inaccurate, no covenant or agreement of Imatec will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Imatec. Except as otherwise reasonably requested by Shalit in writing, until the Release Time, Imatec will use its best efforts to preserve the business operations of Imatec intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Imatec, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, Imatec will conduct its business and operations in all respects only in the ordinary course.

         Section 7.03. Advice of Changes

                  Until the Release Time, Imatec will immediately advise Shalit in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which either of them obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or Exhibit J hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

         Section 7.04. Confidentiality

                   Imatec shall insure that all confidential information which Imatec, any of its officers, directors, employees, counsel, agents, investment bankers, or accountants (other than Shalit) may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Imatec, any affiliate, or any customer or supplier or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of Imatec, in each case without the prior written consent of Shalit; provided, however, that the restrictions of this sentence shall not apply (a) with respect to the obligations of Imatec after the Closing takes place, (b) with respect to the obligations of all such persons and entities after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Imatec, of any affiliate of Imatec, or (insofar as such confidential information was obtained directly by Imatec, or any such affiliate from any customer or supplier of Imatec) of any such customer or supplier, (c) as may otherwise be required by law, (d) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (e) to the extent such information shall have otherwise become publicly available. Imatec shall, and shall cause all other such persons and entities to, deliver to Shalit all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

         Section 7.05. Public Statements

                  Before Imatec shall release any information concerning the Transaction Documents or the transactions contemplated therein which is intended for or may result in public dissemination thereof, they shall cooperate with Shalit, shall furnish drafts of all documents or proposed oral statements to Shalit for comments, and shall not release any such information without the reasonable written consent of Shalit. Nothing contained herein shall prevent Imatec from releasing any information to any governmental authority if required to do so by law.

         Section 7.06. Other Proposals

                  Until the Release Time, subject to the fiduciary duties of Imatec's officers and directors, Imatec shall not, and shall neither authorize nor permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of Imatec directly or indirectly, to: (a) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as such term is defined in this Section 7.06); (b) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of Imatec to, any person or entity in connection with any Takeover Proposal; (c) negotiate with any person or entity with respect to any Takeover Proposal; or (d) enter into any agreement or understanding with the intent to effect a Takeover Proposal. Imatec will immediately give written notice to Shalit of the details of any Takeover Proposal of which it becomes aware. As used in this Section 7.06 and in Section 8.06, "Takeover Proposal" shall mean "any proposal, other than as contemplated by this Agreement, (x) for a merger, consolidation, reorganization, other business combination, or recapitalization involving Imatec for the acquisition of a 5% or greater interest in the equity or in any class or series of capital stock of Imatec for the acquisition of the right to cast 5% or more of the votes on any matter with respect to Imatec or for the acquisition of a substantial portion of any of its assets other than in the ordinary course of its business or (y) the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to Shalit of any of the transactions contemplated by this Agreement.

         Section 7.07. Consents Without Any Condition

                  Imatec shall not make any agreement or reach any understanding not approved in writing by Shalit as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by the Transaction Documents.

         Section 7.08. Release by Imatec

                  If the Closing takes place, effective immediately after the Closing, Imatec fully and unconditionally releases and discharges all claims and causes of action which it, its officers, directors, employees, counsel, agents, successors, or assigns (other than Shalit) ever had, now have, or hereafter may have against Shalit or Newco, and, when acting as such, its officers, directors, employees, counsel, and agents, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control Imatec within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, except claims and causes of action arising out of, based upon, or in connection with the transaction Documents or for employee benefits to the extent consistent with Exhibit E and the other representations and warranties of Imatec.

         Section 7.09. Noncompetition

                  If the Closing takes place, Imatec agrees, in consideration of the obligations of Shalit hereunder: (a) for a period of three years after the date of the Closing, it will not and will not cause its directors, officers, employees, counsel or agents to (i) compete with or be engaged in the same business as, or Participate In (as hereinafter defined in this Section 7.09) any other business or organization which at any time during the three-year period after the date of the Closing competes with or is engaged in the same business as, Newco with respect to any product or service sold or activity engaged in up to the time of the Closing in any geographical area in which at the time of the Closing such product or service is sold or activity engaged in or (ii) Participate In any other business or organization which at any time during the three-year period after the date of the Closing uses a name containing either the words "IMATEC" or "IMATEC 20/20" or words similar to or susceptible of confusion with the words "IMATEC" or "IMATEC 20/20," or any combination or abbreviation thereof; (b) it will not and will not cause its directors, officers, employees, counsel or agents to directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from Newco or Shalit, any of their respective suppliers, customers, or employees; and (c) it will not and will not cause its directors, officers, employees, counsel or agents to directly or indirectly employ any person who, at any time up to the date of the Closing, was an employee of Imatec within a period of three years after such person leaves the employ of such corporation. As used in this Section 7.09, "Participate In" shall mean "directly or indirectly, for his own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in." Imatec agrees that the provisions of this Section 7.09 are necessary and reasonable to protect Newco and Shalit, in the conduct of their busineSection If any restriction contained in this Section 7.09 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

         Section 7.10. File Tax Return

                  If the Closing takes place, Imatec agrees to file, within the time allowed by law, all applicable federal, state, local, and foreign tax returns with the appropriate jurisdictions, for the period January 1, 1997 through the date of the Closing, to include therein all information required to be contained therein relating to Imatec for such period, and to pay all Taxes with respect to Imatec for such period.

         Section 7.11. Voting By Imatec

                  Imatec agrees that until the Release Time, it will vote all securities of Newco which it is entitled to vote against (a) any merger, consolidation, reorganization, other business combination, or recapitalization involving Newco, (b) any sale of assets of Newco, (c) any stock split, stock dividend, or reverse stock split relating to any class or series of Newco's stock, (d) any issuance of any shares of capital stock of Newco, any option, warrant, or other right calling for the issuance of any such share of capital stock, or any security convertible into or exchangeable for any such share of capital stock, (e) any authorization of any other class or series of stock of Newco, (f) the amendment of the certificate of incorporation (or other charter document) or the by-laws of Newco, or (g) any proposition the effect of which may be to inhibit, restrict, or delay the consummation of any of the transactions contemplated by the Transaction Documents or impair the contemplated benefits to Shalit of the transactions contemplated by the Transaction Documents.

         Section 7.12. Liability Insurance Policy

                  If the Closing takes place, Imatec agrees that it will cause Imatec's directors' and officers' liability insurance policies in effect on the date hereof to be continued in full force and effect for a "run-off" period of up to six years after the date of the Closing (the "Run-Off

Policy") if the original directors' and officers' liability insurance policies are in full force and effect at the time of the Closing; provided, however, that Imatec may replace the Run-Off Policy with a new officers' and directors' liability policy or policies (the "New Policy") as long as the New Policy's limits of liability are no less than the aggregate amount of the limits of liability in the Run-Off Policy and the New Policy (a) is not more limited in scope than the Run-Off Policy, (b) does not increase the amount of the retention or the amount of insurance for which Imatec or any director or officer is responsible as specified in the Run-Off Policy, (c) continues to cover all persons presently covered or to be covered prior to the date hereof under the Run-Off Policy, and (d) does not otherwise adversely change (with reference to any of the persons now or in the future covered thereby) any of the terms, conditions, or Coverage (as defined in this Section 7.12) of the Run-Off Policy. As used in this Section 7.12, "Coverage" shall include, but not be limited to, any or all of (e) the types of claims, (f) specific claims, or (g) the time period of claims covered in any policy. Imatec agrees that it will cause any New Policy obtained to be continued in full force and effect for up to six years after the date of the Closing.

         Section 7.13. Registration Rights

                  Imatec shall file a post-effective amendment to its Registration Statement on Form SB-2, Commission file No. 333-3589, dated October 1996, pursuant to the provisions of the Registration Rights Agreement, and shall comply in all other respects therewith.

VIII. Covenants and Agreements of Shalit

      Shalit covenants and agrees as follows:

         Section 8.01. Conduct of Business

                  Until the Release Time, Shalit, in his capacity as President and Chief Executive Officer of Imatec, will cause Imatec to conduct its affairs so that at the Closing no representation or warranty of Imatec will be inaccurate, no covenant or agreement of Imatec will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Imatec. Except as otherwise requested by Shalit in writing, until the Release Time, Shalit, in his capacity as President and Chief Executive Officer of Imatec, will cause Imatec to use its best efforts to preserve the business operations of Imatec intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Imatec, and to preserve the good will of its suppliers, customers, and others having business relations with Imatec. Until the Release Time, Shalit will cause Imatec to, conduct its business and operations in all respects only in the ordinary course.

         Section 8.02. Shalit Representations and Warranties

         Until the Release Time, Shalit will conduct his affairs so that at the Closing no representation or warranty of Shalit will be inaccurate, no covenant or agreement of Shalit will be breached, and no condition to this Agreement will remain unfulfilled by reason of the actions or omissions of Shalit.

         Section 8.03. Advice of Changes

         Until the Release Time, Shalit will immediately advise Imatec in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which he obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or Exhibit J hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under the Transaction Documents not to be fully satisfied.

         Section 8.04. Confidentiality

                  Shalit shall insure that all confidential information which Shalit may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Imatec, any affiliate of Imatec, or any customer or supplier of Imatec or any such affiliate shall not be published, disclosed, or made accessible by him to any other person or entity at any time or used by him except pending the Closing in the business and for the benefit of Imatec, in each case without the prior written consent of Imatec; provided, however, that the restrictions of this sentence shall not apply (a) with respect to the obligations of Imatec after the Closing takes place, (b) with respect to the obligations of all such persons and entities after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Imatec, of any affiliate of Imatec, or (insofar as such confidential information was obtained directly by Imatec, or any such affiliate from any customer or supplier of Imatec) of any such customer or supplier, (c) as may otherwise be required by law, (d) as may be necessary or appropriate in connection with the enforcement of the Transaction Documents, or
(e) to the extent such information shall have otherwise become publicly available. Shalit shall, and shall cause all other such persons and entities to, deliver to Imatec all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

         Section 8.05. Public Statements

                  Before Shalit shall release any information concerning the Transaction Documents or the transactions contemplated by the Transaction Documents which is intended for or may result in public dissemination thereof, they shall cooperate with Imatec, shall furnish drafts of all documents or proposed oral statements to Imatec for comments, and shall not release any such information without the written consent of Imatec. Nothing contained herein shall prevent Shalit from releasing any information to any governmental authority if required to do so by law.

         Section 8.06. Other Proposals

                  Until the Release Time, subject to his fiduciary duties as an officer and director of Imatec, Shalit shall not directly or indirectly, to: (a) initiate contact with any person or entity in an effort to solicit any Takeover Proposal; (b) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of Imatec to, any person or entity in connection with any Takeover Proposal; (c) negotiate with any person or entity with respect to any Takeover Proposal; or (d) enter into any agreement or understanding with the intent to effect a Takeover Proposal. Shalit will immediately give written notice to Imatec of the details of any Takeover Proposal of which any of them becomes aware.

         Section 8.07. Consents Without Any Condition

                  Shalit shall not make any agreement or reach any understanding not approved in writing by Imatec as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by the Transaction Documents.

         Section 8.08. Release by Shalit

                  If the Closing takes place, effective immediately after the Closing, Shalit fully and unconditionally releases and discharges all claims and causes of action which he ever had, now have, or hereafter may have against Imatec, and, when acting as such, his employees, counsel and agents, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, except claims and causes of action arising out of, based upon, or in connection with the Transaction Documents or for employee benefits to the extent consistent with Exhibit E and the other representations and warranties of Shalit.

         Section 8.09. Voting By Shalit

                  Shalit agrees that until the Release Time, he will vote all securities of Imatec which he is entitled to vote against (a) any merger, consolidation, reorganization, other business combination, or recapitalization involving Imatec , (b) any sale of assets of Imatec, (c) any stock split, stock dividend, or reverse stock split relating to any class or series of Imatec 's stock, (d) any issuance of any shares of capital stock of Imatec , any option, warrant, or other right calling for the issuance of any such share of capital stock, or any security convertible into or exchangeable for any such share of capital stock, (e) any authorization of any other class or series of stock of Imatec, (f) the amendment of the certificate of incorporation (or other charter document) or the by-laws of Imatec, or (g) any proposition the effect of which may be to inhibit, restrict, or delay the consummation of any of the transactions contemplated by the Transaction Documents or impair the contemplated benefits to Imatec of the transactions contemplated by the Transaction Documents.

IX.      Indemnity Against Liabilities

         Section 9.01 Manner of Claims.

         Imatec and Shalit may not assert any claim against the other party under this Agreement, unless notice of a claim therefor is asserted by the other party in writing and is received by the other party on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.04 hereof, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date. Any notice of a claim by reason of any of the representations, warranties, covenants or agreements contained in this Agreement shall state specifically the representation, warranty or agreement with respect to which the claim is made, and shall describe in detail the facts and circumstances giving rise to an alleged basis for the claim, and, if then determinable, the amount of liability asserted against the other party by reason of the claim.

         Section 9.02 Indemnification by Imatec.

                  a. Imatec shall indemnify and hold Shalit and his counsel and agents harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, legal fees and expenses and amounts paid in settlement) (collectively, "Losses"), that are sustained or incurred by them and arise from or relate to (i) any misrepresentation or breach of any warranty set forth in Article 1 hereof; (ii) any claim for any finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Imatec with respect to the Transaction Documents and the transactions contemplated hereby or thereby; (iii) the nonfulfillment of any covenant or agreement to be performed on the part of Imatec hereunder; or (iv) the Excluded Liabilities.

                  b. Payments by Imatec shall be limited to the amount of any Losses that remains after deducting therefrom (i) any Tax benefit to Shalit and (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by Shalit or his counsel or agents from any third party with respect thereto.

                  c. Notwithstanding anything to the contrary contained in this Agreement, Imatec shall have no liability under any provision of this Agreement for: (i) any Losses to the extent that such Losses result from or arise out of actions taken by Shalit or his counsel or agents after the Closing Date; and (ii) any consequential damages. Shalit shall take and shall cause his counsel and agents to take all reasonable steps to mitigate their Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

         Section 9.03 Indemnification by Shalit.

                  a. Shalit shall indemnify and hold Imatec, its affiliates, directors, officers, employees, agents and stockholders harmless against and in respect of any and all Losses that are sustained or incurred by them and arise from or relate to (i) any misrepresentation or breach of any warranty set forth in Article 2 hereof; (ii) any claim for any finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Shalit with respect to the

         Transaction Documents or the transactions contemplated hereby or thereby; (iii) the nonfulfillment of any covenant or agreement to be performed on the part of Shalit hereunder; (iv) the effect Imatec's non-compliance with any bulk sales or similar laws; provided that Shalit shall not be required to indemnify Imatec against any Excluded Liabilities; or (v) the Assumed Liabilities.

                  b. Payments by Shalit pursuant to Section 9.03(a) shall be limited to the amount of any Losses that remains after deducting therefrom (i) any Tax benefit to Imatec or any affiliate thereof; and
         (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by Imatec from any third party with respect thereto.

                  c. Notwithstanding anything to the contrary contained in this Agreement, Shalit shall have no liability under any provision of this Agreement for any consequential damages. Imatec shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

         Section 9.04 Limitation of Remedies.

                  a. The parties hereby acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article
         9. In furtherance of the foregoing, each of the parties hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have, from and after the Closing, against the other party or its affiliates, directors, officers, employees and agents relating to the subject matter of this Agreement.

                  b. Except as set forth in this Agreement, none of the parties is making any representation, warranty, covenant or agreement with respect to the matters contained herein. Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of either party, after the consummation of the purchase and sale of the Purchased Assets contemplated by this Agreement, to rescind the Transaction Documents or any of the transactions contemplated hereby or thereby.

         Section 9.05 Notice to Indemnitor.

         Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an Indemnitor under this Article 9, the Party seeking indemnification hereunder (each, "an Indemnitee") shall notify, pursuant to Section 9.01 hereof, the Party from whom indemnification is sought (the "Indemnitor") in writing, of such claim and, with respect to claims by third parties, shall so notify the Indemnitor as soon as practicable; provided, that the failure to timely notify the Indemnitor pursuant to this Section 9.05 shall not affect the rights of the Indemnitee, except to the extent the Indemnitor is prejudiced thereby.

         Section 9.06 Right of Parties to Settle or Defend.

         The Indemnitor shall have the right, at its own expense, to contest and defend against such claim, subject to Section 9.8 hereof. If the Indemnitor fails to undertake the defense of or settle or pay any such third party claim within ten days after the Indemnitee has given written notice to the Indemnitor of such claim, or if the Indemnitor, after having given such notification to the Indemnitee, fails within 30 days to defend, settle or pay such claim, then the Indemnitee may take any and all necessary action to dispose of such claim, including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion. If the Indemnitee contests such claim, the Indemnitor shall have the right to be represented, at its own expense, by its own counsel and accountants, its participation to be subject to the reasonable direction of the Indemnitee. Whether the Indemnitor or Indemnitee contests such claim, (i) the Indemnitee shall make available to the Indemnitor and its attorneys and accountants, at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim; and (ii) the Party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other Party.

         Section 9.07 Settlement Proposals.

                  a. If the Indemnitee desires to settle any third-party claim (whether or not contested by the Indemnitor), the Indemnitee shall advise the Indemnitor in writing of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). If such Proposed Settlement is unsatisfactory to the Indemnitor, it shall have the right, at its expense, to contest (or continue to contest) such claim by giving written notice of such election to the Indemnitee within ten days after the Indemnitor's receipt of the advice of the Proposed Settlement. If the Indemnitor does not deliver such written notice within ten days after receipt of such advice, or if the Indemnitor, after having given such notice to the Indemnitee, fails forthwith to defend, settle or pay such claim, the Indemnitee may offer the Proposed Settlement to the third party making such claim. If the Proposed Settlement is not accepted by the party making such claim, any new Proposed Settlement figure which the Indemnitee may wish to present to the party making such claim shall first be presented to the Indemnitor who shall have the right, subject to the conditions hereinabove set forth in this Article 9, to contest such claim. In all such events, the Indemnitor shall indemnify the Indemnitee and hold it harmless against and from any and all costs of defense, payment or settlement, including reasonable attorneys' fees incurred in connection therewith.

                  b. The Indemnitor may settle any third-party claim only if it has agreed to contest the claim in accordance with Section 9.6(a) above. If any Indemnitor desires to settle any third-party claim, the Indemnitor shall not, without the Indemnitee's prior written consent,
         (i) settle or compromise such proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such proceeding, claim or demand or (ii) settle or compromise any such proceeding, claim or demand, in any manner that may adversely affect the Indemnitee other than as a result of money damages or other money payments.

         Section 9.08 Reimbursement.

         At the time the amount of any liability on the part of any Indemnitor under this Article 9 is determined (which in the case of payments to third persons shall be the earlier of (a) the date of such payments or (b) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights) establishing such liability), the Indemnitor shall, within 30 days, upon notice from the Indemnitee, pay to the Indemnitee, the amount of the indemnity claim. X. Miscellaneous

         Section 10.01. Further Actions

                  At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         Section 10.02. Availability of Equitable Remedies

                  Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         Section 10.03. Survival

                  The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of the purchase price by Shalit, irrespective of any investigation made by or on behalf of any party. The statements contained in any other document executed by either party relating hereto or thereto or delivered to the other party in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of either party pursuant hereto or thereto or delivered to the other party in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of such party hereunder for all purposes of this

Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

         Section 10.04. Modification

                  This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 10.03), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors or by an officer of each corporate party.

         Section 10.05. Notices

                  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.05) with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 10.05. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 10.05 shall be deemed given at the time of receipt thereof.

         Section 10.06. Waiver

                  Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors of the waiving party.

         Section 10.07. Binding Effect

                  The provisions of this Agreement shall be binding upon and inure to the benefit of Shalit and his successors and assigns and Imatec and its successors and assigns, and shall inure to the benefit of each Indemnitee and Shalit Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

         Section 10.08. No Third Party Beneficiaries

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 10.7).

         Section 10.09. Separability

                  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 10.10. Headings

                  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         Section 10.11. Counterparts; Governing Law

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought only in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                                           DR. HANOCH SHALIT

                                                           /s/ Dr. Hanoch Shalit
                                                           ---------------------
                                                           IMATEC, LTD

                                                     By:   /s/ Neal Factor
                                                           ---------------------
                                                           Neal Factor, Director

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I.       Representations and Warranties of Imatec

         1.01     Organization and Qualification...............................1
         1.02     Capitalization...............................................2
         1.03     Financial Condition..........................................3
         1.04     Tax and Other Liabilities....................................5
         1.05     Litigation and Claims........................................6
         1.06     Properties...................................................7
         1.07     Contracts and Other Instruments..............................9
         1.08     Employees...................................................11
         1.09     Patents, Trademarks, Et Cetera..............................12
         1.10     Questionable Payments.......................................13
         1.11     Authority to Sell...........................................14
         1.12     Completeness of Disclosure..................................16

II.      Representations and Warranties of Shalit

         2.01     Authority to Buy............................................16
         2.02     Non-Distributive Intent.....................................16
         2.03     Questionable Payments ......................................17

III.     Newco

         3.01     Purchase and Sale of Purchased Assets.......................17
         3.02     Excluded Assets.............................................19
         3.03     Assumption of Liabilities ..................................20
         3.04     Excluded Liabilities........................................20
         3.05     Consideration for Transfer of the Purchased Assets .........21

IV.      The Exchange

         4.01     Terms of the Exchange.......................................21
         4.02     The Closing.................................................23
         4.03     Termination.................................................24

V.       Conditions to Obligations of Shalit

         5.01     Accuracy of Representations and Compliance with Conditions..24
         5.02     Accountants' Letter.........................................25
         5.03     Registration Rights Agreement; Letter of Credit.............26

                                                                            Page
                                                                            ----

         5.04     Director and Officer Run-Off Policy.........................27
         5.05     Other Closing Documents.....................................27
         5.06     Review of Proceedings.......................................27
         5.07     Legal Action................................................27
         5.08     No Governmental Action......................................28
         5.09     Contractual Consents Needed.................................28
         5.10     Financing...................................................29
         5.11     Release of Guarantees.......................................29
         5.12     Investment by Others........................................29
         5.13     Repayment of Loans..........................................29
         5.14     Resignations................................................30
         5.15     Releases....................................................30
         5.16     Officers' and Directors' Noncompetition Agreement...........30
         5.17     Officers' and Directors' Confidentiality Agreement..........31

VI.      Conditions to the Obligations of  Imatec

         6.01     Accuracy of Representations and Compliance with Conditions..31
         6.02     Other Closing Documents.....................................32
         6.03     Review of Proceedings.......................................32
         6.04     Legal Action................................................32
         6.05     No Governmental Action......................................32
         6.06     Fairness Of Opinion.........................................33
         6.07     Contractual Consents Needed.................................33
         6.08     Investment by Others........................................33
         6.09     Resignations................................................34
         6.10     Releases....................................................34
         6.11     Officers' and Directors' Noncompetition Agreement...........34

VII.     Covenants and Agreements of  Imatec

         7.01     AcceSection ................................................34
         7.02     Conduct of BusineSection ...................................35
         7.03     Advice of Changes...........................................35
         7.04     Confidentiality.............................................36
         7.05     Public Statements...........................................37
         7.06     Other Proposals.............................................37
         7.07     Consents Without Any Condition..............................38
         7.08     Release by Imatec...........................................39
         7.09     Noncompetition..............................................39
         7.10     File Tax Return.............................................41
         7.11     Voting By Imatec............................................41
         7.12     Liability Insurance Policy..................................42

                                                                            Page
                                                                            ----

         7.13     Registration Rights.........................................43

VIII.    Covenants and Agreements of Shalit

         8.01     Conduct of Business ........................................43
         8.02     Shalit Representations and Warranties.......................44
         8.03     Advice of Changes...........................................44
         8.04     Confidentiality.............................................44
         8.05     Public Statements...........................................45
         8.06     Other Proposals.............................................46
         8.07     Consents Without Any Condition..............................46
         8.08     Release by Imatec...........................................46
         8.09     Voting By Shalit ...........................................47

IX.      Miscellaneous

         9.01     Manner of Claims............................................48
         9.02     Indemnification by Imatec...................................48
         9.03     Indemnification by Shalit...................................49
         9.04     Limitation of Remedies......................................50
         9.05     Notice to Indemnitor........................................51
         9.06     Right of Parties to Settle or Defend........................51
         9.07     Settlement Proposals........................................52
         9.08     Reimbursement...............................................53

X.       Miscellaneous

         10.01    Further Actions.............................................54
         10.02    Availability of Equitable Remedies..........................54
         10.03    Survival....................................................54
         10.04    Modification................................................55
         10.05    Notices.....................................................55
         10.06    Waiver......................................................56
         10.07    Binding Effect..............................................57
         10.08    No Third Party Beneficiaries................................57
         10.09    Separability................................................57
         10.10    Headings....................................................57
         10.11    Counterparts; Governing Law.................................57




LIST OF EXHIBITS

EXHIBIT A - LIST OF SUBSIDIARIES AND INFORMATION ABOUT THEM

EXHIBIT B - LIST OF PROPERTY OWNED, LEASED, AND LICENSED
EXHIBIT C - LIST OF INTANGIBLES OWNED AND LICENSED
EXHIBIT D - LIST OF CONTRACTS, AGREEMENTS, INSTRUMENTS, AND ARRANGEMENTS

EXHIBIT E - LIST OF EMPLOYEE PLANS AND BENEFITS AND OF CERTAIN EMPLOYEES AND
            AGENTS

EXHIBIT F - LIST OF EXCLUDED LIABILITIES
EXHIBIT G - SCHEDULE OF SALE OF SHALIT SHARES
EXHIBIT H - OFFICERS' CERTIFICATE CONCERNING ACCURACY
EXHIBIT I - IMATEC' CERTIFICATE CONCERNING ACCURACY
EXHIBIT J - TERMS OF LETTER OF CREDIT
EXHIBIT K - GUARANTEES TO BE RELEASED
EXHIBIT L - LOANS TO BE REPAID
EXHIBIT M - RELEASE
EXHIBIT N - AGREEMENT NOT TO COMPETE
EXHIBIT O - CONFIDENTIALITY AGREEMENT
EXHIBIT P - REGISTRATION RIGHTS AGREEMENT

                                                                       Annex B




                                  Spencer Trask
                             Securities Incorporated


July 8, 1997

Imatec, Ltd.
150 East 58th St., 21st Floor
New York, NY 10022
Attention:   Independent Committee of the Board of Directors

Gentlemen:

You have asked for the opinion of Spencer Trask Securities, Inc. ("Spencer Trask") as to the fairness, from a financial point of view, to the stockholders of Imatec, Ltd., other than Dr. Hanoch Shalit, of certain transactions as set forth in the draft Letter of Intent between Imatec, Ltd. ("Imatec" or the "Company") and Dr. Hanoch Shalit dated June 19, 1997 (the "Transaction").

In arriving at our opinion, we have reviewed such business records of the Company as we considered relevant and necessary for purpose of our opinion, including but not limited to the following:

     1. Draft Letter of Intent dated June 19, 1997 between the Company and Dr. Hanoch Shalit

     2.   Form 10-KSB for the fiscal year ended December 31, 1996

     3.   Form 10-QSB reports for the period ended March 31, 1997

     4.   Private Placement Memorandum dated October 20, 1995

     5. Prospectus and SEC Registration Statement in connection with October 29, 1996 initial public offering

     6. License Agreement dated June 25, 1995 between the Company and Dr. Hanoch Shalit

     7. Employment Agreement dated July 1, 1995 between the Company and Dr. Hanoch Shalit

     8.   News reports as per Bloomberg Information Services.

     9.   Stock issuance and trading history

     10.  Product literature

     11.  Asset schedules

     12. Intellectual property, including U.S. Patents Nos. 4,939,581; 5,115,229; and 5,345,315

     13.  Internal management-prepared financial projections

     14.  Internal marketing and promotion records

     15.  Published articles relating to the Company and its licensed technology

In addition, we have visited Imatec's facilities in New York City and have discussed with management the current status of and outlook for Imatec's operating results, assets and liabilities; industry conditions and outlook; material contained in the foregoing documents; and other matters we considered relevant to our inquiry. We also conducted other inquiries, financial studies and analyses as we deemed appropriate for purposes of this opinion.


 535 Madison Avenue   New York, New York 10022   212-355-5565    800-622-7078
                                Fax: 212-751-3362

In our review and in arriving at our opinion we have not independently verified any of the foregoing information and have relied upon its being complete and accurate in all material aspects, and we have not made an independent appraisal of specific properties or other assets of Imatec. Our opinion is provided for your benefit in connection with the proposed Transaction according to the terms of our engagement letter dated June 25, 1997.

Spencer Trask Securities, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with private placements, mergers and acquisitions, and valuations for estate, corporate and other purposes. Spencer Trask is being paid a fee for rendering this opinion and performing related valuation analyses, which fee is not contingent upon its conclusions.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the terms of the proposed Transaction between the Company and Dr. Hanoch Shalit are fair, from a financial point of view, to the stockholders of Imatec, Ltd. other than Dr. Shalit.

Very truly yours,


SPENCER TRASK SECURITIES, INC.

By: /s/ Roger K. Baumberger
    -----------------------------------------
    Roger K. Baumberger, CFA
    Managing Director - Corporate Finance

                                  Spencer Trask
                             Securities Incorporated


July 8, 1997

Imatec, Ltd.
150 East 58th St., 21st Floor
New York, NY 10022
Attention:   Independent Committee of the Board of Directors

Gentlemen:

We are writing in connection with the Fairness Opinion to be rendered to you by Spencer Trask Securities, Inc. relating to certain transactions as set forth in the draft Letter of Intent to Imatec, Ltd. ("Imatec" or the "Company") dated June 19, 1997 (the "Transaction"). The purpose of this letter and related Exhibits is to describe the factors considered and the analyses used as a basis for the conclusions expressed in said Fairness Opinion.

COMPANY BACKGROUND

Imatec was found in 1988 by its Chief Executive Officer, Dr. Hanoch Shalit, for the purposes of developing, marketing and licensing proprietary methods and systems of accurate reproduction of images in terms of black-and-white tone and color shading (the "Technology"). The Technology is currently based upon three United States patents which have been exclusively licensed to the Company by Dr. Shalit. Commercial applications of the Technology are believed to exist in the medical diagnostic imaging, teleradiology and graphic arts industries, both as an "add-on" device for end-users and as an equipment performance enhancer for incorporation by original equipment manufacturers (OEM's).

Prior to late 1995, the Company was essentially a single-person firm which engaged in ongoing R & D while at the same time attempting to license the Technology to OEM's. During that seven year period, three patents were issued to Dr. Shalit, in 1990, 1992 and 1994 covering various aspects of accurate black-and-white and color image reproduction. In November, 1995, the first significant outside funding was obtained in the form of privately-placed bridge financing in gross amount of $1,850,000. Shortly thereafter, management was expanded to include a Vice President - Sales and a Chief Financial Officer and marketing efforts were accelerated. Subsequent financing has included a second closing of privately-placed bridge financing in gross amount of $2,150,000 and in Initial Public Offering ("IPO") on October 29, 1996 in gross amount of $6,000,000 which, after repayment of $1,025,000 bridge debt, netted the Company $3,695,000. The IPO price was $5.00 per share of Common Stock and $0.25 per Redeemable Warrant exercisable at $6.50 per share of Common Stock.




 535 Madison Avenue   New York, New York 10022   212-355-5565    800-622-7078
                                Fax: 212-751-3362

At present, the Company has four employees, approximately $4.3 million in cash and cash equivalents and no debt. From inception to the present, except for a nominal amount of consulting fees in prior years, the Company has generated no revenue from Technology licensing or product sales. Management advises that there have been recent discussions with one large manufacturer of medical imaging cameras but that specific licensing terms have not been negotiated and there is not a Letter of Intent or licensing agreement in place or imminent. The Common Shares, traded in the Nasdaq SmallCap Market, have declined significantly in price over the past several months and have recently sold at approximately $0.50 per share. See Exhibit F.

Management's strategy for achievement of its business objectives appears to be in process of changing somewhat from the strategy at the time of the IPO. The Company is continuing to pursue "voluntary" licensing agreements with medical imaging equipment companies relating to the black-and-white tone adjustment features of the Technology, inasmuch as most medical diagnostic images are black and white and the Company has a prototype black-and-white tone adjuster it can demonstrate. In the area of color shading adjustment, the Company does not have a prototype adjuster to demonstrate the capabilities of its system and believes that there are already fairly good color adjustment solutions in the marketplace. Accordingly, the Company is now considering the use or threat of legal action to require "involuntary" licensing and/or damage awards in the area of color shading adjustment. Management believes that a number software products and related systems utilized in the graphic arts industry may be infringing upon one or more patents underlying the Technology. Patent lawyers have recently been engaged and have begun to send letters to companies believed to be infringing, suggesting that a license agreement be negotiated in lieu of formal legal action. One of these companies is a well-know computer manufacturer which incorporates color-matching software into its PC operating system. The other companies are relatively small software manufacturers. To date, no formal legal actions have been instituted pending further communication with the alleged infringers in an effort to determine the relative strength of the Company's position.

THE TRANSACTION

The Transaction involves releasing the Company from all obligations, liabilities and rights relating to the Technology and Dr. Shalit's employment in exchange for an immediate cash payment to Dr. Shalit of $300,000 net of taxes and future payments not to exceed $1,950,000 net of taxes (the "Maximum Amount"). Dr. Shalit's employment agreement extends until July 1, 2000 at a current rate of $66,000 per year, increasing by 5% per year, plus car allowance and other fringe benefits. The License Agreement dated June 25, 1995, pursuant to which the Company has rights to the Technology, provides that the Company will pay Dr. Shalit an annual royalty at the current rate of $147,000 increasing by $7,000 per year, until the expiration of the life of the last patent or patent application in any country - i.e. at least until the year 2011, or a total of $2,310,000 from this date forward. Furthermore, if Dr. Shalit ceases to be employed by the Company, the royalty increases to $250,000 per year plus annual increases of $12,500 per year - i.e. at least a total of $3,350,000 from this date forward if his employment were to terminate July 1, 2000. The Company's liabilities pursuant to the License Agreement also include all legal costs, expenses and settlement amounts relating to either defending third-party suits alleging patent infringement by the licensed Technology or pursuing legal actions instituted by Dr. Shalit (not the Company) against patent infringers.

The Maximum Amount of future payments to Dr. Shalit pursuant to the Transaction may be in the form of repurchasing shares of Company common stock owned by Dr. Shalit ("Shalit Shares") at $2.43 per share net of taxes or, if Shalit Shares are sold in the public market, payment to Dr. Shalit of the difference between the sale price and $2.43 net of taxes. Should Dr. Shalit sell his shares in the public market for in excess of $2.43 net of taxes, the aggregate after-tax payments to him will be reduced by such excess amount. In addition, under any or all of the following scenarios, actual payments by the Company necessary for Dr. Shalit to realize the Maximum Amount of $1,950,000 net of taxes will be reduced by: a) sale of Shalit Shares in the public market at a price of $0.66 or more;
b) reductions in Federal, New York State or New York City income tax rates; c) reduction in Federal capital gains tax rates. The actual payments by the Company necessary for Dr. Shalit to realize the Maximum Amount of $1,950,000 net of taxes will be increased by a) increases in Federal, New York State or New York City income tax rates; or b) increase in Federal capital gains tax rates.

VALUATION METHODOLOGY

Implicit in determining the fairness of the Transaction is determining whether or not the shareholders of the Company are likely to have shares with equal or more implicit value with closing of the Transaction or without closing of the Transaction.

General Approach

A.  We considered the following in valuing the Transaction:

     1. An analysis of the characteristics of the Company's outstanding securities, including:

          a.   Past transactions;

          b. Rights and obligations of these securities and any agreements restricting their transferability or otherwise affecting their value;

          c.   The marketability of these securities

     2. An analysis of the financial condition and operating results of Imatec, including:

          a.   Balance sheets, including assets, liabilities and book value;

          b.   Historical operating results and factors affecting profits;

          c.   Outlook for the company at valuation date.

     3.   Discussions with Imatec's management

     4.   Discussions with the Company's patent counsel

     5.   Conversations with persons in the imaging industry

     6. Review of published information relating to the company's technology and industry and outlook at the valuation date.

B.  Access to Information and Personnel

During the course of our analysis, we had access to all materials and personnel we deemed necessary or pertinent to the formation of our opinion. No limitations were imposed by the Company on the scope of our investigation.

C.   Assumptions and Limitations

     1. We have assumed that all information supplied by the management of Imatec and its advisors is accurate, without independent verification thereof.

     2. This report is not intended for general circulation or publication and is to be used only for the purpose specified.

Specific Valuation Methodologies Employed

In the case of securities valuation, there are a number of standard approaches. These include the a) the market approach, which takes into account the securities' market price (if publicly traded); their implied market value based on the trading prices for similar publicly-traded companies; and their implied market value based on the acquisition price of similar companies which have been acquired; b) the income approach, which estimates the net present value of anticipated future cash flows; and c) the liquidation approach, which estimates the amount which would be realized by the securities' holders if the company were liquidated rather than continuing as a going concern or being sold as a going concern

The Transaction, as more fully summarized above, involves the exchange of (i) one set of present, "status quo" liabilities associated with the Technology and current management's business strategy and prospects relating thereto for (ii)
(a) another set of liabilities associated with terminating current management and eliminating liabilities associated with the Technology and prospects relating thereto; plus (b) "free cash" after collateralization of the Letter of Credit supporting the Maximum Amount for the Shalit Shares; plus (c) a net operating loss for tax purposes of approximately $1.2 million; plus (d) "shell value" implicit in a publicly-held company with cash assets, no liabilities and no business operations. Accordingly, the income approach has been utilized to compare the net present values of estimated future cash flows associated with the two scenarios, i.e. "status quo" vs. Transaction. See Exhibit A.

INCOME APPROACH

Under the "Status Quo" scenario, Company management supplied monthly expense projections through August, 2000, based on its assumption of no revenue during that time period and continuation of its current business strategy without the initiation and prosecution of formal legal claims against alleged patent infringers. Future cash flows beyond August, 2000, without Dr. Shalit's salary and benefits and with a higher level of guaranteed royalty payments to Dr. Shalit from the licensed Technology, were estimated. These future cash flows were then discounted to the present at the Treasury note rate to arrive at their Net Present Value ("NPV". Also included is a Liquidity Analysis which indicates that without revenue, the Company would have no cash remaining by the end of the year 2000. See Exhibit B.

Considerable attention was paid to the assumption of no revenue during the period under evaluation. Correspondence and internal records of conversations and contacts with prospective licensees' of the Technology was reviewed and discussed with management. Since 1991, over 200 large and small medical imaging equipment and graphics arts equipment companies were contacted. The pace of marketing and sales efforts expanded considerably in 1996 and 1997, with the availability of funding and a Vice President - Sales to augment the efforts of the CEO. Advertising expenses of $202,000 were incurred plus considerable expenses in attending major trade shows at which the Company had a demonstration/promotion booth, including the Radiological Society of North America Exhibition and the SPIE Medical Imaging Conference. To date, the Company has not succeeded in securing any licensees. Management states that there is only one serious prospect at this time, a large, well-known medical imaging equipment company. If an agreement is to be struck, there remains additional Technology evaluation and feasibility analysis by the prospect, negotiation of terms for additional R & D for product customization, negotiation of license fee terms and FDA approval by the licensee. Late 1998 is considered to be the earliest possible date for initial installations by the licensee if in fact a license agreement is reached. If the prospective licensee's customers, both new and "retrofitted," are pleased with the improved quality of their image reproductions, management has opined that it is possible that other medical equipment companies will want to license the Technology in order to remain competitive. However, management has also acknowledged that tone reproduction of black and white medical images is not accepted as a critical issue in the industry as there is no absolute reference and the choice of contrast and brightness/density is often a matter of personal preference. Based on the foregoing, there is considered to be a low probability of achieving meaningful licensing revenue in the next several years, if ever.
See Exhibit C.

The other revenue possibility is from patent infringers involved with color adjustment methods and systems. No actual litigation has yet begun and some of the companies contacted by Imatec's patent lawyers have flatly denied any infringement. Correspondence but no meaningful dialogue has begun with the large computer manufacturer which includes color-matching software in its PC operating system along with many other operating system features. Discussions with the Company's patent attorneys indicate that meaningful evaluation of litigation success against these companies, both in terms of whether or not there will be a favorable outcome and whether the dollar amount of damages/license payments will offset the costs of litigation, is not possible at this time. They point out that, in the absence of negotiated settlement, such litigation can last 3 years or longer and is inherently expensive because of the large volume of documents and research involved. Additionally, there is risk of either a preemptive or counter lawsuit against Company and/or Dr. Shalit as patent-holder for patent infringement or invalidity of issuance, also involving defensive legal expenses by the Company. The Adjustment of the "status quo" cash flows to include assumed future patent infringement income would necessitate including additional legal expenses; however, neither of these items is susceptible to meaningful estimation at this time.

The cash payments by the Company to Dr. Shalit pursuant to the Transaction have been estimated, based on various scenarios involving applicable tax rates and share prices. These cash outflows have been discounted at the same rate is the "Status Quo" outflows to arrive at Net Present Value. See Exhibit D.

LIQUIDATION APPROACH

Liquidation of the Company has not been proposed as an alternative to the Status Quo or the Transaction. However, valuation consideration should be given to this alternative. The estimated cash and cash equivalents of the Company at June 30, 1997 is $4.4 million. Approval of a liquidation would require a stockholder vote. Given Dr. Shalit's economic interest in maintaining the Company as a going concern in order to continue receiving his salary, benefits, royalties and assurance of legal costs and expenses to protect the Technology or to institute lawsuits against patent infringers, it is likely that he, with approximately 24% of the outstanding shares, would vigorously oppose such an action. Accordingly, it is reasonable to assume several months continuation of the Company and its current level of expenses, plus legal and other costs of a proxy battle, prior to a liquidation being approved, if at all. Total Company cash expenses through October, 1997 have been estimated by management at $740 thousand, plus an estimated $250,000 legal and proxy expenses relating to a proposed liquidation, or a total of approximately $1 million. Resultant estimated cash and equivalents at the end of October would be approximately $3.4 million less liabilities estimated at $100,000, or a net amount of $3.3 million for distribution to shareholders. On a per share basis, this would amount to approximately $0.98 per share based on 3,735,000 common shares outstanding. This does not take into account, however, the possibility that additional legal expenses relating to patent infringement claims might be incurred prior to any liquidation approval.

Analysis pursuant to Exhibit D indicates that the NPV of maximum Company payments to Dr. Shalit pursuant to the Transaction is approximately $3.3 million, implying that that amount will need to be pledged to secure a letter of credit in favor of Dr. Shalit. Resultant "free cash" would be approximately $1 million at June 30, 1997, plus NOL of $1.2 million plus estimated "shell value" of $250,000. Implied Company value would be approximately $1.7 million or $0.46 per share. This does not take into account additional value per share which might result from future per-share market prices above $0.66 per share which would reduce the Company's obligations pursuant to the letter of credit and make available more free cash to the Company, nor does it take into account the possibility of Company asset deployment in such a way as to increase shareholder value.

Overall, the liquidation approach is not considered to be a viable consideration in this valuation analysis because of uncertainties as to whether it would be a direct benefit to the shareholders and whether it would be approved by the shareholders in view of likely vigorous opposition by a large stockholder.

IMPACT OF THE TRANSACTION ON THE COMPANY AND ITS STOCKHOLDERS

As of June 30, 1997, the Company had approximately 3,735,000 shares outstanding. Loss from operations in 1996 was $1.2 million, up from $595 thousand in 1995, with continuing losses from operations in the first quarter of 1997 of $353 thousand and anticipated ongoing losses for the next several years. The common share market price has declined from a high of $6.13 in January, 1997 to a current level of approximately $0.50 per share, indicating stockholder dissatisfaction with the Company's current and anticipated performance. It is believed that the comparative NPV's of the "Status Quo" vs. the Transaction and the opportunity to redeploy the Company's post-Transaction assets in the form of free cash estimated at approximately $1 million, net operating loss carryforwards of approximately $1.2 million and estimated $250,000 "shell value," indicate that the stockholders of Imatec, Ltd. have reasonable grounds to expect, assuming rational use of the Company's assets by new management, that the terms of the Transaction are adequate from a financial perspective.

VALUATION COMPANY BACKGROUND



Spencer Trask Securities, Inc. an investment banking firm which is regularly engaged in securities transactions, equity research, mergers and acquisitions, private placements and business valuation. Roger K. Baumberger, Managing Director - Corporate Finance, is a Chartered Financial Analyst and a member of the Association for Investment Management and Research and the New York Society of Security Analysts.

Spencer Trask Securities, Inc. is being paid a fee for this valuation opinion, which compensation is not contingent on the results of the analyses, opinions and conclusions in this report. The reported analyses, opinions and conclusions are based upon professional judgments applied to the indicated assumptions and we have no economic interest in the Transaction or Imatec, Ltd.

Very truly yours,

SPENCER TRASK SECURITIES, INC.


By: /s/ Roger K. Baumberger
    ------------------------------------------
    Roger K. Baumberger, CFA
    Managing Director - Corporate Finance

Attachments: Valuation Summary and Analyses

                                                                       Exhibit A
                                                                       ---------


                                  IMATEC, LTD.
                                VALUATION SUMMARY
                                  JUNE 30, 1997

I.   "STATUS QUO" NET CASH OUTFLOWS

     Exhibit B: Scenario A, No Revenue, NPV - Most Likely            $3,827,954

     Exhibit C: Scenario B, Revenue, NPV - Less Likely                2,801,717

II.  PROPOSED TRANSACTION - COMPANY CASH OUTFLOWS

     Exhibit D:
       Scenario A, $0.50 market price per share, 35% capital
          gains tax, NPV                                             $3,318,491
       Scenario B, $1.00 market price per share, 35% capital
          gains tax, NPV                                              3,012,885
       Scenario C, $0.50 market price per share, 27% capital
          gains tax, NPV                                              3,027,737
       Scenario D, $1.00 market price per share, 27% capital
          gains tax, NPV                                              2,886,346
       Maximum Co. payments irrespective of market price, 35%
          capital gains rate, NPV                                     3,318,491
       Maximum Co. payments irrespective of market price, 27%
          capital gains rate, NPV                                     3,027,737

III. PUBLIC SALE VS. COMPANY REPURCHASE ANALYSIS
     EQUILIBRIUM PER-SHARE PRICE
     (HIGHER PRICE LOWERS TOTAL MAXIMUM CO. PAYMENTS AS PER SECTION II. ABOVE)

      Exhibit E:
      At 35% capital gains tax rate               $0.66
      At 27% capital gains tax rate               $0.88


IV.  COMMON STOCK TRADING HISTORY
     See Exhibit F

                                                                       Exhibit B
                                                                       ---------

IMATEC LTD.
PRESENT VALUE ANALYSIS
SCENARIO A - STATUS QUO, NO REVENUE

                                                              1997                                                             Total
                                                              July     August      Sept.       Oct.       Nov.       Dec.       1997
Revenue:
License fees and royalties - new licensees                       0          0          0          0          0          0          0
Patent infringement settlements                                  0          0          0          0          0          0          0
Patent infringement judgments                                    0          0          0          0          0          0          0
                                                          --------   --------   --------   --------   --------   --------   --------
  Total revenue from technology                           $      0   $      0   $      0   $      0   $      0   $      0   $      0

Expenses:
Technology royalty - Dr. Shalit                           $ 12,863   $ 12,863   $ 12,863   $ 12,863   $ 12,863   $ 12,863   $ 77,178
Salary - Dr. Shalit                                          5,088      5,088      5,088      5,088      5,088      7,632     33,072
Other salaries                                              12,379     12,379     12,379     12,744     12,744     25,548     88,173
Payroll taxes and benefits                                   4,657      4,657      4,657      4,703      4,703      5,682     29,059
Selling and travel expenses                                  5,000      5,000      5,000      5,000     15,000     20,000     55,000
Legal fees                                                  17,333     17,333     17,333     17,333     17,333     17,333    103,998
Consulting fees                                             33,560     33,560     33,560     33,560     33,560     29,166    196,966
R & D expenses                                               5,000      5,000      5,000      5,000      5,000      5,000     30,000
Other expenses                                              34,687     33,517    109,017     58,669     34,499     31,562    301,951
                                                          --------   --------   --------   --------   --------   --------   --------
   Total expenses                                          130,567    129,397    204,897    154,960    140,790    154,786    915,397
  Less: public company expenses (md. legal)                  4,870      5,200     79,700     29,870      5,200      4,700    129,540
  Less: non-cash expenses                                   35,266     35,266     35,266     35,266     35,266     30,872    207,202
                                                          --------   --------   --------   --------   --------   --------   --------
   Total technology-related cash expenses                 $ 90,431   $ 88,931   $ 89,931   $ 89,824   $100,324   $119,214   $578,655
   Less: revenue                                                 0          0          0          0          0          0   $      0
                                                          --------   --------   --------   --------   --------   --------   --------
   Net cash outlay (income) - technology                  $ 90,431   $ 88,931   $ 89,931   $ 89,824   $100,324   $119,214   $578,655



Annualized discount rate                                      6.29%
Discount rate per month                                      0.510%
NPV net cash outlay (income) - technology                  $89,972    $88,031    $88,569    $88,015    $97,804   $115,630
Total NPV, technology cash outflows, 6/30/97 (1)        $3,827,954

(1) exclusive of NPV 12/31/2000 of future royalty payments to Dr. Shalit through 2011, in amount of            $2,418,258
    (excluded because of Company lack of liquidity at that time)


LIQUID ASSET POSITION
Cash and short-term investments - start of month        $4,377,304 $4,300,655 $4,224,780 $4,072,194 $3,969,296 $3,879,911
Less: cash expenses net of revenue                          95,301     94,131    169,631    119,694    105,524    123,914
Plus: interest income                                       18,652     18,256     17,045     16,796     16,139      6,590
                                                        ---------- ---------- ---------- ---------- ---------- ----------
Cash and short-term investments - end of month          $4,300,655 $4,224,780 $4,072,194 $3,969,296 $3,879,911 $3,762,587

IMATEC LTD.
PRESENT VALUE ANALYSIS
SCENARIO A - STATUS QUO, NO REVENUE

                                                         1998
Revenue:                                                  Jan          Feb          Mar        April
     License fees and royalties - new licensees             0            0            0            0
     Patent infringement settlements                        0            0            0            0
     Patent infringement judgments                          0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Total revenue from technology                       $0           $0           $0           $0
Expenses:
     Technology royalty - Dr. Shalit                  $12,863      $12,863      $12,863      $12,863
     Salary - Dr. Shalit                                5,088        5,088        5,088        5,088
     Other salaries                                    13,225       13,225       13,548       13,548
     Payroll taxes and benefits                         5,034        5,034        5,058        5,058
     Selling and travel expenses                        6,000        6,000       16,000       21,000
     Legal fees                                        17,333       17,333       17,333       17,333
     Consulting fees                                        0            0            0            0
     R & D expenses                                     5,000        5,000        5,000        5,000
     Other expenses                                    43,027       33,356       32,856       58,526
                                                   ----------   ----------   ----------   ----------
       Total expenses                                 107,570       97,899      107,746      138,416
     Less: public company expenses (incl. legal)        9,870        5,200        4,700       29,870
     Less: non-cash expenses                            1,706        1,706        1,706        1,706
                                                   ----------   ----------   ----------   ----------
       Total technology-related cash expenses         $95,994      $90,993     $101,340     $106,840
       Less: revenue                                        0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Net cash outlay (income)-technology            $95,994      $90,993     $101,340     $106,840
NPV net cash outlay (income) - technology             $92,636      $87,364      $96,805     $101,541


LIQUID ASSET POSITION
Cash and short-term investments - start of month   $3,762,587   $3,672,650   $3,591,967   $3,501,052
Less: cash expenses net of revenue                    105,864       96,193      106,040      136,710
Plus: interest income                                  15,927       15,510       15,125       14,651
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $3,672,650   $3,591,967   $3,501,052   $3,378,993


Revenue:                                                  May         June         July       August
     License fees and royalties - new licensees             0            0            0            0
     Patent infringement settlements                        0            0            0            0
     Patent infringement judgments                          0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Total revenue from technology                       $0           $0           $0           $0
Expenses:
     Technology royalty - Dr. Shalit                  $12,863      $12,863      $12,863      $12,863
     Salary - Dr. Shalit                                7,632        5,088        5,342        5,342
     Other salaries                                    26,754       13,548       13,802       13,802
     Payroll taxes and benefits                         5,058        5,058        5,058        5,058
     Selling and travel expenses                        6,000        6,000        6,000        6,000
     Legal fees                                        17,333       17,333       17,333       17,333
     Consulting fees                                        0            0            0            0
     R & D expenses                                     5,000        5,000        5,000        5,000
     Other expenses                                    56,822       36,357       33,960       33,790
                                                   ----------   ----------   ----------   ----------
       Total expenses                                 137,462      101,247       99,358       99,188
     Less: public company expenses (incl. legal)       30,200        4,700        4,870        5,200
     Less: non-cash expenses                            1,706        1,706        1,706        1,706
                                                   ----------   ----------   ----------   ----------
       Total technology-related cash expenses        $105,556      $94,841      $92,782      $92,282
       Less: revenue                                        0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Net cash outlay (income)-technology           $105,556      $94,841      $92,782      $92,282
NPV net cash outlay (income) - technology             $99,812      $89,225      $86,845      $85,938

LIQUID ASSET POSITION
Cash and short-term investments - start of month   $3,378,993   $3,257,373   $3,171,533   $3,087,204
Less: cash expenses net of revenue                    135,756       99,541       97,652       97,482
Plus: interest income                                  14,136       13,701       13,323       12,948
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $3,257,373   $3,171,533   $3,087,204   $3,002,670

                                                                                                            Total
Revenue:                                                Sept.         Oct.         Nov.         Dec.         1998
     License fees and royalties - new licensees             0           $0           $0           $0           $0
     Patent infringement settlements                        0            0            0            0            0
     Patent infringement judgments                          0            0            0            0            0
                                                   ----------   ----------   ----------   ----------   ----------
       Total revenue from technology                       $0           $0           $0           $0           $0
Expenses:
     Technology royalty - Dr. Shalit                  $12,863      $12,863      $12,863      $12,863     $154,356
     Salary - Dr. Shalit                                5,342        5,342        5,342        8,013       67,795
     Other salaries                                    13,802       13,802       13,802       27,135      189,993
     Payroll taxes and benefits                         5,058        5,058        5,058        5,058       60,648
     Selling and travel expenses                        6,000        6,000       16,000       21,000      122,000
     Legal fees                                        17,333       17,333       17,333       17,333      207,996
     Consulting fees                                        0            0            0            0            0
     R & D expenses                                     5,000        5,000        5,000        5,000       60,000
     Other expenses                                    83,291       33,960       33,790       31,664      511,399
                                                   ----------   ----------   ----------   ----------   ----------
       Total expenses                                 148,689       99,358      109,188      128,066    1,374,187
     Less: public company expenses (incl. legal)       54,700        4,870        5,200        4,700      164,080
     Less: non-cash expenses                            1,706        1,706        1,706        1,706       20,472
                                                   ----------   ----------   ----------   ----------   ----------
       Total technology-related cash expenses         $92,283      $92,782     $102,282     $121,660   $1,189,635
       Less: revenue                                        0            0            0            0           $0
                                                   ----------   ----------   ----------   ----------   ----------
       Net cash outlay (income)-technology            $92,283      $92,782     $102,282     $121,660   $1,189,635
NPV net cash outlay (income) - technology             $85,503      $85,529      $93,808     $111,015


LIQUID ASSET POSITION
Cash and short-term investments - start of month   $3,002,670   $2,868,181   $2,782,567   $2,686,519
Less: cash expenses net of revenue                    146,983       97,652      107,482      126,360
Plus: interest income                                  12,494       12,038       11,434       14,940
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $2,868,181   $2,782,567   $2,686,519   $2,575,099

IMATEC LTD.
PRESENT VALUE ANALYSIS
SCENARIO A - STATUS QUO, NO REVENUE

                                                         1999
Revenue:                                                  Jan          Feb          Mar        April
     License fees and royalties - new licenses             $0           $0           $0           $0
     Patent infringement settlements                        0            0            0            0
     Patent infringement judgments                          0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Total revenue from technology                       $0           $0           $0           $0
Expenses:
     Technology royalty - Dr. Shalit                  $13,506      $13,506      $13,506      $13,506
     Salary - Dr. Shalit                                5,342        5,342        5,342        5,342
     Other salaries                                    21,828       21,828       22,006       22,006
     Payroll taxes and benefits                         5,430        5,430        5,444        5,444
     Selling and travel expenses                        7,000        7,000       17,000       22,000
     Legal fees                                        17,875       17,875       17,875       17,875
     Consulting fees                                        0            0            0            0
     R & D expenses                                     5,000        5,000        5,000        5,000
     Other expenses                                    29,531       24,861       49,361       50,056
       Total expenses                                 105,512      100,842      135,534      141,229
     Less: public company expenses (incl. legal)        4,870        5,200       29,700       29,870
     Less: non-cash expenses                            1,706        1,706        1,706        1,706
                                                   ----------   ----------   ----------   ----------
       Total technology-related cash expenses          98,936       93,936      104,128      109,653
       Less: revenue                                        0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Net cash outlay (income)-technology            $98,936      $93,936     $104,128     $109,653
NPV net cash outlay (income) - technology             $89,821      $84,849      $93,578      $98,043


LIQUID ASSET POSITION
Cash and short-term investments - start of month   $2,575,099   $2,480,757   $2,390,662   $2,265,421
Less: cash expenses net of revenue                    103,806       99,136      133,828      139,523
Plus: interest income                                   9,464        9,041        8,587        8,045
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $2,480,757   $2,390,662   $2,265,421   $2,133,943


Revenue:                                                  May         June         July       August
     License fees and royalties - new licenses             $0           $0           $0           $0
     Patent infringement settlements                        0            0            0            0
     Patent infringement judgments                          0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Total revenue from technology                       $0           $0           $0           $0
Expenses:
     Technology royalty - Dr. Shalit                  $13,506      $13,506      $14,181      $14,181
     Salary - Dr. Shalit                                8,013        5,342        5,609        5,609
     Other salaries                                    33,009       22,006       22,006       22,006
     Payroll taxes and benefits                         6,490        5,444        5,465        5,465
     Selling and travel expenses                        7,000        7,000        7,000        7,000
     Legal fees                                        17,875       17,875       17,875       17,875
     Consulting fees                                        0            0            0            0
     R & D expenses                                     5,000        5,000        5,000        5,000
     Other expenses                                    24,886       27,886       25,056       24,886
       Total expenses                                 115,779      104,059      102,192      102,022
     Less: public company expenses (incl. legal)        5,200        4,700        4,870        5,200
     Less: non-cash expenses                            1,706        1,706        1,706        1,706
                                                   ----------   ----------   ----------   ----------
       Total technology-related cash expenses         108,873       97,653       95,616       95,116
       Less: revenue                                        0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Net cash outlay (income)-technology           $108,873      $97,653      $95,616      $95,116
NPV net cash outlay (income) - technology             $96,852      $86,430      $84,197      $83,332

LIQUID ASSET POSITION
Cash and short-term investments - start of month   $2,133,943   $2,027,435   $1,932,249   $1,838,535
Less: cash expenses net of revenue                    114,073      102,353      100,486      100,316
Plus: interest income                                   7,565        7,167        6,772        6,381
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $2,027,435   $1,932,249   $1,838,535   $1,744,600


                                                                                                            Total
Revenue:                                                Sept.         Oct.         Nov.         Dec.         1999
     License fees and royalties - new licenses             $0           $0           $0           $0           $0
     Patent infringement settlements                        0            0            0            0            0
     Patent infringement judgments                          0            0            0            0            0
                                                   ----------   ----------   ----------   ----------   ----------
       Total revenue from technology                       $0           $0           $0           $0           $0
Expenses:
     Technology royalty - Dr. Shalit                  $14,181      $14,181      $14,181      $14,181     $166,122
     Salary - Dr. Shalit                                5,609        5,609        5,609        8,414       71,182
     Other salaries                                    22,006       22,390       22,390       33,585      287,066
     Payroll taxes and benefits                         5,465        5,494        5,494        6,565       67,630
     Selling and travel expenses                        7,000        7,000       17,000       22,000      134,000
     Legal fees                                        17,875       17,875       17,875       17,875      214,500
     Consulting fees                                        0            0            0            0            0
     R & D expenses                                     5,000        5,000        5,000        5,000       60,000
     Other expenses                                    74,411       25,081       24,911       34,161      415,087
                                                                                                       ----------
       Total expenses                                 151,547      102,630      112,460      141,781    1,415,587
     Less: public company expenses (incl. legal)       54,700        4,870        5,200        4,700      159,080
     Less: non-cash expenses                            1,706        1,706        1,706        1,706       20,472
                                                   ----------   ----------   ----------   ----------   ----------
       Total technology-related cash expenses          95,141       96,054      105,554      135,375    1,236,035
       Less: revenue                                        0            0            0            0            0
                                                   ----------   ----------   ----------   ----------   ----------
       Net cash outlay (income)-technology            $95,141      $96,054     $105,554     $135,375   $1,236,035
NPV net cash outlay (income) - technology             $82,931      $83,302      $91,076     $116,214


LIQUID ASSET POSITION
Cash and short-term investments - start of month   $1,744,600   $1,600,671   $1,505,185   $1,399,247
Less: cash expenses net of revenue                    149,841      100,924      110,754      140,075
Plus: interest income                                   5,912        5,438        4,816        4,085
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $1,600,671   $1,505,185   $1,399,247   $1,263,257

IMATEC LTD.
PRESENT VALUE ANALYSIS
SCENARIO A - STATUS QUO, NO REVENUE

                                                         2000
Revenue:                                                  Jan          Feb          Mar        April
     License fees and royalties - new licenses             $0           $0           $0           $0
     Patent infringement settlements                        0            0            0            0
     Patent infringement judgments                          0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Total revenue from technology                       $0           $0           $0           $0
Expenses:
     Technology royalty - Dr. Shalit                  $14,181      $14,181      $14,181      $14,181
     Salary - Dr. Shalit                                5,609        5,609        5,609        5,609
     Other salaries                                    22,920       22,920       23,107       23,107
     Payroll taxes and benefits                         5,769        5,769        5,784        5,784
     Selling and travel expenses                        7,000        7,000       17,000       22,000
     Legal fees                                        18,444       18,444       18,444       18,444
     Consulting fees                                        0            0            0            0
     R & D expenses                                     5,000        5,000        5,000        5,000
     Other expenses                                    29,635       24,965       24,464       25,135
       Total expenses                                 108,558      103,888      113,589      119,260
     Less: public company expenses (incl. legal)        4,870        4,870        4,870        4,870
     Less: non-cash expenses                            1,706        1,706        1,706        1,706
                                                   ----------   ----------   ----------   ----------
       Total technology-related cash expenses         101,982       97,312      107,013      112,684
       Less: revenue                                        0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Net cash outlay (income)-technology           $101,982      $97,312     $107,013     $112,684
NPV net cash outlay (income) - technology             $87,104      $82,693      $90,475      $94,787


LIQUID ASSET POSITION
Cash and short-term investments - start of month   $1,263,257   $1,160,089   $1,061,291     $952,504
Less: cash expenses net of revenue                    106,852      102,182      111,883      117,554
Plus: interest income                                   3,684        3,384        3,095        2,778
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $1,160,089   $1,061,291     $952,504     $837,728


Revenue:                                                  May         June         July       August
     License fees and royalties - new licenses             $0           $0           $0           $0
     Patent infringement settlements                        0            0            0            0
     Patent infringement judgments                          0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Total revenue from technology                       $0           $0           $0           $0
Expenses:
     Technology royalty - Dr. Shalit                  $14,181      $14,181      $20,833      $20,833
     Salary - Dr. Shalit                                8,414        5,609            0            0
     Other salaries                                    34,660       23,107       28,996       28,996
     Payroll taxes and benefits                         6,882        5,784        5,805        5,805
     Selling and travel expenses                        7,000        7,000        7,000        7,000
     Legal fees                                        18,444       18,444       18,444       18,444
     Consulting fees                                        0            0            0            0
     R & D expenses                                     5,000        5,000        5,000        5,000
     Other expenses                                    24,990       27,990       19,218       19,048
       Total expenses                                 119,571      107,115      105,296      105,126
     Less: public company expenses (incl. legal)        4,870        4,870        4,870        4,870
     Less: non-cash expenses                            1,706        1,706        1,706        1,706
                                                   ----------   ----------   ----------   ----------
       Total technology-related cash expenses         112,995      100,539       98,720       98,550
       Less: revenue                                        0            0            0            0
                                                   ----------   ----------   ----------   ----------
       Net cash outlay (income)-technology           $112,995     $100,539      $98,720      $98,550
NPV net cash outlay (income) - technology             $94,566      $83,715      $81,783      $81,228

LIQUID ASSET POSITION
Cash and short-term investments - start of month     $837,728     $722,306     $619,004     $517,219
Less: cash expenses net of revenue                    117,865      105,409      103,590      103,420
Plus: interest income                                   2,443        2,107        1,805        1,509
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month       $722,306     $619,004     $517,219     $415,308



                                                                                                             Total
Revenue:                                                Sept.         Oct.         Nov.         Dec.          2000
     License fees and royalties - new licenses             $0           $0           $0           $0            $0
     Patent infringement settlements                        0            0            0            0
     Patent infringement judgments                          0            0            0            0
                                                   ----------   ----------   ----------   ----------    ----------
       Total revenue from technology                       $0           $0           $0           $0            $0
Expenses:
     Technology royalty - Dr. Shalit                  $20,833      $20,833      $20,833      $20,833      $210,084
     Salary - Dr. Shalit                                    0            0            0            0        36,459
     Other salaries                                    28,996       28,996       28,996       44,099       338,900
     Payroll taxes and benefits                         5,738        5,769        5,769        6,893        71,551
     Selling and travel expenses                        7,000        7,000       17,000       22,000       134,000
     Legal fees                                        18,444       18,444       18,444       18,444       221,328
     Consulting fees                                        0            0            0            0             0
     R & D expenses                                     5,000        5,000        5,000        5,000        60,000
     Other expenses                                    63,989       19,084       19,084       27,731       325,333
                                                                                                        ----------
       Total expenses                                 150,000      105,126      115,126      145,000     1,397,655
     Less: public company expenses (incl. legal)       54,700        4,870        5,200        4,700       108,430
     Less: non-cash expenses                            1,706        1,706        1,706        1,706        20,472
                                                   ----------   ----------   ----------   ----------    ----------
       Total technology-related cash expenses          93,594       98,550      108,220      138,594     1,268,753
       Less: revenue                                        0            0            0            0             0
                                                   ----------   ----------   ----------   ----------    ----------
       Net cash outlay (income)-technology            $93,594      $98,550     $108,220     $138,594    $1,268,753
NPV net cash outlay (income) - technology             $76,751      $80,405      $87,847     $111,932


LIQUID ASSET POSITION
Cash and short-term investments - start of month     $415,308     $268,225     $165,587      $52,650
Less: cash expenses net of revenue                    148,294      103,420      113,420      143,294
Plus: interest income                                   1,211          782          483          154
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month       $268,225     $165,587      $52,650     ($90,490)

IMATEC LTD.                                                            Exhibit C
PRESENT VALUE ANALYSIS
SCENARIO B - STATUS QUO, REVENUE COMMENCING 1998

                                                          1997                                                                 Total
Revenue:                                                  July      August       Sept.        Oct.        Nov.        Dec.      1997
License fees and royalties - new licensees                   0           0           0           0           0           0         0
Patent infringement settlements                              0           0           0           0           0           0         0
Patent infringement judgments                                0           0           0           0           0           0         0
                                                    ----------  ----------  ----------  ----------  ----------  ----------  --------
  Total revenue from technology                             $0          $0          $0          $0          $0          $0        $0

Expenses:
 Technology royalty - Dr. Shalit                       $12,863     $12,863     $12,863     $12,863     $12,863     $12,863   $77,178
 Salary - Dr. Shalit                                     5,088       5,088       5,088       5,088       5,088       7,632    33,072
 Other salaries                                         12,379      12,379      12,379      12,744      12,744      25,548    88,173
 Payroll taxes and benefits                              4,657       4,657       4,657       4,703       4,703       5,682    29,059
 Selling and travel expenses                             5,000       5,000       5,000       5,000      15,000      20,000    55,000
 Legal fees                                             17,333      17,333      17,333      17,333      17,333      17,333   103,998
 Consulting fees                                        33,560      33,560      33,560      33,560      33,560      29,166   196,966
 R & D expenses                                          5,000       5,000       5,000       5,000       5,000       5,000    30,000
 Other expenses                                         34,687      33,517     109,017      58,669      34,499      31,562   301,951
                                                    ----------  ----------  ----------  ----------  ----------  ----------  --------
   Total expenses                                      130,567     129,397     204,897     154,960     140,790     154,786   915,397
 Less: public company expenses (incl. legal)             4,870       5,200      79,700      29,870       5,200       4,700   129,540
 Less: non-cash expenses                                35,266      35,266      35,266      35,266      35,266      30,872   207,202
                                                    ----------  ----------  ----------  ----------  ----------  ----------  --------
  Total technology-related cash expenses               $90,431     $88,931     $89,931     $89,824    $100,324    $119,214  $578,655
  Less: revenue                                              0           0           0           0           0           0        $0
                                                    ----------  ----------  ----------  ----------  ----------  ----------  --------
  Net cash outlay (income) - technology                $90,431     $88,931     $89,931     $89,824    $100,324    $119,214  $578,655



                                                         6.29%
Discount rate per month                                  0.51%
NPV net cash outlay (income) - technology              $89,972     $88,031     $88,569     $88,015     $97,804    $115,630
Total NPV, technology net cash outflows, status qu  $2,801,717

LIQUID ASSET POSITION
Cash and short-term invest. - start of month        $4,377,304  $4,300,655  $4,224,780  $4,072,194  $3,969,296  $3,879,911
Less:  cash expenses net of revenue                     95,301      94,131     169,631     119,694     105,524     123,914
Plus:  interest income                                  18,652      18,256      17,045      16,796      16,139       6,590
                                                    ----------  ----------  ----------  ----------  ----------  ----------
Cash and short-term invest. - end of month          $4,300,655  $4,224,780  $4,072,194  $3,969,296  $3,879,911  $3,762,587

IMATEC LTD.
PRESENT VALUE ANALYSIS
SCENARIO B - STATUS QUO, REVENUE COMMENCING 1998

                                                            1999
Revenue:                                                     Jan             Feb             Mar           April
 License fees and royalties - new licensees              $41,667         $41,667         $41,667         $41,667
 Patent infringement settlements                               0               0               0               0
 Patent infringement judgments                                 0               0               0               0
                                                      ----------      ----------      ----------      ----------
  Total revenue from technology                          $41,667         $41,667         $41,667         $41,667
Expenses:
 Technology royalty - Dr. Shalit                         $13,506         $13,506         $13,506         $13,506
 Salary - Dr. Shalit                                       5,342           5,342           5,342           5,342
 Other salaries                                           21,828          21,828          22,006          22,006
 Payroll taxes and benefits                                5,430           5,430           5,444           5,444
 Selling and travel expenses                               7,000           7,000          17,000          22,000
 Legal fees                                               17,875          17,875          17,875          17,875
 Consulting fees                                               0               0               0               0
 R & D expenses                                            5,000           5,000           5,000           5,000
 Other expenses                                           29,531          24,861          49,361          50,056
  Total expenses                                         105,512         100,842         135,534         141,229
 Less: public company expenses (incl. legal)               4,870           5,200          29,700          29,870
 Less: non-cash expenses                                   1,706           1,706           1,706           1,706
                                                      ----------      ----------      ----------      ----------
  Total technology-related cash expenses                  98,936          93,936         104,128         109,653
  Less: revenue                                           41,667          41,667          41,667          41,667
                                                      ----------      ----------      ----------      ----------
  Net cash outlay (income) - technology                  $57,269         $52,269         $62,461         $67,986

NPV net cash outlay (income) - technology                $51,993         $47,213         $56,133         $60,788

LIQUID ASSET POSITION
Cash and short-term investments - start of month      $2,700,099      $2,649,210      $2,602,779      $2,521,463
Less: cash expenses net of revenue                        62,139          57,469          92,161          97,856
Plus: interest income                                     11,250          11,038          10,845          10,506
                                                      ----------      ----------      ----------      ----------
Cash and short-term investments - end of month        $2,649,210      $2,602,779      $2,521,463      $2,434,112

Revenue:                                                     May            June            July          August
 License fees and royalties - new licensees              $41,667         $41,667         $41,667         $41,667
 Patent infringement settlements                               0               0               0               0
 Patent infringement judgments                                 0               0               0               0
                                                      ----------      ----------      ----------      ----------
  Total revenue from technology                          $41,667         $41,667         $41,667         $41,667
Expenses:
 Technology royalty - Dr. Shalit                         $13,506         $13,506         $14,181         $14,181
 Salary - Dr. Shalit                                       8,013           5,342           5,609           5,609
 Other salaries                                           33,009          22,006          22,006          22,006
 Payroll taxes and benefits                                6,490           5,444           5,465           5,465
 Selling and travel expenses                               7,000           7,000           7,000           7,000
 Legal fees                                               17,875          17,875          17,875          17,875
 Consulting fees                                               0               0               0               0
 R & D expenses                                            5,000           5,000           5,000           5,000
 Other expenses                                           24,886          27,886          25,056          24,886
  Total expenses                                         115,779         104,059         102,192         102,022
 Less: public company expenses (md. legal)                 5,200           4,700           4,870           5,200
 Less: non-cash expenses                                   1,706           1,706           1,706           1,706
                                                      ----------      ----------      ----------      ----------
  Total technology-related cash expenses                 108,873          97,653          95,616          95,116
 Less: revenue                                            41,667          41,667          41,667          41,667
                                                      ----------      ----------      ----------      ----------
 Net cash outlay (income) - technology                   $67,206         $55,986         $53,949         $53,449

NPV net cash outlay (income) - technology                $59,786         $49,552         $47,507         $46,828

LIQUID ASSET POSITION
Cash and short-term investments - start of month      $2,434,112      $2,371,848      $2,321,045      $2,271,896
Less: cash expenses net of revenue                        72,406          60,686          58,819          58,649
Plus: interest income                                     10,142           9,883           9,671           9,466
                                                      ----------      ----------      ----------      ----------
Cash and short-term investments - end of month        $2,371,848      $2,321,045      $2,271,896      $2,222,713

                                                                                                                           Total
Revenue:                                                   Sept.            Oct.            Nov.            Dec.            1999
 License fees and royalties - new licensees              $41,667         $41,667         $45,833         $45,833        $508,333
 Patent infringement settlements                               0               0               0               0               0
 Patent infringement judgments                                 0               0               0               0               0
                                                      ----------      ----------      ----------      ----------      ----------
  Total revenue from technology                          $41,667         $41,667         $45,833         $45,833        $508,333
Expenses:
 Technology royalty - Dr. Shalit                         $14,181         $14,181         $14,181         $14,181        $166,122
 Salary - Dr. Shalit                                       5,609           5,609           5,609           8,414          71,182
 Other salaries                                           22,006          22,390          22,390          33,585         287,066
 Payroll taxes and benefits                                5,465           5,494           5,494           6,565          67,630
 Selling and travel expenses                               7,000           7,000          17,000          22,000         134,000
 Legal fees                                               17,875          17,875          17,875          17,875         214,500
 Consulting fees                                               0               0               0               0               0
 R & D expenses                                            5,000           5,000           5,000           5,000          60,000
 Other expenses                                           74,411          25,081          24,911          34,161         415,087
                                                                                                                      ----------
  Total expenses                                         151,547         102,630         112,460         141,781       1,415,587
 Less: public company expenses (incl. legal)              54,700           4,870           5,200           4,700         159,080
 Less: non-cash expenses                                   1,706           1,706           1,706           1,706          20,472
                                                      ----------      ----------      ----------      ----------      ----------
  Total technology-related cash expenses                  95,141          96,054         105,554         135,375       1,236,035
  Less: revenue                                           41,667          41,667          45,833          45,833         508,333
                                                      ----------      ----------      ----------      ----------      ----------
  Net cash outlay (income) - technology                  $53,474         $54,387         $59,721         $89,542        $727,702

NPV net cash outlay (income) - technology                $46,612         $47,167         $51,529         $76,868

LIQUID ASSET POSITION
Cash and short-term investments - start of month      $2,222,713      $2,123,800      $2,073,392      $2,017,110
Less: cash expenses net of revenue                       108,174          59,257          64,921          94,242
Plus: interest income                                      9,261           8,849           8,639           8,405
                                                      ----------      ----------      ----------      ----------
Cash and short-term investments - end of month        $2,123,800      $2,073,392      $2,017,110      $1,931,273

IMATEC LTD.
PRESENT VALUE ANALYSIS
SCENARIO B - STATUS QUO, REVENUE COMMENCING 1998

                                                           1998
Revenue:                                                     Jan             Feb             Mar           April
 License fees and royalties - new licensees                    0               0               0               0
 Patent infringement settlements                               0               0               0               0
 Patent infringement judgments                                 0               0               0               0
                                                      ----------      ----------      ----------      ----------
  Total revenue from technology                       $        0      $        0      $        0      $        0

Expenses:
 Technology royalty - Dr. Shalit                      $   12,863      $   12,863      $   12,863      $   12,863
 Salary - Dr. Shalit                                       5,088           5,088           5,088           5,088
 Other salaries                                           13,225          13,225          13,548          13,548
 Payroll taxes and benefits                                5,034           5,034           5,058           5,058
 Selling and travel expenses                               6,000           6,000          16,000          21,000
 Legal fees                                               17,333          17,333          17,333          17,333
 Consulting fees                                               0               0               0               0
 R & D expenses                                            5,000           5,000           5,000           5,000
 Other expenses                                           43,027          33,356          32,856          58,526
                                                      ----------      ----------      ----------      ----------
  Total expenses                                         107,570          97,899         107,746         138,416
 Less: public company expenses (incl. legal)               9,870           5,200           4,700          29,870
 Less: non-cash expenses                                   1,706           1,706           1,706           1,706
                                                      ----------      ----------      ----------      ----------
  Total technology-related cash expenses              $   95,994      $   90,993      $  101,340      $  106,840
  Less: revenue                                                0               0               0               0
                                                      ----------      ----------      ----------      ----------
  Net cash outlay (income) - technology               $   95,994      $   90,993      $  101,340      $  106,840

NPV net cash outlay (income) - technology             $   92,636      $   87,364      $   96,805      $  101,541

LIQUID ASSET POSITION
Cash and short-term investments - start of month      $3,762,587      $3,672,650      $3,591,967      $3,501,052
Less: cash expenses net of revenue                       105,864          96,193         106,040         136,710
Plus: interest income                                     15,927          15,510          15,125          14,651
                                                      ----------      ----------      ----------      ----------
Cash and short-term investments - end of month        $3,672,650      $3,591,967      $3,501,052      $3,378,993

Revenue:                                                     May            June            July          August
 License fees and royalties - new licensees                    0               0               0               0
 Patent infringement settlements                               0               0               0               0
 Patent infringement judgments                                 0               0               0               0
                                                      ----------      ----------      ----------      ----------
  Total revenue from technology                       $        0      $        0      $        0      $        0


Expenses:
 Technology royalty - Dr. Shalit                      $   12,863      $   12,863      $   12,863      $   12,863
 Salary - Dr. Shalit                                       7,632           5,088           5,342           5,342
 Other salaries                                           26,754          13,548          13,802          13,802
 Payroll taxes and benefits                                5,058           5,058           5,058           5,058
 Selling and travel expenses                               6,000           6,000           6,000           6,000
 Legal fees                                               17,333          17,333          17,333          17,333
 Consulting fees                                               0               0               0               0
 R & D expenses                                            5,000           5,000           5,000           5,000
 Other expenses                                           56,822          36,357          33,960          33,790
                                                      ----------      ----------      ----------      ----------
  Total expenses                                         137,462         101,247          99,358          99,188
 Less: public company expenses (incl. legal)              30,200           4,700           4,870           5,200
 Less: non-cash expenses                                   1,706           1,706           1,706           1,706
                                                      ----------      ----------      ----------      ----------
  Total technology-related cash expenses              $  105,556      $   94,841      $   92,782      $   92,282
  Less: revenue                                                0               0               0               0
                                                      ----------      ----------      ----------      ----------
  Net cash outlay (income) - technology               $  105,556      $   94,841      $   92,782      $   92,282


NPV net cash outlay (income) - technology             $   99,812      $   89,225      $   86,845      $   85,938


LIQUID ASSET POSITION
Cash and short-term investments - start of month      $3,378,993      $3,257,373      $3,171,533      $3,087,204
Less: cash expenses net of revenue                       135,756          99,541          97,652          97,482
Plus: interest income                                     14,136          13,701          13,323          12,948
                                                      ----------      ----------      ----------      ----------
Cash and short-term investments - end of month        $3,257,373      $3,171,533      $3,087,204      $3,002,670




                                                                                                                           Total
Revenue:                                                   Sept.            Oct.            Nov.            Dec.            1998
 License fees and royalties - new licensees                    0      $   41,667      $   41,667      $   41,667      $  125,000
 Patent infringement settlements                               0               0               0               0               0
 Patent infringement judgments                                 0               0               0               0               0
                                                      ----------      ----------      ----------      ----------      ----------
  Total revenue from technology                       $        0      $   41,667      $   41,667      $   41,667      $  125,000


Expenses:
 Technology royalty - Dr. Shalit                      $   12,863      $   12,863      $   12,863      $   12,863      $  154,356
 Salary - Dr. Shalit                                       5,342           5,342           5,342           8,013          67,795
 Other salaries                                           13,802          13,802          13,802          27,135         189,993
 Payroll taxes and benefits                                5,058           5,058           5,058           5,058          60,648
 Selling and travel expenses                               6,000           6,000          16,000          21,000         122,000
 Legal fees                                               17,333          17,333          17,333          17,333         207,996
 Consulting fees                                               0               0               0               0               0
 R & D expenses                                            5,000           5,000           5,000           5,000          60,000
 Other expenses                                           83,291          33,960          33,790          31,664         511,399
                                                      ----------      ----------      ----------      ----------      ----------
  Total expenses                                         148,689          99,358         109,188         128,066       1,374,187
 Less: public company expenses (incl. legal)              54,700           4,870           5,200           4,700         164,080
 Less: non-cash expenses                                   1,706           1,706           1,706           1,706          20,472
                                                      ----------      ----------      ----------      ----------      ----------
  Total technology-related cash expenses              $   92,283      $   92,782      $  102,282      $  121,660      $1,189,635
 Less: revenue                                                 0          41,667          41 667          41,667      $  125,000
                                                      ----------      ----------      ----------      ----------      ----------
 Net cash outlay (income) - technology                $   92,283      $   51,115      $   60,615      $   79,993      $1,064,635


NPV net cash outlay (income) - technology             $   85,503      $   47,120      $   55,594      $   72,994


LIQUID ASSET POSITION
Cash and short-term investments - start of month      $3,002,670      $2,868,181      $2,824,234      $2,769,852
Less: cash expenses net of revenue                       146,983          55,985          65,815          84,693
Plus: interest income                                     12,494          12,038          11,434          14,940
                                                      ----------      ----------      ----------      ----------
Cash and short-term investments - end of month        $2,868,181      $2,824,234      $2,769,852      $2,700,099

IMATEC LTD.
PRESENT VALUE ANALYSIS
SCENARIO B -STATUS QUO, REVENUE COMMENCING 1998

                                                         2000
Revenue:                                                  Jan          Feb          Mar         April
  License fees and royalties - new licensees       $   45,833   $   45,833   $   45,833   $   45,833
  Patent infringement settlements                           0            0            0            0
  Patent infringement judgments                             0            0            0            0
    Total revenue from technology                  $   45,833   $   45,833   $   45,833   $   45,833
Expenses:
  Technology royalty - Dr. Shalit                  $   14,181   $   14,181   $   14,181   $   14,181
  Salary - Dr. Shalit                                   5,609        5,609        5,609        5,609
  Other salaries                                       22,920       22,920       23,107       23,107
  Payroll taxes and benefits                            5,769        5,769        5,784        5,784
  Selling and travel expenses                           7,000        7,000       17,000       22,000
  Legal fees                                           18,444       18,444       18,444       18,444
  Consulting fees                                           0            0            0            0
  R & D expenses                                        5,000        5,000        5,000        5,000
  Other expenses                                       29,635       24,965       24,464       25,135
    Total expenses                                    108,558      103,888      113,589      119,260
  Less: public company expenses (incl. legal)           4,870        4,870        4,870        4,870
  Less: non-cash expenses                               1,706        1,706        1,706        1,706
                                                    ----------   ----------   ----------   ----------
    Total technology-related cash expenses            101,982       97,312      107,013      112,684
    Less: revenue                                      45,833       45,833       45,833       45,833
                                                   ----------   ----------   ----------   ----------
    Net cash outlay (income) - technology          $   56,149   $   51,479   $   61,180   $   66,851

NPV net cash outlay (income) - technology          $   47,957   $   43,745   $   51,725   $   56,233

LIQUID ASSET POSITION
Cash and short-term investments - start of month   $1,931,273   $1,878,302   $1,829,779   $1,771,354
Less: cash expenses net of revenue                     61,019       56,349       66,050       71,721
Plus: interest income                                   8,047        7,826        7,624        7,381
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $1,878,302   $1,829,779   $1,771,354   $1,707,014


Revenue:                                                  May         June         July       August
  License fees and royalties - new licensees       $   45,833   $   45,833   $   45,833   $   45,833
  Patent infringement settlements                           0            0            0            0
  Patent infringement judgments                             0            0            0            0
                                                   ----------   ----------   ----------   ----------
    Total revenue from technology                  $   45,833   $   45,833     $45, 833   $   45,833
Expenses:
  Technology royalty - Dr. Shalit                  $   14,181   $   14,181   $   20,833   $   20,833
  Salary - Dr. Shalit                                   8,414        5,609            0            0
  Other salaries                                       34,660       23,107       28,996       28,996
  Payroll taxes and benefits                            6,882        5,784        5,805        5,805
  Selling and travel expenses                           7,000        7,000        7,000        7,000
  Legal fees                                           18,444       18,444       18,444       18,444
  Consulting fees                                           0            0            0            0
  R & D expenses                                        5,000        5,000        5,000        5,000
  Other expenses                                       24,990       27,990       19,218       19,048
    Total expenses                                    119,571      107,115      105,296      105,126
  Less: public company expenses (incl. legal)           4,870        4,870        4,870        4,870
  Less: non-cash expenses                               1,706        1,706        1,706        1,706
                                                   ----------   ----------   ----------   ----------
    Total technology-related cash expenses            112,995      100,539       98,720       98,550
    Less: revenue                                      45,833       45,833       45,833       45,833
                                                   ----------   ----------   ----------   ----------
    Net cash outlay (income) - technology          $   67,162   $   54,706   $   52,887   $   52,717

NPV net cash outlay (income) - technology          $   56,208   $   45,551   $   43,813   $   43,451


LIQUID ASSET POSITION
Cash and short-term investments - start of month   $1,707,014   $1,642,095   $1,589,361   $1,538,227
Less: cash expenses net of revenue                     72,032       59,576       57,757       57,587
Plus: interest income                                   7,113        6,842        6,622        6,409
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $1,642,095   $1,589,361   $1,538,227   $1,487,049





                                                                                                            Total
Revenue:                                                Sept.         Oct.         Nov.         Dec.         2000
  License fees and royalties - new licensees       $   45,833   $   45,833   $   49,583   $   49,583   $  557,500
  Patent infringement settlements                           0            0            0            0
  Patent infringement judgments                             0            0            0            0
                                                   ----------   ----------   ----------   ----------
    Total revenue from technology                  $   45,833   $   45,833   $   49,583   $   49,583   $  557,500
Expenses:
  Technology royalty - Dr. Shalit                  $   20,833   $   20,833   $   20,833   $   20,833   $  210,084
  Salary - Dr. Shalit                                       0            0            0            0       36,459
  Other salaries                                       28,996       28,996       28,996       44,099      338,900
  Payroll taxes and benefits                            5,738        5,769        5,769        6,893       71,551
  Selling and travel expenses                           7,000        7,000       17,000       22,000      134,000
  Legal fees                                           18,444       18,444       18,444       18,444      221,328
  Consulting fees                                           0            0            0            0            0
  R & D expenses                                        5,000        5,000        5,000        5,000       60,000
  Other expenses                                       63,989       19,084       19,084       27,731      325,333
                                                                                                       ----------
    Total expenses                                    150,000      105,126      115,126      145,000    1,397,655
  Less: public company expenses (incl. legal)          54,700        4,870        5,200        4,700      108,430
  Less: non-cash expenses                               1,706        1,706        1,706        1 706       20,472
                                                   ----------   ----------   ----------   ----------   ----------
    Total technology-related cash expenses             93,594       98,550      108,220      138,594    1,268,753
    Less: revenue                                      45,833       45,833       49,583       49,583      557,500
                                                   ----------   ----------   ----------   ----------   ----------
    Net cash outlay (income) - technology          $   47,761   $   52,717   $   58,637   $   89,011   $  711,253

NPV net cash outlay (income) - technology          $   39,166   $   43,011   $   47,598   $   71,887



LIQUID ASSET POSITION
Cash and short-term investments - start of month   $1,487,049   $1,390,785   $1,338,993   $1,280,735
Less: cash expenses net of revenue                    102,461       57,587       63,837       93,711
Plus: interest income                                   6,196        5,795        5,579        5,336
                                                   ----------   ----------   ----------   ----------
Cash and short-term investments - end of month     $1,390,785   $1,338,993   $1,280,735   $1,192,361


                                                                       Exhibit D
                                                                       ---------

IMATEC, LTD.
PROPOSED TRANSACTION - COMPANY CASH OUTFLOWS
SCENARIO A - $0.50 SALE PRICE PER SHARE
35% CAPITAL GAINS TAX RATE

                                                                         1997       1997       1998       1998       1999       1999
                                                                         July       Dec.       June       Dec.       June       Dec.
Future guaranteed payments:
  No. of shares to be sold by Dr. Shalit                                  n/a    128,480    256,959    171,306    171,306    107,066
  Assumed market price per share sold                                     n/a   $   0.50   $   0.50   $   0.50   $   0.50   $   0.50
  Proceeds from shares sold                                               n/a     64,240    128,480     85,653     85,653     53,533
  Less: capital gains tax @ 35%                                           n/a     22,484     44,968     29,979     29,979     18,737
                                                                                  ------     ------     ------     ------     ------
  Net proceeds to Dr. Shalit from shares sold                               0     41,756     83,512     55,674     55,674     34,796
  Guaranteed after-tax amount to Dr. Shalit                          $300,000    300,000    600,000    400,000    400,000    250,000
  Remaining payment to Dr. Shalit, after income taxes @ 47%          $300,000    258,244    516,488    344,326    344,326    215,204
  (a)Cash outlay by Company: payment to Dr. Shalit, pre-tax          $566,038    487,253    974,506    649,671    649,671    406,044
  (b)Max. cash outlay by Co., repurchase @ 35% cap. gains                        461,538    923,077    615,385    615,385    384,615
  NPV of Max. Co. cash payments @ 0.51% per month                    $566,038   $447,664   $868,414   $561,539   $544,658   $330,178
  Total NPV of Maximum Co. payments, 6/30/97                       $3,318,491


IMATEC, LTD.
PROPOSED TRANSACTION - COMPANY CASH OUTFLOWS
SCENARIO B - $1.00 SALE PRICE PER SHARE
35% CAPITAL GAINS TAX RATE

                                                                         1997       1997       1998       1998       1999       1999
                                                                         July       Dec.       June       Dec.       June       Dec.
Future guaranteed payments:
  No of shares to be sold by Dr. Shalit                                   n/a    128,480    256,959    171,306    171,306    107,066
  Assumed market price per share sold                                     n/a   $   1.00   $   1.00   $   1.00   $   1.00   $   1.00
  Proceeds from shares sold                                               n/a    128,480    256,959    171,306    171,306    107,066
  Less: capital gains tax @ 35%                                           n/a     44,968     89,936     59,957     59,957     37,473
                                                                                  ------     ------     ------     ------     ------
  Net proceeds to Dr. Shalit from shares sold                               0     83,512    167,023    111,349    111,349     69,593
  Guaranteed after-tax amount to Dr. Shalit                          $300,000    300,000    600,000    400,000    400,000    250,000
  Remaining payment to Dr. Shalit, after income taxes @ 47%          $300,000    216,488    432,977    288,651    288,651    180,407
  (a)Cash outlay by Company: payment to Dr. Shalit, pre-tax          $576,923    408,468    816,937    544,625    544,625    340,391
  (b)Max. cash outlay by Co., repurchase @ 35% cap. gains                        461,538    923,077    615,385    615,385    384,615
  NPV of Company cash payments                                       $576,923   $396,189   $768,559   $496,970   $482,031   $292,213
Total NPV of Maximum Co. payments, 6/30/97                         $3,012,885

IMATEC, LTD.
PROPOSED TRANSACTION - COMPANY CASH OUTFLOWS
SCENARIO C - $0.50 SALE PRICE PER SHARE
27% CAPITAL GAINS TAX RATE

                                                                         1997       1997      1998        1998       1999       1999
                                                                         July       Dec.      June        Dec.       June       Dec.
Future guaranteed payments:
  No of shares to be sold by Dr. Shalit                                   n/a    128,480    256,959    171,306    171,306    107,066
  Assumed market price per share sold                                     n/a   $   0.50   $   0.50   $   0.50   $   0.50   $   0.50
  Proceeds from shares sold                                               n/a     64,240    128,480     85,653     85,653     53,533
  Less:  capital gains tax @ 27%                                          n/a     17,345     34,689     23,126     23,126     14,454
                                                                                --------   --------   --------   --------   --------
  Net proceeds to-Dr. Shalit from shares sold                               0     46,895     93,790     62,527     62,527     39,079
  Guaranteed after-tax amount to Dr. Shalit                          $300,000    300,000    600,000    400,000    400,000    250,000
  Remaining payment to Dr. Shalit, after income taxes @ 47%          $300,000    253,105    506,210    337,473    337,473    210,921
  (a)Cash outlay by company: payment to Dr. Shalit, pre-tax          $576,923    477,556    955,113    636,742    636,742    397,964
  (b)Max. cash outlay by Co., repurchase @  27% cap. gains                       410,959    821,918    547,945    547,945    342,466
  NPV of Company cash payments                                       $576,923   $398,605   $773,245   $500,000   $484,970   $293,994
  Total NPV of Maximum Co. payments, 6/30/97                       $3,027,737


IMATEC, LTD.
PROPOSED TRANSACTION - COMPANY CASH OUTFLOWS
SCENARIO D - $1.00 SALE PRICE PER SHARE
27% CAPITAL GAINS TAX RATE

                                                                         1997       1997      1998        1998       1999       1999
                                                                         July       Dec.      June        Dec.       June       Dec.
Future guaranteed payments:
  No of shares to be sold by Dr. Shalit                                   n/a    128,480    256,959    171,306    171,306    107,066
  Assumed market price per share sold                                     n/a   $   1.00   $   1.00   $   1.00   $   1.00   $   1.00
  Proceeds from shares sold                                               n/a    128,480    256,959    171,306    171,306    107,066
  Less: capital gains tax @ 27%                                           n/a     34,690     69,379     46,253     46,253     28,908
                                                                                --------   --------   --------   --------   --------
  Net proceeds to Dr. Shalit from shares sold                               0     93,790    187,580    125,053    125,053     78,158
  Guaranteed after-tax amount to Dr. Shalit                          $300,000    300,000    600,000    400,000    400,000    250,000
  Remaining payment to Dr. Shalit, after income taxes @ 47%          $300,000    206,210    412,420    274,947    274,947    171,842
  (a)Cash outlay by company: payment to Dr. Shalit, pre-tax          $566,038    389,075    778,151    518,767    518,767    324,230
  (b)Max. cash outlay by Co., repurchase @ 27% cap. gains                        410,959    821,918    547,945    547,945    342,466
  NPV of Company cash payments                                       $566,038   $377,379   $732,070   $473,375   $459,145   $278,339
    Total NPV of Maximum Co. payments, 6/30/97                     $2,886,346

Notes:
1. Income tax and capital gains tax rates include Federal, New York State and New York City @ maximum.

2. Cash outlay figures in bold type are the lowest amount required to be paid at each payment date.

                                                                      Exhibit E
                                                                      ---------

IMATEC, LTD.
PUBLIC SALE VS. COMPANY REPURCHASE ANALYSIS
EQUILIBRIUM PER-SHARE PRICE (1)

                                                           @ 35% Rate
                                                             $0.66
Example calculations:
No. shares                                                   128,480    128,480    128,480    128,480
Public price per share                                      $   0.66   $   0.25   $   1.00   $   2.00
Scenario:  Public sale of shares
Net proceeds to Dr. Shalit from shares sold                 $ 84,797   $ 32,120   $128,480   $256,960
  Less: capital gains tax @ 35%                             $ 29,679   $ 11,242   $ 44,968   $ 89,936
                                                            --------   --------   --------   --------
  Net proceeds to Dr. Shalit from shares sold               $ 55,118   $ 20,878   $ 83,512   $167,024
Gtd. Amount                                                 $300,000   $300,000   $300,000   $300,000
Remaining payment to Dr. Shalit, after income taxes @ 47%   $244,882   $279,122   $216,488   $132,976
Cash outlay by company: payment to Dr. Shalit, pre-tax      $462,042   $526,645   $408,468   $250,898

Scenario:  Company repurchase of shares
Gtd. Amount                                                 $300,000   $300,000   $300,000   $300,000
Gtd. Amount, including capital gains tax                    $461,538   $461,538   $461,538   $461,538

                                                           @ 27% Rate
                                                              $0.88
Example calculations:
No. shares                                                   128,480    128,480    128,480    128,480
Public price per share                                      $   0.66   $   0.25   $   1.00   $   2.00
Scenario:  Public sale of shares
Net proceeds to Dr. Shalit from shares sold                 $113,062   $ 32,120   $128,480   $256,960
  Less: capital gains tax @ 35%                               30,527      8,672     34,690     69,379
                                                            --------   --------   --------   --------
  Net proceeds to Dr. Shalit from shares sold               $ 82,536   $ 23,448   $ 93,790   $187,581
Gtd. Amount                                                 $300,000   $300,000   $300,000   $300,000
Remaining payment to Dr. Shalit, after income taxes @ 47%   $217,464   $276,552   $206,210   $112,419
Cash outlay by company: payment to Dr. Shalit, pre-tax      $410,310   $521,797   $389,075   $212,112


Scenario:  Company repurchase of shares
Gtd. Amount                                                 $300,000   $300,000   $300,000   $300,000
Gtd. Amount, including capital gains tax                    $410,959   $410,959   $410,959   $410,959


(1) if per share price is less, Company pays less if it repurchases shares and Dr. Shalit pays capital gains rate;
     if per share price is more, Company would pay less if Dr. Shalit sells in the public market and Dr. Shalit pays income rate on deficiency payment.
(2) based on current passed Senate and House bills, there is a possibility of Federal capital gains cut to 20% from 28%

                                                                       Exhibit F

3                                                                     Equity H P

COMPOSITE/CLOSE/PRICE TABLE                                           PAGE 1 / 3
IMATEC LTD                       (IMEC US)      PRICE 11/16    R      $  DELAYED

                                                           HI 6 1/4   ON 1/14/97
RANGE  1/2/97 TO 7/2/97       PERIOD D (D-W-M-Q-Y)        AVE 3.2319  VL   11487
                          T (T=Trd, B=Bid, A=ASK, W=Wa)   LOW 5/16    ON 5/29/97

------------------------------------------------------------------------------------------------------------------------------------
      DATE           PRICE          VOLUME           DATE          PRICE           VOLUME         DATE         PRICE          VOLUME
------------------------------------------------------------------------------------------------------------------------------------
F                                              F     6/13                                    F    5/23         13/32            1300
T                                              T     6/12                                    T    5/22          1/2             3000
W     7/ 2           7/16             1000     W     6/11           1/2              1000    W    5/21          7/16            4000
T     7/ 1                                     T     6/10           1/2               500    T    5/20          7/16            4500
M     6/30           7/16              500     M     6/ 9           1/2              1500    M    5/19         11/16            7100

F     6/27                                     F     6/ 6           1/2              7900    F    5/16          7/8            21500
T     6/26           7/16             8400     T     6/ 5                            1000    T    5/15          7/8             7000
W     6/25                                     W     6/ 4           1/2              3000    W    5/14        1 3/16           14500
T     6/24                                     T     6/ 3           7/16            10500    T    5/13        1 1/16            2200
M     6/23           1/2              2400     M     6/ 2           1/2             59400    M    5/12        1 7/16            3100

F     6/20           7/16              900     F     5/30           7/16             5600    F    5/ 9        1 7/16            2200
T     6/19           7/16            17000     T     5/29         L 5/16            40000    T    5/ 8        1 1/2            10000
W     6/18                                     W     5/28           1/2             19000    W    5/ 7       1 45/64            3000
T     6/17           1/2              3000     T     5/27          11/32            13500    T    5/ 6
M     6/16                                     M     5/26                                    M    5/ 5
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.     Frankfurt: 69-920410     Hong Kong: 2-521-3000    London: 171-330-7500     New York: 212-318-2000
Princeton: 609-279-3000            Singapore: 226-3000       Sydney: 2-9777-8600     Tokyo: 3-3201-8900      Sao Paulo: 11-3048-4500
                                                                                                      G206-259-1  10-Jul-97 14:31:57

                                                                 DG48 Equity H P

COMPOSITE/CLOSE/PRICE TABLE                                           PAGE 2 / 3
IMATEC LTD                       (IMEC US)      PRICE 11/16    R      $  DELAYED

                                                           HI 6 1/4   ON 1/14/97
RANGE  1/2/97 TO 7/2/97       PERIOD D (D-W-M-Q-Y)        AVE 3.2319  VL   11487
                          T (T=Trd, B=Bid, A=ASK, W=Wa)   LOW 5/16    ON 5/29/97

------------------------------------------------------------------------------------------------------------------------------------
      DATE           PRICE          VOLUME           DATE          PRICE           VOLUME         DATE         PRICE          VOLUME
------------------------------------------------------------------------------------------------------------------------------------
F     5/ 2                                     F     4/11        3                   6500    F    3/21       3  3/8            39200
T     5/ 1        1 21/32             4000     T     4/10        3  1/4              1000    T    3/20       3  3/8            16300
W     4/30                                     W     4/ 9                                    W    3/19       3  7/8             6500
T     4/29        1  9/16             3000     T     4/ 8        3  1/4             10000    T    3/18       4  1/8             8500
M     4/28        1  7/8              1900     M     4/ 7        2  3/4             36800    M    3/17       4  1/8             4900

F     4/25        1  9/16            41500     F     4/ 4                                    F    3/14       4  1/8             2900
T     4/24        1  5/8              8000     T     4/ 3        3                  20200    T    3/13       4  1/8             4400
W     4/23        1  7/16             4300     W     4/ 2        3  3/16             1000    W    3/12       4  1/4             2700
T     4/22        1  1/2              2900     T     4/ 1        3                  11100    T    3/11       4  1/8             6400
M     4/21        1  5/8             11300     M     3/31        3  1/8             17300    M    3/10       4  5/8            18400

F     4/18        2  3/4             15000     F     3/28                                    F    3/ 7       4  3/4            31800
T     4/17        2  7/8              2000     T     3/27        3 23/64            29300    T    3/ 6       3  7/8             9300
W     4/16        3                  13100     W     3/26        3  1/8             23000    W    3/ 5       4  1/4             3000
T     4/15        3  3/8             10500     T     3/25        3  1/2             13800    T    3/ 4       4                  3800
M     4/14        2  5/8              5800     M     3/24        3  5/8               500    M    3/ 3       4                 14900
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.     Frankfurt: 69-920410     Hong Kong: 2-521-3000    London: 171-330-7500     New York: 212-318-2000
Princeton: 609-279-3000            Singapore: 226-3000       Sydney: 2-9777-8600     Tokyo: 3-3201-8900      Sao Paulo: 11-3048-4500
                                                                                                      G206-259-1  10-Jul-97 14:31:58

                                                                 DG48 Equity H P

COMPOSITE/CLOSE/PRICE TABLE                                           PAGE 3 / 3
IMATEC LTD                       (IMEC US)      PRICE 11/16    R      $  DELAYED

                                                           HI 6 1/4   ON 1/14/97
RANGE  1/2/97 TO 7/2/97       PERIOD D (D-W-M-Q-Y)        AVE 3.2319  VL   11487
                          T (T=Trd, B=Bid, A=ASK, W=Wa)   LOW 5/16    ON 5/29/97

------------------------------------------------------------------------------------------------------------------------------------
      DATE           PRICE          VOLUME           DATE          PRICE           VOLUME         DATE         PRICE          VOLUME
------------------------------------------------------------------------------------------------------------------------------------
F     2/28           4 1/2           24900     F     2/ 7         5 3/4              6700    F    1/17        5 7/8           13900
T     2/27           4 3/8           28100     T     2/ 6         5 7/16            37600    T    1/16        5 1/2           18300
W     2/26           4 1/8           37100     W     2/ 5         5 1/2             38600    W    1/15        6 1/8           44700
T     2/25           4               43900     T     2/ 4         5 1/8             25500    T    1/14       H6 1/4           26000
M     2/24           4               60700     M     2/ 3         5 1/8             12200    M    1/13        5 3/4            8500

F     2/21           4 5/8            2500     F     1/31         5 1/8              2000    F    1/10        5 7/8            11200
T     2/20           4 7/8           14700     T     1/30         5                  3000    T    1/ 9        5 7/8            17000
W     2/19           5                3900     W     1/29         5 1/8              1000    W    1/ 8        6                74200
T     2/18           5 1/8            9500     T     1/28         5 5/16             2000    T    1/ 7        6                22400
M     2/17                                     M     1/27         5 1/8             10200    M    1/ 6        6                21500

F     2/14           5                4900     F     1/24         5 1/4              7900    F    1/ 3        4 3/4             1300
T     2/13           5                3000     T     1/23         5 1/4             19500    T    1/ 2        4 3/4              500
W     2/12           5                1000     W     1/22         5 5/16             7600
T     2/11           5                4000     T     1/21         5 3/4             11700
M     2/10           5 3/8           16400     M     1/20         5 5/8             15500
------------------------------------------------------------------------------------------------------------------------------------

Bloomberg-all rights reserved.     Frankfurt: 69-920410     Hong Kong: 2-521-3000    London: 171-330-7500     New York: 212-318-2000
Princeton: 609-279-3000            Singapore: 226-3000       Sydney: 2-9777-8600     Tokyo: 3-3201-8900      Sao Paulo: 11-3048-4500
                                                                                                      G206-259-1  10-Jul-97 14:32:00

                                  IMATEC, LTD.
                Annual Meeting of Stockholders - __________, 1997
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



         The undersigned stockholder in Imatec, Ltd. (the "Corporation") hereby constitutes and appoints Neal Factor and Josef Weiss, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of stockholders to be held at the offices of the Company, 150 East 58th Street, New York, New York, on ______________, December __, 1997, ________ ___.m., Eastern Daylight Savings Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 2.A. ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS 1 and 3.






            (Continued and to be signed and dated on the other side)

The Directors recommend a vote FOR Proposals 1, 2A and 3             Please mark
                                                                     your votes
                                                           [X]         as this
                                                                       example


                            ---------------
                                COMMON

PROPOSAL      Proposal to approve the sale of
  1.          the Company's current business       FOR     AGAINST    ABSTAIN
              to Dr. Hanoch Shalit, the
              Company's President, Chief           [ ]       [ ]        [ ]
              Executive Officer, Chairman of
              the Board and Secretary and
              ratification of the Board's actions
              in connection therewith

IF YOU VOTE FOR PROPOSAL 1, PLEASE COMPLETE THE FOLLOWING:

PROPOSAL
2.A.    Election of Directors -            FOR All nominees         WITHHOLD
        Alternative A                     listed (except a    AUTHORITY in vote
                                             marked in the     for all nominees
                                             contrary, see      listed at left
                                           instruction below)


        Clifford A. Brandeis, William M.              [ ]                [ ]
        Thompson and John M. Thompson

IF YOU VOTE AGAINST PROPOSAL 1, PLEASE COMPLETE THE FOLLOWING.
IF PROPOSAL 1 IS NOT APPROVED THE FOLLOWING PERSONS WILL BE
THE NOMINEES FOR DIRECTOR:
PROPOSAL
2.B.    Election of Directors -            FOR All nominees         WITHHOLD
        Alternative A                     listed (except a    AUTHORITY in vote
                                             marked in the     for all nominees
                                             contrary, see      listed at left
                                           instruction below)


             Dr. Hanoch Shalit, Neal Factor,
             Steven Ai, Simon Cross and Josef     [ ]                 [ ]
             Weiss


PROPOSAL      Proposal to ratify and approve the
  3.          appointment of Most Horowitz &       FOR     AGAINST     ABSTAIN
              Company as independent public
              accountants for the fiscal year      [ ]       [ ]        [ ]
              ending December 31, 1997


INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee

The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Dated , 1997_________________________________________________

Signature(s) ________________________________________________

Signatures __________________________________________________


Please sign exactly as your name appears and return this immediately in the enclosed stamped self-addressed envelope